FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-255934-04

Dated January 12, 2023	BMO 2023-C4

Structural and Collateral Term Sheet
BMO 2023-C4 Mortgage Trust
$785,102,870 (Approximate Mortgage Pool Balance)

$[ ] (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2023-C4

Bank of Montreal

Citi Real Estate Funding Inc.

LMF Commercial, LLC

Argentic Real Estate Finance LLC

3650 Real Estate Investment Trust 2 LLC

Natixis Real Estate Capital LLC

Oceanview Commercial Mortgage Finance, LLC

Greystone Commercial Mortgage Capital LLC

Starwood Mortgage Capital LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Natixis	Citigroup
Co-Lead Managers and Joint Bookrunners
Bancroft Capital, LLC Co-Manager		Drexel Hamilton Co-Manager
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated January 12, 2023	BMO 2023-C4

This material is for your information, and none of BMO Capital Markets Corp., Citigroup Global Markets Inc., Natixis Securities Americas LLC, Bancroft Capital, LLC and Drexel Hamilton, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-255934) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-866-864-7760. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2023-C4 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Structural and Collateral Term Sheet	BMO 2023-C4
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
BMO	20	47	$379,932,162	48.4%
CREFI	4	13	$82,501,292	10.5%
LMF	5	16	$77,200,000	9.8%
AREF	2	2	$51,000,000	6.5%
3650 REIT	3	16	$47,650,000	6.1%
Natixis	2	3	$46,560,897	5.9%
Oceanview	5	5	$46,062,500	5.9%
GCMC	3	5	$42,000,000	5.3%
SMC	2	2	$12,196,019	1.6%
Total:	46	109	$785,102,870	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$785,102,870
Number of Mortgage Loans:	46
Number of Mortgaged Properties:	109
Average Cut-off Date Balance per Mortgage Loan:	$17,067,454
Weighted Average Current Mortgage Rate:	5.89592%
10 Largest Mortgage Loans as % of IPB:	36.5%
Weighted Average Remaining Term to Maturity:	103 months
Weighted Average Seasoning:	4 months

Credit Statistics
Weighted Average UW NCF Debt Service Coverage Ratio (“DSCR”):	1.94x
Weighted Average UW NOI Debt Yield (“DY”):	12.2%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	53.0%
Weighted Average Maturity Date/ARD LTV:	51.7%

Other Statistics
% of Mortgage Loans with Additional Debt:	17.7%
% of Mortgage Loans with Single Tenants:	25.8%
% of Mortgage Loans secured by Multiple Properties:	28.6%

Amortization
Weighted Average Original Amortization Term:	353 months
Weighted Average Remaining Amortization Term:	352 months
% of Mortgage Loans with Interest-Only:	72.1%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	21.4%
% of Mortgage Loans with Amortizing Balloon:	6.5%

Lockboxes
% of Mortgage Loans with Hard Lockboxes:	52.0%
% of Mortgage Loans with Springing Lockboxes:	36.8%
% of Mortgage Loans with Soft Lockboxes:	6.9%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockboxes:	4.4%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	65.3%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	42.7%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	66.1%
% of Mortgage Loans Requiring Monthly TI/LC Reserves:	38.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BMO 2023-C4
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date/ARD LTV
1	70 Hudson Street	Jersey City, NJ	Natixis	1	$36,000,000	4.6%	431,281	Office	4.10x	13.3%	40.5%	40.5%
2	Rialto Industrial	Rialto, CA	AREF	1	$35,000,000	4.5%	1,106,124	Industrial	1.23x	9.7%	51.7%	51.7%
3	Gilardian NYC Portfolio	New York, NY	BMO	2	$28,000,000	3.6%	153	Multifamily	2.61x	11.5%	39.5%	39.5%
4	Weston at Copperfield	Houston, TX	BMO	1	$28,000,000	3.6%	330	Multifamily	1.79x	8.1%	42.3%	42.3%
5	IPG Portfolio	Various, Various	CREFI	8	$28,000,000	3.6%	1,791,714	Industrial	1.64x	11.1%	52.3%	52.3%
6	Latitude at South Portland	Portland, ME	BMO	1	$27,000,000	3.4%	256	Multifamily	1.58x	8.0%	63.9%	63.9%
7	Orizon Aerostructures	Various, Various	BMO	4	$27,000,000	3.4%	785,000	Industrial	1.83x	12.6%	48.9%	48.9%
8	Park West Village	New York, NY	BMO	1	$26,000,000	3.3%	850	Multifamily	2.60x	12.3%	32.6%	32.6%
9	Green Acres	Valley Stream, NY	BMO	1	$26,000,000	3.3%	2,081,286	Retail	2.10x	13.0%	54.5%	54.5%
10	575 Broadway	New York, NY	CREFI	1	$25,951,292	3.3%	176,648	Mixed Use	1.38x	12.6%	59.1%	54.7%

	Top 3 Total/Weighted Average			4	$99,000,000	12.6%			2.66x	11.5%	44.2%	44.2%
	Top 5 Total/Weighted Average			13	$155,000,000	19.7%			2.32x	10.8%	45.3%	45.3%
	Top 10 Total/Weighted Average			21	$286,951,292	36.5%			2.13x	11.2%	48.3%	47.9%
	Non-Top 10 Total/Weighted Average			88	$498,151,578	63.5%			1.84x	12.7%	55.8%	53.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BMO 2023-C4
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	70 Hudson Street	Natixis	$36,000,000	$84,000,000	BBCMS 2022-C18	Midland	Rialto	BBCMS 2022-C16 BBCMS 2022-C18	$48,000,000 $36,000,000
2	Rialto Industrial	AREF	$35,000,000	$146,000,000	BBCMS 2022-C18(1)	Midland(1)	Rialto(1)	BBCMS 2022-C18 Future Securitization(s)	$68,000,000 $78,000,000
3	Gilardian NYC Portfolio	BMO	$28,000,000	$27,750,000	BMO 2023-C4(2)	Midland(2)	LNR(2)	Future Securitization(s)	$27,750,000
5	IPG Portfolio	CREFI	$28,000,000	$75,000,000	BMARK 2022-B37	Midland	Rialto	Benchmark 2022-B37 3650R 2022-PF2	$60,000,000 $15,000,000
6	Latitude at South Portland	BMO	$27,000,000	$28,192,000	BMO 2023-C4(2)	Midland(2)	LNR(2)	Future Securitization(s)	$28,192,000
7	Orizon Aerostructures	BMO	$27,000,000	$34,095,000	BMO 2023-C4(2)	Midland(2)	LNR(2)	Future Securitization(s)	$34,095,000
8	Park West Village	BMO	$26,000,000	$161,500,000	BBCMS 2022-C17	KeyBank	KeyBank	BBCMS 2022-C17 BBCMS 2022-C18 BMO 2022-C3 Benchmark 2022-B37 Future Securitization(s)	$47,500,000 $7,500,000 $37,500,000 $62,500,000 $6,500,000
9	Green Acres	BMO	$26,000,000	$344,000,000	BMO 2023-C4(2)	Midland(2)	LNR(2)	Future Securitization(s)	$344,000,000
10	575 Broadway	CREFI	$25,951,292	$101,210,038	BMO 2023-C4(2)	Midland(2)	LNR(2)	Future Securitization(s)	$101,400,000
12	Great Lakes Crossing Outlets	BMO	$25,750,000	$154,250,000	BMO 2023-C4(2)	Midland(2)	LNR(2)	Future Securitization(s)	$154,250,000
15	WRS Retail Portfolio	LMF	$24,000,000	$60,000,000	BBCMS 2022-C18	Midland	Rialto	BBCMS 2022-C18	$60,000,000
21	Triple Net Portfolio	3650 REIT	$20,000,000	$73,500,000	3650R 2022-PF2	Midland	3650 REIT Loan Servicing LLC	3650R 2022-PF2 Future Securitization(s)	$53,500,000 $20,000,000
22	Stoney Creek Hotel Portfolio	BMO	$17,000,000	$13,900,000	BMO 2023-C4	Midland	LNR	Future Securitization(s)	$13,900,000
26	800 Cesar Chavez	3650 REIT	$15,000,000	$23,000,000	3650R 2022-PF2	Midland	3650 REIT Loan Servicing LLC	3650R 2022-PF2 Future Securitization(s)	$13,000,000 $10,000,000
28	Kingston Square Apartments	BMO	$14,000,000	$37,000,000	BMO 2022-C3	Midland	Midland	BMO 2022-C3	$37,000,000
30	PetSmart HQ	3650 REIT	$12,650,000	$55,350,000	3650R 2021-PF1	Midland	3650 REIT Loan Servicing LLC	3650R 2021-PF1 3650R 2022-PF2 Future Securitization(s)	$23,000,000 $10,000,000 $22,350,000
33	Oak Ridge Office Park	Natixis	$10,560,897	$15,841,346	BBCMS 2022-C16	Midland	LNR	BBCMS 2022-C16	$16,200,000
(1)	Until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BBCMS 2022-C18 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction.
(2)	Until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2023-C4 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BMO 2023-C4
Collateral Characteristics
Mortgaged Properties by Type

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date/ARD LTV
Multifamily	Garden	6	$74,564,000	9.5%	1.54x	8.9%	56.6%	54.1%
	High Rise	3	54,000,000	6.9	2.61x	11.9%	36.2%	36.2%
	Mid Rise	2	41,189,000	5.2	1.52x	8.3%	61.8%	61.8%
	Low Rise	1	4,000,000	0.5	1.48x	9.0%	55.6%	55.6%
	Subtotal:	12	$173,753,000	22.1%	1.86x	9.7%	51.4%	50.4%
Industrial	Warehouse/Distribution	25	$80,267,156	10.2%	1.64x	11.2%	50.9%	50.9%
	Manufacturing	16	50,594,063	6.4	1.76x	11.4%	52.5%	52.5%
	Flex	3	26,268,793	3.3	2.25x	14.1%	52.1%	52.1%
	Warehouse	1	15,000,000	1.9	2.00x	8.4%	53.7%	53.7%
	Subtotal:	45	$172,130,011	21.9%	1.80x	11.4%	51.8%	51.8%
Retail	Regional Mall	2	$51,750,000	6.6%	2.30x	15.2%	49.8%	49.8%
	Anchored	3	33,550,000	4.3	1.99x	13.5%	56.0%	56.0%
	Shadow Anchored	14	31,450,000	4.0	1.49x	11.2%	58.9%	57.9%
	Unanchored	2	27,596,019	3.5	1.55x	11.1%	50.8%	49.2%
	Subtotal:	21	$144,346,019	18.4%	1.91x	13.2%	53.4%	52.9%
Hospitality	Limited Service	11	$58,350,662	7.4%	2.18x	19.1%	56.0%	51.0%
	Extended Stay	2	29,100,000	3.7	1.88x	15.4%	56.8%	54.0%
	Full Service	1	22,000,000	2.8	1.69x	14.4%	58.7%	55.5%
	Subtotal:	14	$109,450,662	13.9%	2.00x	17.2%	56.7%	52.7%
Mixed Use	Retail/Office	2	$47,951,292	6.1%	1.32x	11.4%	60.1%	56.0%
	Office/Retail	1	25,000,000	3.2	1.43x	9.6%	51.2%	51.2%
	Retail/Multifamily	1	8,250,000	1.1	1.58x	8.3%	64.0%	64.0%
	Subtotal:	4	$81,201,292	10.3%	1.38x	10.5%	57.8%	55.4%
Office	CBD	2	$48,650,000	6.2%	3.62x	12.6%	46.2%	46.2%
	Suburban	4	28,209,386	3.6	1.80x	11.9%	57.1%	52.1%
	Subtotal:	6	$76,859,386	9.8%	2.95x	12.3%	50.2%	48.4%
Self Storage	Self Storage	5	$19,362,500	2.5%	2.40x	12.2%	49.1%	49.1%
Manufactured Housing	Manufactured Housing	2	$8,000,000	1.0%	1.37x	9.7%	45.6%	45.6%
Total / Weighted Average:		109	$785,102,870	100.0%	1.94x	12.2%	53.0%	51.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BMO 2023-C4
No. 1 – 70 Hudson Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BMO 2023-C4
No. 1 – 70 Hudson Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BMO 2023-C4
No. 1 – 70 Hudson Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$36,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$36,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.6%	Net Rentable Area (SF):	431,281
Loan Purpose:	Acquisition	Location:	Jersey City, NJ
Borrower:	70 Hudson LLC	Year Built / Renovated:	2002 / 2018
Borrower Sponsor:	NAP	Occupancy:	94.1%
Interest Rate:	3.19200%	Occupancy Date:	9/30/2022
Note Date:	2/11/2022	4th Most Recent NOI (As of)(4):	$1,587,874 (12/31/2019)
Maturity Date:	3/8/2027	3rd Most Recent NOI (As of)(4):	$6,836,402 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	$14,298,336 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of)(5):	$15,425,668 (T-6 Annualized 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$22,465,058
Call Protection(2):	YM1(35),DorYM1(18),O(7)	UW Expenses:	$6,481,062
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$15,983,997
Additional Debt(1):	Yes	UW NCF:	$15,919,304
Additional Debt Balance(1):	$84,000,000 / $76,950,000	Appraised Value / Per SF:	$296,000,000 / $686
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date:	10/19/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$263,338	$131,669	N/A	Cut-off Date Loan / SF:	$278	$457
Insurance:	$313,920	$26,160	N/A	Maturity Date Loan / SF:	$278	$457
Replacement Reserves:	$0	$5,391	N/A	Cut-off Date LTV:	40.5%	66.5%
TI/LC Reserve:	$0	$0	N/A	Maturity Date LTV:	40.5%	66.5%
Other:	$306,422	$0	N/A	UW NCF DSCR:	4.10x	2.50x
				UW NOI Debt Yield:	13.3%	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$120,000,000	38.9%	Purchase Price	$300,000,000	97.3%
Subordinate Loan(1)	76,950,000	24.9	Closing Costs	7,587,304	2.5
Borrower Sponsor Equity	111,520,984	36.2	Upfront Reserve	883,680	0.3
Total Sources	$308,470,984	100.0%	Total Uses	$308,470,984	100.0%
(1)	The 70 Hudson Street Mortgage Loan (as defined below) is part of a whole loan evidenced by six senior pari passu notes totaling $120.0 million and one subordinate companion note of $76.95 million, with an aggregate outstanding principal balance as of the Cut-off Date of $196.95 million (the “70 Hudson Street Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of the 70 Hudson Street Senior Notes (as defined below) and the 70 Hudson Street Whole Loan.
(2)	The borrower has the option to prepay (with the payment of a yield maintenance premium) the 70 Hudson Street Whole Loan at any time prior to the open prepayment period. In addition, the borrower has the option to defease the 70 Hudson Street Whole Loan in full, but not in part, on and after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 11, 2026.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The increase in NOI from 2019 to 2021 was driven by an increase in occupancy.
(5)	The 70 Hudson Street Property (as defined below) was acquired in February 2022. Therefore, the Most Recent NOI is based on the annualized six-month period through September 2022.

The Loan. The largest mortgage loan (the “70 Hudson Street Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $196.95 million consisting of six pari passu senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (the “70 Hudson Street Senior Notes”) and one subordinate companion note with an outstanding principal balance as of the Cut-off Date of $76.95 million (the “70 Hudson Street Subordinate Companion Note”). The 70 Hudson Street Whole Loan was originated by Natixis Real Estate Capital LLC on February 11, 2022. The 70 Hudson Street Whole Loan is secured by the borrower’s fee interest in a 431,281 square foot, Class A office property located in Jersey City, New Jersey (the “70 Hudson Street Property”). Notes A-A-3, A-A-4, A-A-5 and A-A-6 with an outstanding principal balance as of the Cut-off Date of $36.0 million, will be included in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BMO 2023-C4
No. 1 – 70 Hudson Street

BMO 2023-C4 trust. The 70 Hudson Street Whole Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a rate of 3.19200% per annum on an Actual/360 basis. Note A-B is the controlling note for the 70 Hudson Street Whole Loan. Upon the occurrence of a control appraisal period, Note A-A-1 will be the controlling note. The 70 Hudson Street Whole Loan is serviced under the BBCMS 2022-C18 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The 70 Hudson Street Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-A-1	$36,000,000	$36,000,000	BBCMS 2022-C18	Yes	No
A-A-2	$48,000,000	$48,000,000	BBCMS 2022-C16	No	No
A-A-3	$12,000,000	$12,000,000	BMO 2023-C4	No	No
A-A-4	$12,000,000	$12,000,000	BMO 2023-C4	No	No
A-A-5	$6,000,000	$6,000,000	BMO 2023-C4	No	No
A-A-6	$6,000,000	$6,000,000	BMO 2023-C4	No	No
Total Senior Notes	$120,000,000	$120,000,000
A-B	$76,950,000	$76,950,000	John Hancock Life Insurance Company (U.S.A.)	No	Yes(1)
Whole Loan	$196,950,000	$196,950,000
(1)	Note A-B is the controlling note for the 70 Hudson Street Whole Loan. Upon the occurrence of a control appraisal period, Note A-A-1 will be controlling note. The 70 Hudson Street Whole Loan will be serviced under the BBCMS 2022-C18 pooling and servicing agreement.

The Property. The 70 Hudson Street Property is a Class A, 12-story office building totaling 431,281 square feet located in Jersey City, New Jersey, situated within Jersey City’s waterfront district along New Jersey’s Gold Coast with views of Manhattan and the Statue of Liberty. The 70 Hudson Street Property was built in 2002 and most recently renovated in 2018, including a new atrium lobby, upgraded/renovated parking garage, roof replacement and upgraded common corridor and retail entryways. Tenants at the 70 Hudson Street Property have access to a dedicated parking structure, which has 226 parking spaces (approximately 0.5 spaces per 1,000 square feet). The 70 Hudson Street Property has access to Manhattan through multiple public transportation options (PATH, NY Waterway Ferry and NJ Transit Bus & Rail Services) offering direct access into Midtown and Downtown Manhattan. The 70 Hudson Street Property is 94.1% occupied by seven tenants with a weighted average remaining lease term of approximately 10.0 years as of the Cut-off Date with three tenants (78.5% of NRA) having a weighted average remaining lease term of approximately 10 years as of the Cut-off Date.

COVID-19 Update. As of November 2, 2022, 70 Hudson Street is open and operating. As of the date of this term sheet, the 70 Hudson Street Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants. The three largest tenants based on net rentable area are TD Ameritrade, Fidessa Corporation and Federal Home Loan Bank of New York.

TD Ameritrade (208,396 square feet; 48.3% of NRA; 51.9% of underwritten base rent; Moody’s/S&P/Fitch: A2/A/A). TD Ameritrade, a subsidiary of Charles Schwab, is an online brokerage that provides services to both individuals and institutions that invest online. The company hosts over 11 million customer accounts from across the world. Investors use the company’s electronic trading platforms to buy and sell securities such as stocks, ETFs, mutual funds, options, futures, foreign exchange, and fixed-income investments. Customers can trade these financial securities on their computer or via mobile phone applications. In October 2020, TD Ameritrade was acquired by The Charles Schwab Corporation. The two companies, as of February 2022, have a combined $7.69 trillion in client assets, 33.4 million brokerage accounts, and 6.6 million daily average trades. TD Ameritrade spent approximately $40.3 million ($193.34 per square foot) on tenant improvements to its occupied space. TD Ameritrade has been in occupancy since March 2019. TD Ameritrade has no termination option and has one, seven- or ten-year renewal option remaining.

Fidessa Corporation (78,000 square feet; 18.1% of NRA; 18.0% of underwritten base rent; Moody’s/S&P/Fitch: NR/NR/NR). Fidessa Corporation (“Fidessa”) is a British based financial software company offering financial consulting, investment, trading, and advising services. Fidessa offers both buy-side solutions and sell-side solutions, global connectivity services and solutions, market data services, and investment infrastructure to customers around the globe. Buy-side products and services include compliance, decision support, order and execution management, trading, and portfolio management. Sell-side products and services include order management, advanced trading tools, smart order routing, high frequency trading, compliance, and business intelligence. Fidessa offers both enterprise solutions, and a SaaS platform to help connect

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BMO 2023-C4
No. 1 – 70 Hudson Street

customers around the globe. Fidessa spent approximately $15.0 million ($192.78 per square foot) on tenant improvements to its occupied space. Fidessa has been in occupancy since March 2017. Fidessa has no termination option and has one, ten-year renewal option remaining.

Federal Home Loan Bank of New York (52,041 square feet; 12.1% of NRA; 12.6% of underwritten base rent; Moody’s/S&P/Fitch: Aaa/AA+/NR). The Federal Home Loan Bank of New York is part of the congressionally chartered, nationwide Federal Home Loan Bank System, which was created in 1932 to provide a flexible credit liquidity source for member community lenders engaged in home mortgage and neighborhood lending. The Federal Home Loan Bank of New York helps community lenders in New Jersey, New York, Puerto Rico and the U.S. Virgin Islands advance housing and community growth. The Federal Home Loan Bank of New York increases the availability of mortgages and home financing to families of all income levels by offering high-value correspondent and cash management services to assist their members, more effectively serve their neighborhoods and meet their Community Reinvestment Act responsibilities. The Federal Home Loan Bank of New York spent approximately $21.2 million ($407.28 per square foot) on tenant improvements to its occupied space. The Federal Home Loan Bank of New York has been in occupancy since February 2018. The Federal Home Loan Bank of New York has no termination or appropriation option and has one, five-year renewal option remaining.

Environmental. According to a Phase I environmental assessment dated October 24, 2022, there was no evidence of any recognized environmental conditions at the 70 Hudson Street Property.

The following table presents certain information relating to the historical and current occupancy of the 70 Hudson Street Property. The seller of the 70 Hudson Street Property acquired it vacant in 2016 and has since invested over $21.0 million towards capital improvements and leasing up the 70 Hudson Street Property.

Historical and Current Occupancy(1)
2018	2019	2020	2021	Current(2)
31.5%	71.3%	94.0%	94.1%	94.1%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of September 30, 2022

The following table presents certain information relating to the largest tenants based on net rentable area of the 70 Hudson Street Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
TD Ameritrade	A2/A/A	208,396	48.3%	$48.91	$10,193,424	51.9%	6/30/2033
Fidessa Corporation	NR/NR/NR	78,000	18.1	$45.27	3,530,850	18.0	12/31/2032
Federal Home Loan Bank of New York	Aaa/AA+/NR	52,041	12.1	$47.62	2,478,225	12.6	12/31/2033
Gucci America, Inc.	NR/A/NR	51,824	12.0	$50.58	2,621,067	13.3	12/31/2029
New Jersey CVS Pharmacy, LLC	Baa2/BBB/NR	11,659	2.7	$60.00	699,540	3.6	10/31/2038
Top Five Tenants		401,920	93.2%	$48.57	$19,523,108	99.4%

Other Tenants(4)		3,713	0.9%	$32.29	$119,910	0.6%

Occupied Collateral Total / Wtd. Avg.		405,633	94.1%	$48.43	$19,643,018	100.0%
Vacant Space		25,648	5.9%

Collateral Total		431,281	100.0%

(1)	Based on the underwritten rent roll dated September 30, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $558,355 of contractual rent steps through December 1, 2023 and approximately $385,165 of straight line rent.
(4)	Maman NJ City, LLC leases 2,000 square feet with a rent commencement date of November 25, 2021. The first-year rent was 10% of gross sales of the tenant, the second-year base rent will be $45.00 PSF, the third-year base rent will be $60.00 PSF and 2.75% rent steps annually thereafter. Given unknown gross sales of the tenant, the UW Base Rent is $0 for Maman NJ City, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BMO 2023-C4
No. 1 – 70 Hudson Street

The following table presents certain information relating to the tenant lease expirations of the 70 Hudson Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	25,648	5.9%	NAP	NAP	25,648	5.9%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	25,648	5.9%	$0	0.0%
2023	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2024	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2025	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2026	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2027	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2028	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2029	1	51,824	12.0	2,621,067	13.3	77,472	18.0%	$2,621,067	13.3%
2030	1	1,713	0.4	119,910	0.6	79,185	18.4%	$2,740,977	14.0%
2031	1	2,000	0.5	0	0.0	81,185	18.8%	$2,740,977	14.0%
2032	1	78,000	18.1	3,530,850	18.0	159,185	36.9%	$6,271,828	31.9%
2033 & Beyond	3	272,096	63.1	13,371,190	68.1	431,281	100.0%	$19,643,018	100.0%
Total	7	431,281	100.0%	$19,643,018	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2022.
(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $558,355 of contractual rent steps through December 1, 2023 and approximately $385,165 of straight line rent.
(3)	Maman NJ City, LLC leases 2,000 square feet with a rent commencement date of November 25, 2021. The first-year rent was 10% of gross sales of the tenant, the second-year base rent will be $45.00 PSF, the third-year base rent will be $60.00 PSF and 2.75% rent steps annually thereafter. Given unknown gross sales of the tenant, the UW Base Rent is $0 for Maman NJ City, LLC.

The following table presents certain information relating to the operating history and underwritten cash flows of the 70 Hudson Street Property:

	Operating History and Underwriting Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$5,535,328	$9,834,710	$17,445,367	$19,010,898	$18,699,497	$43.36	78.2%
Rent Steps(4)	0	0	0	0	558,355	1.29	2.3
Straight-Line Rent	0	0	0	0	385,165	0.89	1.6
Vacant Income	0	0	0	0	1,102,864	2.56	4.6
Gross Potential Rent	$5,535,328	$9,834,710	$17,445,367	$19,010,898	$20,745,882	$48.10	86.8%
Total Reimbursements	531,016	665,556	921,565	1,431,220	1,798,717	4.17	7.5
Total Other Income	1,164,511	1,518,118	1,340,257	1,351,198	1,354,400	3.14	5.7
Net Rental Income	$7,230,855	$12,018,384	$19,707,189	$21,793,316	$23,898,998	$55.41	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,433,940)	(3.32)	(6.0)
Effective Gross Income	$7,230,855	$12,018,384	$19,707,189	$21,793,316	$22,465,058	$52.09	94.0%
Total Expenses	5,642,981	5,181,982	5,408,854	6,367,648	6,481,062	15.03	28.8
Net Operating Income	$1,587,874	$6,836,402	$14,298,335	$15,425,668	$15,983,997	$37.06	71.2%
Total TI/LC, Capex/RR	0	0	0	0	64,692	0.15	0.3
Net Cash Flow	$1,587,874	$6,836,402	$14,298,335	$15,425,668	$15,919,304	$36.91	70.9%
(1)	TTM is based on the trailing six months annualized ending on September 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent roll as of September 30, 2022. The increase in UW Base Rent from 2021 Base Rent is associated with the expiration of a free rent period.
(4)	Rent Steps totaling approximately $558,355 are taken through December 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BMO 2023-C4
No. 1 – 70 Hudson Street

The Market. The 70 Hudson Street Property is situated within the Hudson Waterfront office submarket of Jersey City. The Hudson Waterfront office submarket has established itself as a long-standing institutional market for both investors and tenants. The Hudson Waterfront office submarket has attracted tenants such as JP Morgan, Goldman Sachs, AIG, Mizuho, Bank of NY, RBC, Pearson Education, Marsh & McLennan, BNP Paribas, Merck, New York Life, and Ernst & Young. There has been significant residential growth in the area with over 13,000 rental units throughout 38 buildings constructed since 2010. In addition, 3,410 units are under construction and 19,500 units are approved. The 70 Hudson Street Property is located at the Exchange Place PATH Station, near Metro-Area mass transit system services (PATH, NJ Transit-Hudson-Bergen Line Light Rail, NY Waterway Ferry and NJ Transit Bus & Rail Services).

According to a third-party report, as of December 13, 2022, the Hudson Waterfront office submarket had an inventory of approximately 31.5 million square feet, overall vacancy in the market of approximately 13.9% and average asking rents of $42.35 per square foot. According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the 70 Hudson Street Property is 67,445, 879,441 and 1,892,770, respectively. The estimated 2021 average household income within the same radii is $205,471, $167,096 and $168,161, respectively.

The following table presents certain information relating to comparable office leases for the 70 Hudson Street Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Lease Date	Lease Term	Structure
70 Hudson Street Jersey City, NJ	388,944(2)	2002 / 2018	Various	$48.33(2)	Various(2)	Various(2)	Modified Gross
Exchange Place Center 10 Exchange Place Jersey City, NJ	5,932 9,920 78,709	1988 / 2019	Nagarro, Inc. Zim America Integrated Shipping Ace	$44.50 $42.50 $43.00	Sep-2022 May-2022 Feb-2021	5.3 Yrs. 10.8 Yrs. 8.9 Yrs.	Modified Gross
Evertrust Plaza 1 Evertrust Plaza Jersey City, NJ	6,989 2,532	1986 / NAP	Celltrion Inc. Staci Flex Made Logistics	$36.00 $36.50	Aug-2022 Aug-2022	5.2 Yrs. 3.2 Yrs.	Modified Gross
Goldman Sachs 30 Hudson Street Jersey City, NJ	111,416 227,852	2004 / NAP	Merck & Company AIG	$46.00 $45.00	Sep-2020 Jun-2020	10.4 Yrs. 15.0 Yrs.	Modified Gross
Harborside Financial Center 3 210 Hudson Street Jersey City, NJ	4,491	1928 / 1986	Flipt	$45.00	Sep-2020	5.3 Yrs.	Modified Gross
Colgate Center 101 Hudson Street Jersey City, NJ	6,694 6,923 10,525 13,588	1992 / NAP	Trend Micro Insight Catastrophe Insurance NJ Institute of Technology DealCloud	$46.00 $45.00 $47.00 $46.00	Jul-2021 Jul-2021 Jul-2020 Jun-2020	5.3 Yrs. 10.8 Yrs. 5.3 Yrs. 3.1 Yrs.	Modified Gross
Newport Tower 525 Washington Boulevard Jersey City, NJ	183,087 4,672 23,204	1992 / NAP	BNP Super Micro Computer Temco Service Industries, Inc.	$39.25 $46.00 $43.00	Jun-2020 May-2020 Nov-2019	20.0 Yrs. 1.5 Yrs. 11.0 Yrs.	Modified Gross
Office Property 15 Exchange Place Jersey City, NJ	5,274 14,073	1920 / 2017	Claro Enterprise Drivewealth Holdings	$38.00 $41.00	Sep-2021 Aug-2021	3.0 Yrs. 7.0 Yrs.	Modified Gross
International Financial Tower 95 Christopher Columbus Drive Jersey City, NJ	310,137	1989 / NAP	Pershing	$37.50	Jul-2021	16.0 Yrs.	Modified Gross
(1)	Source: Appraisal unless otherwise indicated.
(2)	Tenant SF, Rent PSF, Lease Date and Lease Term for the 70 Hudson Street Property is based on underwritten rent from the underwritten rent roll dated September 30, 2022. Tenant SF represents office space occupied by tenants with modified gross lease structure. Rent PSF is inclusive of (i) contractual rent steps on office tenants through December 1, 2023 in the amount of approximately $557,846 and (ii) straight line rent on office tenants in the amount of approximately $384,604.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BMO 2023-C4
No. 1 – 70 Hudson Street

The following table presents certain information relating to comparable sales for the 70 Hudson Street Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
70 Hudson Street Jersey City, NJ		431,281(2)	94.1%	(2)	NAP	NAP	NAP
Colgate Center 101 Hudson Street Jersey City, NJ	Oct-2022	1,347,712	74.0%		$346,000,000	$257	$257
Key West Corporate Center 9713, 9715, 9717 Key West Avenue Rockville, MD	Jun-2022	298,300	100.0%		$148,000,000	$496	$496
15 Exchange Place Jersey City, NJ	Feb-2022	136,000	71.0%		$48,000,000	$353	$353
Warren Corporate Center 100 and 200 Everest Way Warren, NJ	Jun-2021	315,494	100.0%		$150,250,000	$476	$476
Two Washingtonian Center 9737 Washingtonian Boulevard Gaithersburg, MD	Sep-2021	274,805	100.0%		$119,000,000	$433	$433
Newport Office Center 545 Washington Boulevard Jersey City, NJ	Jan-2020	866,706	95.0%		$372,800,000	$430	$430
179 Lincoln on the Greenway 179 Lincoln Street Boston, MA	Jan-2020	221,474	85.0%		$155,650,000	$703	$703
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 30, 2022.

The Borrower. The borrower is 70 Hudson LLC, a Delaware limited liability company. The borrower is structured as a single purpose bankruptcy-remote entity, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 70 Hudson Street Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 70 Hudson Street Whole Loan. The 70 Hudson Street Whole Loan is recourse to the borrower.

The Borrower Sponsor. The borrower sponsor is Hana Alternative Asset Management Co., Ltd. (“Hana”), which is an investment management firm affiliated with HANA Financial Group, specializing in alternative investments. Hana was founded in 2006 as the first asset management company to specialize in commercial real estate in Korea. As of November 2022, Hana had approximately $7.35 billion USD of assets under management of which 66.8% are investments in real estate.

Property Management. The 70 Hudson Street Property is managed by CBRE, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $263,338 for real estate taxes, (ii) approximately $313,920 for insurance premiums, (iii) $200,000 for the rent abatement reserve and (iv) approximately $106,422 for the Maman reserve for outstanding approved leasing expense.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $131,669.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $26,160.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $5,391 for replacement reserves.

Lockbox / Cash Management. The 70 Hudson Street Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below). The borrower is required to cause each tenant at the 70 Hudson Street Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property manager with respect to the 70 Hudson Street Property to be deposited into such lockbox account within one business day. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept daily to a lender-controlled cash management account and disbursed in accordance with the 70 Hudson Street Whole Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the 70 Hudson Street Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BMO 2023-C4
No. 1 – 70 Hudson Street

if a Significant Tenant Trigger Event (as defined below) has occurred and is continuing (and no other Cash Management Period is then continuing), to a Significant Tenant (as defined below) reserve subaccount, (b) if a Cash Management Period (other than a Cash Management Period solely due to a Significant Tenant Trigger Event) has occurred and is continuing, to an excess cash flow reserve account or (c) if no Cash Management Period has occurred and is continuing, to the borrower.

A “Cash Management Period” means a period commencing upon the occurrence of (i) an event of default under the 70 Hudson Street Whole Loan, (ii) at the end of a calendar quarter, the debt yield on the 70 Hudson Street Whole Loan is less than 6.50%, or (iii) the occurrence of a Significant Tenant Trigger Event; and will end (x) with respect to clause (i) above, if the lender has accepted a cure of such event of default; (y) with respect to clause (ii) above, the debt yield on the 70 Hudson Street Whole Loan is at least equal to 6.75% for two consecutive calendar quarters; and (z) with respect to clause (iii) above, the cure of such Significant Tenant Trigger Event.

A “Significant Tenant Trigger Event” will commence upon the earliest to occur of (i) any Significant Tenant is in default of any monetary or material non-monetary term of its Significant Tenant lease, (ii) any Significant Tenant (a) terminates its lease or (b) notifies the borrower or manager, in writing, that it intends to terminate its Significant Tenant lease, or (iii) any Significant Tenant becomes insolvent or a debtor in any bankruptcy action.

A “Significant Tenant” means TD Ameritrade and thereafter, any acceptable significant replacement tenant.

Subordinate Debt. The 70 Hudson Street Property also secures the 70 Hudson Street Subordinate Companion Note, which has an outstanding Cut-off Date principal balance of $76,950,000. The 70 Hudson Street Subordinate Companion Note accrues interest at a rate of 3.19200% per annum. The 70 Hudson Street Senior Notes are senior in right of payment to the 70 Hudson Street Subordinate Companion Note. The 70 Hudson Street Whole Loan has a Cut-off Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield of 66.5%, 2.50x and 8.1%, respectively.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BMO 2023-C4
No. 2 – Rialto Industrial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BMO 2023-C4
No. 2 – Rialto Industrial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BMO 2023-C4
No. 2 – Rialto Industrial
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type – Subtype:	Industrial – Warehouse/
% of IPB:	4.5%		Distribution
Loan Purpose:	Refinance	Net Rentable Area (SF):	1,106,124
Borrower:	Rialto Merrill Holdings LLC	Location:	Rialto, CA
Borrower Sponsors:	Ezra Danziger, Paul Reisz and	Year Built / Renovated:	1989 / 2020
	Solomon Weber	Occupancy:	100.0%
Interest Rate:	7.61000%	Occupancy Date:	2/6/2023
Note Date:	11/10/2022	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	12/6/2032	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$22,349,341
Call Protection(2):	L(26),D(90),O(4)	UW Expenses:	$4,721,514
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$17,627,827
Additional Debt(1):	Yes	UW NCF:	$17,185,377
Additional Debt Balance(1):	$146,000,000	Appraised Value / Per SF(5):	$350,000,000 / $316
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/12/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$164
Taxes:	$514,722	$128,681	N/A	Maturity Date Loan / SF:	$164
Insurance:	$122,072	$61,036	N/A	Cut-off Date LTV:	51.7%
Replacement Reserves:	$0	$9,218	N/A	Maturity Date LTV:	51.7%
Immediate Repairs:	$8,125	$0	N/A	UW NCF DSCR:	1.23x
Rent Abatement Reserve:	$9,402,054	$0	N/A	UW NOI Debt Yield:	9.7%
Litigation Reserve	$50,000	Springing	$50,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$181,000,000	100.0%	Loan Payoff	$130,724,472	72.2%
			Closing Costs(6)	24,015,699	13.3
			Return of Equity	16,162,856	8.9
			Upfront Reserves	10,096,973	5.6
Total Sources	$181,000,000	100.0%	Total Uses	$181,000,000	100.0%
(1)	The Rialto Industrial Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $181.0 million (the “Rialto Industrial Whole Loan”). The Financial Information in the chart above reflects the Rialto Industrial Whole Loan.
(2)	The lockout period will be at least 26 months beginning with and including the first payment date on January 6, 2023. Defeasance of the Rialto Industrial Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 10, 2025. The assumed lockout period of 26 payments is based on the anticipated closing date of the BMO 2023-C4 securitization trust in February 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Operating history is not available as the Rialto Industrial Property (as defined below) has been occupied under a triple net lease from March 2020 and was vacant from 2018 to March 2020.
(5)	The appraisal also concluded to a “go-dark” value of $303,000,000 and land value of $242,000,000.
(6)	Closing Costs include approximately $15.0 million in payment to third-party contractors for the cost of the TI Project (as defined below).

The Loan. The second largest mortgage loan (the “Rialto Industrial Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in an industrial warehouse/distribution facility in Rialto, California (the “Rialto Industrial Property”). The Rialto Industrial Whole Loan is evidenced by eight pari passu notes and accrues interest at a rate of 7.61000% per annum. The Rialto Industrial Whole Loan has a 10-year term and is interest only for the entire term. The non-controlling Note A-2 and Note A-6, with an aggregate original principal balance of $35,000,000, will be included in the BMO 2023-C4 securitization trust. The Rialto Industrial Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C18 trust until the controlling Note A-4 is securitized, whereupon the Rialto Industrial Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 2 – Rialto Industrial

Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BBCMS 2022-C18	No
A-2	$30,000,000	$30,000,000	BMO 2023-C4	No
A-3(1)	$30,000,000	$30,000,000	AREF or an affiliate	No
A-4(1)	$25,000,000	$25,000,000	AREF or an affiliate	Yes
A-5(1)	$20,000,000	$20,000,000	AREF or an affiliate	No
A-6	$5,000,000	$5,000,000	BMO 2023-C4	No
A-7(1)	$3,000,000	$3,000,000	AREF or an affiliate	No
A-8	$3,000,000	$3,000,000	BBCMS 2022-C18	No
Whole Loan	$181,000,000	$181,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Rialto Industrial Property is a 1,106,124 square foot industrial warehouse/distribution facility in the Inland Empire industrial market in Rialto, California approximately seven miles west of downtown San Bernardino. Situated on 55.57 acres, the Rialto Industrial Property features a single-story building constructed in 1989 and renovated in 2020. The Rialto Industrial Property includes 1,089,119 square feet of warehouse space and 17,005 square feet of office space (1.5% of net rentable area). The majority clear height of the improvements is 53 to 58 feet with approximately 5% of the building at the west end having a lower clear component of approximately 21 feet. Additionally, approximately 100,000 square feet of the mezzanine area is utilized for storage and materials handling and sorting along the south end of the building that is not included in the 1,106,124 million square feet of net rentable area. The Rialto Industrial Property also contains an on-site fueling station, truck maintenance building (currently being converted into a fitness center as an amenity for the employees), a grade level overhead door, 132 dock high overhead doors, 12 rail doors to the BNSF (freight railroad) spur at the north side of the building and includes 8,000 amps of power. The Rialto Industrial Property has above standard yard functionality on both the south and west sides with 317 striped excess trailer spaces. The Rialto Industrial Property is currently 100.0% occupied by Rialto Distribution LLC (“Rialto Distribution” or the “Tenant”), an affiliate of the borrower sponsor, under a new 20-year lease that expires in October 2042. The Rialto Industrial Property serves as the west coast headquarters for Rialto Distribution and its operating affiliate, All-Ways Pacific LLC, who is the lease guarantor. A true lease opinion was obtained at loan closing.

The Rialto Industrial Property previously served as a national distribution facility for Toys “R” Us until they filed bankruptcy and vacated in 2018. In March 2020, Rialto Distribution entered into a lease with prior ownership along with an option agreement to purchase the Rialto Industrial Property for approximately $123.35 million ($112 per square foot). Between 2020 and 2021, the Tenant completed renovations that include the installation of Early Suppression Fire Response (“ESFR”) sprinkler systems throughout approximately 600,000 square feet of the facility with the remainder of the facility’s sprinkler system comprising in-rack sprinklers. This modernization project allowed the Tenant to make full use of the minimum 53 feet clear heights by stacking to 50 feet. In August 2021, Rialto Distribution exercised the purchase option and subsequently entered into a new, owner-occupied affiliated lease as part of the acquisition financing. Additional capital expenditures were completed through September 2022 including the renovation of over 17,000 square feet of office space, installation of an in-floor laser guidance system for forklifts, restroom additions/upgrades, capital repairs and maintenance to the entire facility, and removal of obsolete systems and equipment such as conveyer belt systems left behind by prior ownership to increase the usability of the facility. Total tenant improvements and capital expenditure invested by the Tenant into the Rialto Industrial Property totaled approximately $8.0 million. Furthermore, approximately $4.5 million was invested in warehouse relocation expenses, equipment rentals, and capital repairs / maintenance. By increasing the usable clear heights of the Rialto Industrial Property significantly through converting approximately 600,000 square feet of space to ESFR sprinkler systems and removing obsolete systems and equipment to free up space and improve efficiencies, the Tenant increased its maximum pallet capacity from 44,000 pallets to 100,000 pallets and its actual pallet utilization from 45,810 pallets in July 2020 to 123,593 pallets as of October 2022 (170% increase). At the origination of the Rialto Industrial Whole Loan, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Structural and Collateral Term Sheet	BMO 2023-C4
No. 2 – Rialto Industrial

Tenant entered into a newly amended 20-year lease at a starting rent of $17.00 per square foot triple net with 3.00% annual increases. The appraisal concluded to a market rent of $17.40 per square foot for the space.

According to the appraisal, the purchase price under the option agreement was predicated on the then “as is” condition of the Rialto Industrial Property, which required a substantial amount of work and based on the lease date and option date the price reflects pre-COVID pricing since which time the Inland Empire industrial market experienced rapid growth in rents and compression in cap rates (see “The Market” below), with rents effectively doubling during this time on top of cap rate compression throughout. Furthermore, the Rialto Industrial Property is located in an opportunity zone which holds various tax benefits from long-term ownership and property improvements. In August 2022, the borrower sponsors received an unsolicited offer to purchase the Rialto Industrial Property for $350 million based on a 10-year leaseback at $17.40 per square foot triple-net with 3.5% annual increase or $325 million for delivery of a vacant building.

The Tenant is currently performing further upgrades to the Rialto Industrial Property which are estimated to cost no more than approximately $15 million ($13.56 per square foot) (the “TI Project”), with the contractors being responsible for any expenses over $15 million. The TI Project includes the removal of the existing conveyer modules, installation of new racking systems, and replacement of the existing sprinkler system on one side of the building comprising an estimated 500,000 square feet with ESFR sprinklers. The TI Project is expected to increase the pallet racking capacity of the entire 1.1 million square foot facility by 40%, which the Tenant projects will generate an additional $19 million in annual revenue with no additional underlying real estate costs. Rialto Distribution expects the TI Project to be complete by August 2023. In the event that the TI Project is not completed by June 30, 2024, a Cash Management Period (as defined below) commences.

Sole Tenant. Rialto Distribution (1,106,124 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Rialto Distribution was formed in 2020 as an operating affiliate of All-Ways Pacific LLC, which was formed in 2013 as a third-party warehousing and distribution provider. The Rialto Distribution lease is guaranteed by the operating affiliate All-Ways Pacific LLC. Rialto Distribution and All-Ways Pacific LLC report financials on a combined basis. For the trailing 12-month period ending July 2022, All-Ways Pacific and Rialto Distribution reported a combined revenue of $89.4 million and an adjusted EBITDAR of approximately $40.2 million. Rialto Distribution has been a tenant at the Rialto Industrial Property since July 2020 and in 2022 extended its lease term to expire in October 2042. The lease is structured as triple net with Rialto Distribution also being responsible for all capital expenditure costs. Rialto Distribution has no renewal options and no termination options.

Rialto Distribution plans to sublease 100,000 square feet (9.0% of NRA) of its space to I World, LLC. The sublease is expected to commence in the first quarter of 2023 and will have a lease expiration in December 2032. The rent under the sublease will be $19.20 per square foot, increasing by 4.0% annually, plus $2.40 per square foot in estimated expense reimbursement. I World, LLC is one of Rialto Distribution’s top corporate accounts on the West Coast. Under the terms of the Rialto Industrial Whole Loan documents, the borrower is permitted to allow future subleases which in the aggregate do not account for greater than 20% of NRA at the Rialto Industrial Property. A sublease comprising less than 5% of NRA does not require lender approval so long as the sublease rent and terms are equal to or superior to the Rialto Distribution lease. Any future sublease comprising 5% or greater of NRA requires lender approval.

Environmental. According to the Phase I environmental assessment dated October 24, 2022, there was no evidence of any recognized environmental conditions at the Rialto Industrial Property.

The following table presents certain information relating to the historical and current occupancy of the Rialto Industrial Property:

Historical and Current Occupancy
2020(1)	2021(1)	Current(2)
100.0%	100.0%	100.0%
(1)	Rialto Distribution signed a lease in March 2020 to occupy the entire Rialto Industrial Property. The Rialto Industrial Property had previously been owned and occupied by Toys “R” Us, who filed for bankruptcy in 2018 and subsequently sold and vacated the Rialto Industrial Property.
(2)	Current Occupancy is as of February 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Structural and Collateral Term Sheet	BMO 2023-C4
No. 2 – Rialto Industrial

The following table presents certain information relating to the sole tenant for the Rialto Industrial Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Rialto Distribution LLC(2)	NR/NR/NR	1,106,124	100.0%	$17.00	$18,804,108	100.0%	10/31/2042
Occupied Collateral Total / Wtd. Avg.		1,106,124	100.0%	$17.00	$18,804,108	100.0%

Vacant Space		0	0.0%

Collateral Total		1,106,124	100.0%

(1)	Based on the underwritten rent roll.
(2)	Rialto Distribution plans to sublease 100,000 square feet of its space to I World, LLC at $19.20 per square foot. The sublease is expected to commence in the first quarter of 2023.

The following table presents certain information relating to the tenant lease expiration dates of the Rialto Industrial Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	1	1,106,124	100.0	18,804,108	100.0	1,106,124	100.0%	$18,804,108	100.0%
Total	1	1,106,124	100.0%	$18,804,108	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Structural and Collateral Term Sheet	BMO 2023-C4
No. 2 – Rialto Industrial

The following table presents certain information relating to the operating history and underwritten cash flows at the Rialto Industrial Property:

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$18,804,108	$17.00	79.9%
Vacant Income	0	0.00	0.0
Contractual Rent Steps	0	0.00	0.0
Gross Potential Rent	$18,804,108	$17.00	79.9%
Total Reimbursements	4,721,514	4.27	20.1
Net Rental Income	$23,525,622	$21.27	100.0%
Other Income	0	0.00	0.0
(Vacancy/Credit Loss)	(1,176,281)	(1.06)	(5.0)
Effective Gross Income	$22,349,341	$20.21	95.0%
Total Expenses	4,721,514	4.27	21.1
Net Operating Income	$17,627,827	$15.94	78.9%
Capital Expenditures	110,612	0.10	0.5
TI/LC	331,837	0.30	1.5
Net Cash Flow	$17,185,377	$15.54	76.9%

(1)	Operating history is not available as the Rialto Industrial Property was occupied under a triple net lease from March 2020 and was vacant from 2018 to March 2020.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Rialto Industrial Property is located in Rialto, California, approximately seven miles east of downtown San Bernardino and forms part of the Riverside-San Bernardino-Ontario Metropolitan Statistical Area (“MSA”). The MSA has a population of approximately 4.6 million residents with an average household income of $104,810. The top three industries within the MSA are healthcare/social assistance, retail trade, and construction.

The Rialto Industrial Property is located approximately two miles from Interstate 10, and approximately 14 miles east from Ontario International Airport. The Rialto Industrial Property is situated in an opportunity zone in the central portion of Rialto, with the surrounding neighborhood consisting primarily of industrial properties and residential homes. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius was 24,257, 183,460, and 372,058, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $61,886, $62,381, and $65,943, respectively.

According to the appraisal, the Rialto Industrial Property is located within the Inland Empire industrial market. According to a third-party research report, as of the second quarter of 2022, the Inland Empire industrial market had an inventory of approximately 599 million square feet, a vacancy rate of 0.2% and average rent of $17.16 per square foot, triple net. The vacancy rate decreased 0.10% quarter over quarter to a historic low in the Inland Empire industrial market. Approximately 20.1 million square feet is expected to be completed in 2022 of which 42.3% is pre-leased. Even as construction activity ramped up, most new warehouses that completed construction were immediately occupied in the second quarter of 2022, leaving little to no available product in the market. Rents increased 98.6% year over year to $17.16 per square foot in the second quarter of 2022 due to limited availability and persistent high levels of demand. According to a third-party research report, the severe lack of available space coupled with high demand fueled rent growth in the Inland Empire industrial market. Low availability, strong industrial demand, and new class A developments are projected to continue to push rents upwards. Landlords continue to be cautious about signing preleases on new development to take advantage of future rent increases. The appraiser concluded to a market rent of $17.40 per square foot for the Rialto Industrial Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Structural and Collateral Term Sheet	BMO 2023-C4
No. 2 – Rialto Industrial

The following table presents certain information relating to comparable industrial sales for the Rialto Industrial Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Rialto Industrial	1,106,124(2)	1989 / 2020	100.0%(2)
Rialto, CA
Amazon Fulfillment Center	1,080,308	2021 / NAP	100.0%	Sep-22	$189,000,000	$175	4.75%
Visalia, CA
Central Commerce Center	457,125	2022 / NAP	100.0%	Aug-22	$121,079,086	$265	4.37%
San Bernardino, CA
Perris Ridge Commerce Center – Building 2	579,708	2014 / NAP	100.0%	Aug-22	$169,646,861	$293	4.72%
Perris, CA
Logistics Center at Eastvale	1,057,419	2022 / NAP	71.0%	Jul-22	$470,000,000	$444	3.20%
Eastvale, CA
(1)	Information obtained from the appraisal.
(2)	Occupancy is as of February 6, 2023.

The following table presents certain information relating to comparable industrial leases for the Rialto Industrial Property:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Years)
Rialto Industrial 1110 West Merrill Avenue Rialto, CA	1989	1,106,124(2)	1,106,124(2)	Rialto Distribution(2)	53' – 58'	$17.00(2)	Nov-22(2)	20.0(2)
Building 2 and 3 of Goodman Logistics Center Fullerton 2289 and 2099 E Orangethorpe Avenue Fullerton, CA	2022	1,025,262	538,226	Samsung Electronics America Inc.	40'	$24.00	Nov-22	10.2
Haven Gateway Centre 2250 Sequoia Avenue Ontario, CA	2000	610,944	610,944	Disney	32'	$18.60	Nov-22	5.0
Agua Mansa Commerce Park – 2 5400 El Rivino Road Jurupa Valley, CA	2022	1,186,950	1,186,950	Target	40'	$12.60	Sep-22	15.0
Citrus Commerce Center Bldg. 2 11281 Citrus Ave Fontana, CA	2017	1,003,567	1,003,567	Confidential	36'	$18.60	Oct-22	5.0
I-10 Logistics Center 36312 and 36324 Cherry Valley Blvd Cherry Valley, CA	2023	1,832,667	1,832,667	Shien Fashion Group	40'	$11.16	Mar-23	10.3
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll.

The Borrower. The borrowing entity for the Rialto Industrial Whole Loan is Rialto Merrill Holdings LLC, a single purpose entity with two independent directors. Legal counsel to the Rialto Industrial Whole Loan borrower delivered a non-consolidation opinion in connection with the origination of the Rialto Industrial Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Ezra Danziger, Paul Reisz, and Solomon Weber. Ezra Danziger, Paul Reisz, and Solomon Weber are the principals of Rialto Distribution and All-Ways

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 2 – Rialto Industrial

Pacific. Paul Reisz currently serves as the chief commercial officer of Rialto Distribution. Ezra Danziger currently serves as the CEO of Rialto Distribution and All-Ways Pacific.

The borrower is subject to pending litigation (the “Saadia Litigation”) in which Saadia Square LLC (“Saadia”), an indirect equity holder in the prior owner of the Rialto Industrial Property, alleges that it held an unrecorded right of first offer for the purchase of the Rialto Industrial Property (the “ROFO”) and that the ROFO was violated when the borrower purchased the Rialto Industrial Property pursuant to a separate option to purchase the Rialto Industrial Property granted to a borrower affiliate (the “Option”). The prior owner of the Rialto Industrial Property (the “Rialto Industrial Seller”) is indirectly owned by SM Logistics Holdco LLC (“SM Holdco”), which in turn has two members: Saadia and SM Logistics Member LLC (“SM Holdco Member”). Saadia alleges a scheme by the borrower and other defendants (including SM Holdco Member which allegedly, as the indirect controlling equity holder of the Rialto Industrial Seller, caused the Rialto Industrial Seller to sell the Rialto Industrial Property to the borrower in violation of SM Holdco’s operating agreement which contained the ROFO) to deny Saadia the benefits of the ROFO and included causes of action for breach of contract due to an alleged failure to honor the ROFO, breach of the covenant of good faith and fair dealing, intentional interference, specific performance and injunctive relief, and declaratory judgment. Saadia is seeking specific enforcement of the ROFO and damages to be determined at trial. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus.

Property Management. The Rialto Industrial Property is managed by RD Real Estate Holdings LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $9,402,054 for a rent abatement fund, approximately $514,722 for real estate taxes, approximately $122,072 for insurance reserves, $50,000 for a litigation reserve, and $8,125 for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $128,681.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $61,036.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $9,218 for replacement reserves ($0.10 per square foot annually).

Litigation Reserve – If at any time prior to the Transfer Restriction Termination Date (as defined below) the funds in the litigation reserve fall below $25,000, the borrower is required to deposit an amount such that the funds on deposit in the litigation reserve are equal to $50,000.

“Transfer Restriction Termination Date” means the date on which (i) a court of competent jurisdiction issues a final, non-appealable order or judgment in the Saadia Litigation dismissing all of the claims against the borrower with respect to the Rialto Industrial Property under the Saadia Litigation relating to specific performance or any other injunctive or other relief then being sought that, if granted, would adversely affect the borrower’s title to the Rialto Industrial Property or the validity or priority of the lien of the mortgage, or (ii) the borrower and the plaintiff in the Saadia Litigation have entered into a final written settlement as to all claims made with respect to the Rialto Industrial Property with respect to the Saadia Litigation, which settlement includes (A) an unconditional written release of the borrower and the lender of all such claims and (B) payment in full of all amounts to be paid in connection with such settlement.

Lockbox / Cash Management. The Rialto Industrial Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a notice to the Tenant at the Rialto Industrial Property instructing it to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Rialto Industrial Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Cash Management Period. Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Rialto Industrial Whole Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Rialto Industrial Whole Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Lease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 2 – Rialto Industrial

Sweep Period (as defined below), in a special rollover reserve subaccount, or otherwise in a cash collateral subaccount as additional collateral for the Rialto Industrial Whole Loan.

A “Cash Management Period” means the occurrence of (i) an event of default, (ii) the commencement of a Lease Sweep Period, (iii) an event of default under a Permitted Future Mezzanine Loan (as defined below) has occurred, (iv) if, as of June 30, 2024, the TI Project has not been completed in accordance with the Rialto Industrial Whole Loan documents, (v) June 6, 2032, or (vi) if, as of December 31, 2022, the required repairs have not been completed in accordance with the Rialto Industrial Whole Loan documents; and will end if, prior to June 6, 2032 (A) with respect to the matters described in clause (i) above, such event of default has been cured, such cure has been accepted by the lender and no other event of default has occurred and is continuing, or (B) with respect to the matter described in clause (ii) above, such Lease Sweep Period has ended, or (C) with respect to the matter described in clause (iii) above, receipt by the lender of notice that the event of default under a Permitted Future Mezzanine Loan has been cured or waived, or (D) with respect to the matter described in clause (iv) above, the earlier of (x) the delivery to the lender of evidence reasonably acceptable to the lender that the TI Project has been completed in accordance with the Rialto Industrial Whole Loan documents and (y) the date on which the remaining costs to complete the TI Project has been deposited into the cash collateral subaccount solely on account of a Cash Management Period continuing pursuant to such clause (iv) (i.e., such amount may not include any amount deposited into the cash collateral subaccount during a Cash Management Period continuing pursuant to such clauses (i) through (iii) and clause (v) of this definition) and/or through equity funded by the borrower into the cash collateral subaccount or (E) with respect to the matter described in clause (vi) above, upon completion of the required repairs in accordance with the Rialto Industrial Whole Loan documents. So long as no event of default is then continuing, at the borrower’s request, funds deposited into the cash collateral subaccount solely on account of a Cash Management Period continuing pursuant to clause (iv) above, may be utilized by the borrower for the payment of TI Project costs and expenses.

A “Lease Sweep Period” commences upon the occurrence of any of the following:

(i)	any Lease Sweep Lease (as defined below) (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant (as defined below) gives notice of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof); or
(ii)	any Lease Sweep Tenant discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same; or
(iii)	the occurrence of (x) a monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder or (y) a non-monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder and such non-monetary default would cause a material adverse effect; or
(iv)	the occurrence of a Lease Sweep Tenant insolvency proceeding; or
(v)	if, as of any calculation date commencing on June 30, 2023 and continuing thereafter on each subsequent calculation date during the term, the gross revenue of the Tenant and the Tenant’s lease guarantor (collectively, “Rialto Group”) is equal to or less than $71,554,025, as reflected in the most recent financial statements (provided that, if the financial statements required pursuant to the Rialto Industrial Whole Loan documents are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (v)); or
(vi)	if, as of any calculation date commencing on June 30, 2023 and continuing thereafter on each subsequent calculation date during the term, the ratio of the Rialto Group total debt to annual Rialto Group gross revenue is equal to or exceeds 75%, as reflected in the most recent financial statements delivered (provided that, if the financial statements required are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (vi)); or
(vii)	if, as of any calculation date commencing on June 30, 2024 and continuing thereafter on each subsequent calculation date during the term, the ratio of the Rialto Group’s EBITDAR to the aggregate amount of all rents and other amounts payable (including, without limitation, percentage rents and reimbursements (if any) for taxes, insurance, management fees and operating expenses) by Rialto Group (whether to the borrower pursuant to the Tenant’s lease or otherwise) during the then immediately preceding 12 month period is less than 1.40x, as reflected in the most recent financial statements delivered (provided that, if the financial statements required are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (vii)).
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 2 – Rialto Industrial

A “Lease Sweep Lease” means (x) the Rialto Distribution lease or (y) any lease in replacement of the Rialto Distribution lease (or a portion thereof) that, either individually or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease (a) covers 220,000 or more rentable square feet of the Rialto Industrial Property or (b) has a gross annual rent of more than 20.0% of the total annual rents of the Rialto Industrial Property.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Subordinate Debt. None.

Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan up to $19,000,000 (the “Permitted Future Mezzanine Loan”) subject to the satisfaction of the requirements set forth in the Rialto Industrial Whole Loan documents, including but not limited to: (i) the aggregate loan-to-value ratio based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan is no greater than 70%; (ii) the actual combined debt service coverage ratio based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan (taking into account the anticipated monthly principal and interest payments due under the Permitted Future Mezzanine Loan) is no less than 1.10x; (iii) the actual combined net cash flow debt yield based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan is no less than 8.5%; (iv) the execution of an intercreditor agreement reasonably acceptable to the lender and the rating agencies; (v) receipt of a rating agency confirmation; and (vi) the Permitted Future Mezzanine Loan has a term expiring on or after the Rialto Industrial Whole Loan maturity date.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Structural and Collateral Term Sheet	BMO 2023-C4
No. 3 – Gilardian NYC Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BMO 2023-C4
No. 3 – Gilardian NYC Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BMO 2023-C4
No. 3 – Gilardian NYC Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$28,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	3.6%	Net Rentable Area (Units):	153
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	114 West 86th Street Realty, LLC and Theater House Apartments, LLC	Year Built / Renovated:	Various / NAP
Borrower Sponsors:	Robert Gilardian and Albert Gilardian	Occupancy:	98.7%
Interest Rate:	4.3381166%	Occupancy Date:	11/1/2022
Note Date:	12/20/2022	4th Most Recent NOI (As of):	$4,928,695 (12/31/2019)
Maturity Date:	1/6/2028	3rd Most Recent NOI (As of):	$4,604,973 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,274,426 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of):	$5,840,124 (TTM 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$9,607,348
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$3,194,304
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$6,413,044
Additional Debt(1):	Yes	UW NCF:	$6,407,048
Additional Debt Balance(1):	$27,750,000 / $37,750,000	Appraised Value / Per Unit(3):	$141,000,000 / $921,569
Additional Debt Type(1):	Pari Passu / Mezzanine	Appraisal Date:	10/28/2022

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$395,800	Springing	N/A	Cut-off Date Loan / Unit:	$364,379	$611,111
Insurance:	$21,801	Springing	N/A	Maturity Date Loan / Unit:	$364,379	$611,111
Replacement Reserve:	$100,000	Springing	$90,000	Cut-off Date LTV(3):	39.5%	66.3%
TI/LC:	$0	$500	N/A	Maturity Date LTV(3):	39.5%	66.3%
Deferred Maintenance:	$199,183	$0	N/A	UW NCF DSCR:	2.61x	1.14x
				UW NOI Debt Yield:	11.5%	6.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$55,750,000	56.1%	Loan Payoff	$88,000,000	88.6%
Mezzanine	37,750,000	38.0	Closing Costs	10,637,875	10.7
Sponsor Equity	5,854,659	5.9	Reserves	716,784	0.7
Total Sources	$99,354,659	100.0%	Total Uses	$99,354,659	100.0%
(1)	The Gilardian NYC Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $55,750,000. The Gilardian NYC Portfolio Total Debt (as defined below) also includes two mezzanine loans with an aggregate principal balance of $37,750,000. Financial Information in the chart above reflects the Gilardian NYC Portfolio Whole Loan (as defined below) and, where indicated, the Gilardian NYC Portfolio Total Debt. For additional information, see “The Loan” below
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	The Cut-off Date LTV and Maturity Date LTV are based on the aggregate "as-is" appraised value of $141,000,000.

The Loan. The third largest mortgage loan (the “Gilardian NYC Portfolio Mortgage Loan”) is part of a whole loan evidenced by two pari passu promissory notes in the aggregate original principal amount of $55,750,000 (the “Gilardian NYC Portfolio Whole Loan”) and is secured by a first lien mortgage on the borrowers’ fee interest in two multifamily high rise properties located in New York, New York (the “Gilardian NYC Portfolio Properties”). The Gilardian NYC Portfolio Whole Loan has a five-year term and is interest only for the full term. The “Gilardian NYC Portfolio Total Debt” consists of the Gilardian NYC Portfolio Whole Loan and two mezzanine loans, the Mezzanine A Loan (as defined below) having a principal amount of $26,000,000 and the Mezzanine B Loan (as defined below) having a principal amount of $11,750,000, with an aggregate Cut-off Date balance of $93,500,000. For additional information, see “Mezzanine Debt” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Structural and Collateral Term Sheet	BMO 2023-C4
No. 3 – Gilardian NYC Portfolio

The non-controlling Note A-1, with an original principal balance of $28,000,000, will be included in the BMO 2023-C4 securitization trust. The remaining note is expected to be contributed to another securitization trust. The Gilardian NYC Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the controlling note A-2 is securitized, whereupon the Gilardian NYC Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The relationship between the holders of the notes evidencing the Gilardian NYC Portfolio Whole Loan will be governed by a co-lender agreement as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,000,000	$28,000,000	BMO 2023-C4	No
A-2(1)	$27,750,000	$27,750,000	BMO	Yes
Whole Loan	$55,750,000	$55,750,000
(1)	Expected to be contributed to a future securitization.

The Properties. The Gilardian NYC Portfolio Properties are comprised of two multifamily high rise properties located in New York, New York that were built in 2015 and 1928, the “237 East 34th Street Property” and the “114 West 86th Street Property” respectively.

The following table presents certain information relating to the Gilardian NYC Portfolio Properties:

Portfolio Summary(1)
Property Name	Year Built / Renovated	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW NOI(2)	% of UW NOI
237 East 34th Street	2015 / NAP	105	99.0%	$20,603,209	73.6%	$106,300,000	75.4%	$5,158,238	80.4%
114 West 86th Street	1928 / NAP	48	97.9	7,396,791	26.4	34,700,000	24.6	$1,254,806	19.6%
Total/Wtd. Avg.		153	98.7%	$28,000,000	100.0%	$141,000,000	100.0%	$6,413,044	100.0%
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of November 1, 2022.

237 East 34th Street Property. As of November 1, 2022, the 237 East 34th Street Property was 99.0% occupied. The 0.17-acre parcel is improved with a 25-story apartment building. The improvements are steel and masonry construction. The 237 East 34th Street Property features 105 units total with studio, one-, two- and three-bedroom layouts ranging in size from 403 to 1,192 square feet. Market rents range from $4,000 to $11,750 per month, with an average market rent of approximately $5,755 and an average unit size of 738 square feet. Unit features include central HVAC, granite countertops, stacked washer/dryer, smoke alarms, dishwasher and an electric oven / range combination. Community amenities include an attended lobby, resident lounge, rooftop deck, storage units and a fitness center.

The following table presents detailed information with respect to the current market rate units at the 237 East 34th Street Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio 1 Bath	28	26.7%	465	$3,993	$8.58	$4,000	$8.60
1 Bed 1 Bath	19	18.1	599	$4,813	$8.04	$5,000	$8.35
2 Bed 1 Bath	7	6.7	682	$4,634	$6.80	$6,500	$9.53
2 Bed 2 Bath	50	47.6	948	$6,794	$7.16	$6,800	$7.17
3 Bed 3 Bath	1	1.0	859	$10,571	$12.31	$11,750	$13.68
Total/Wtd. Avg.	105	100.0%	738	$5,581	$7.57	$5,755	$7.80
(1)	Based on the underwritten rent roll as of November 1, 2022.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BMO 2023-C4
No. 3 – Gilardian NYC Portfolio

114 West 86th Street Property. As of November 1, 2022, the 114 West 86th Street Property was 97.9% occupied. The 0.09-acre parcel is improved with a 16-story apartment building. The improvements are brick construction. The 114 West 86th Street Property features 48 units total, 15 of which are rent stabilized and 3 are rent controlled, with one-, two- and three-bedroom layouts ranging in size from 700 to 1,450 square feet. Market rents range from approximately $934 to $10,000 per month, with an average market rent of $4,547 and an average unit size of 909 square feet. Unit features include granite countertops, heating, smoke alarms, dishwasher and an electric oven/range combination. Community amenities include a laundry area and doorman.

The following table presents detailed information with respect to the current market rate units at the 114 West 86th Street Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 Bed 1 Bath	18	60.0%	722	$3,790	$5.25	$5,200	$7.20
1 Bed 1 Bath	1	3.3	1,250	$5,395	$4.32	$8,500	$6.80
2 Bed 1 Bath	1	3.3	750	$4,250	$5.67	$6,750	$9.00
2 Bed 2 Bath	9	30.0	1,200	$5,502	$4.58	$8,500	$7.08
3 Bed 2 Bath	1	3.3	1,450	$7,800	$5.38	$10,000	$6.90
Total/Wtd. Avg.	30	100.0%	908	$4,506	$4.96	$6,512	$7.17
(1)	Based on the underwritten rent roll as of November 1, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the rent-controlled units at the 114 West 86th Street Property:

As Is Rent-Controlled Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)
1 Bed 1 Bath	1	33.3%	750	$934	$1.24
2 Bed 2 Bath	2	66.7	1,200	$1,100	$0.92
Total/Wtd. Avg.	3	100.0%	1,050	$1,044	$0.99
(1)	Based on the underwritten rent roll as of November 1, 2022.

The following table presents detailed information with respect to the rent stabilized units at the 114 West 86th Street Property:

As Is Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)
1 Bed 1 Bath	10	66.7%	725	$1,555	$2.14
2 Bed 2 Bath	5	33.3	1,200	$1,509	$1.26
Total/Wtd. Avg.	15	100.0%	883	$1,540	$1.74
(1)	Based on the underwritten rent roll as of November 1, 2022.

Environmental. According to the Phase I environmental assessments dated November 2, 2022, there was no evidence of any recognized environmental conditions at the Gilardian NYC Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BMO 2023-C4
No. 3 – Gilardian NYC Portfolio

The following table presents certain information relating to the historical and current occupancy of the Gilardian NYC Portfolio Properties:

Historical and Current Occupancy(1)
Property	2019	2020	2021	Current(2)
237 East 34th Street	93.7%	92.8%	99.0%	99.0%
114 West 86th Street	98.3%	88.6%	95.7%	97.9%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of November 1, 2022.

The following table presents certain information relating to the operating history and underwritten cash flows of the Gilardian NYC Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)	As-Stab
Gross Potential Rent	$8,088,028	$7,468,310	$7,224,118	$8,203,993	$9,140,919	$59,745	100.0%	$9,934,113
Commercial Income	0	0	47,468	427,215	623,595	4,076	6.8	623,595
Net Rental Income	$8,088,028	$7,468,310	$7,271,587	$8,631,208	$9,764,514	$63,820	106.8%	$10,557,708
(Vacancy/Credit Loss)	0	0	0	0	(190,936)	(1,248)	-2.1	(316,731)
Other Income	34,525	46,855	29,634	22,998	33,771	221	0.4	35,828
Effective Gross Income	$8,122,553	$7,515,165	$7,301,221	$8,654,206	$9,607,348	$62,793	105.1%	$10,276,804

Total Expenses	$3,193,859	$2,910,192	$3,026,795	$2,814,082	$3,194,304	$20,878	33.2%	$3,411,409

Net Operating Income	$4,928,695	$4,604,973	$4,274,426	$5,840,124	$6,413,044	$41,915	66.8%	$6,865,396

Total TI/LC, Capex/RR	0	0	0	0	5,996	39	0.1	5,996

Net Cash Flow	$4,928,695	$4,604,973	$4,274,426	$5,840,124	$6,407,048	$41,876	66.7%	$6,859,400
(1)	TTM reflects the trailing 12 months ending September 30, 2022.
(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Markets. According to the appraisals, the Gilardian NYC Portfolio Properties are located in the New York Metro apartment market. According to the appraisals, as of the second quarter of 2022, the New York Metro apartment market average monthly asking rent per unit was $4,112 and vacancy was 3.5%. According to the appraisal, the 114 West 86th Street Property is located in the Upper West Side apartment submarket. As of the second quarter of 2022, the Upper West Side apartment submarket average monthly asking rent per unit was $5,588 and vacancy was 3.8%. According to the appraisal, the 237 East 34th Street Property is located in the Stuyvesant / Turtle Bay apartment submarket. As of the second quarter of 2022, the Upper West Side apartment submarket average monthly asking rent per unit was $5,587 and vacancy was 2.5%.

According to the appraisal, the 2021 population within a 0.25-, 0.5- and 0.75-mile radius of the 114 West 86th Street Property is 24,532, 72,731 and 115,378, respectively. The 2021 median household income within the same radii is $129,405, $131,030 and $129,817, respectively.

According to the appraisal, the 2021 population within a 0.25-, 0.5- and 0.75-mile radius of the 237 East 34th Street Property is 26,750, 68,214 and 109,294, respectively. The 2021 median household income within the same radii is $133,475, $128,486 and $131,136, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Structural and Collateral Term Sheet	BMO 2023-C4
No. 3 – Gilardian NYC Portfolio

The following table presents certain information relating to comparable multifamily rental properties to the 114 West 86th Street Property:

Comparable Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF(3)	Average Rent per Unit(3)
114 West 86th Street Property(2) 114 West 86th Street New York, NY	1928 / NAP	97.9%	48	1BR / 1BA FM 1BR / 1BA RC 1BR / 1BA RS 2BR / 1BA FM 2BR / 2BA FM 2BR / 2BA RC 2BR / 2BA RS 3BR / 2BA FM	750 750 725 750 1,200 1,200 1,200 1,450	$5.17 $1.24 $2.14 $5.67 $5.16 $0.92 $1.26 $5.38	$3,874 $934 $1,555 $4,250 $6,189 $1,100 $1,509 $7,800
Stonehenge Tower 210 West 89th Street New York, NY	1963 / NAP	99.0%	148	Studio / BA 1BR / 1BA 2BR / 2BA 3BR / 2BA	460 672 850 1,000	$7.61 $6.55 $7.76 $7.56	$3,500 $4,401 $6,595 $7,561
120 W 86th Street 120 West 86th Street New York, NY	1912 / NAP	89.0%	47	1BR / 1BA 2BR / 1BA 3BR / 2BA	500 700 900	$9.00 $9.14 $9.01	$4,500 $6,400 $8,113
The Greystone 212 West 91st Street New York, NY	1923 / NAP	98.0%	366	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 2BA 4BR / 3BA	550 799 950 1,807 2,091	$6.04 $6.95 $9.12 $6.62 $6.22	$3,324 $5,550 $8,667 $11,960 $13,006
Parc Cameron Apartments 41 West 86th Street New York, NY	1927 / NAP	95.0%	166	Studio / 1BA 1BR / 1BA 2BR / 1BA 4BR / 2BA	355 622 886 2,300	$9.26 $7.47 $6.90 $5.01	$3,286 $4,646 $6,114 $11,533
James Marquis 101 West 90th Street New York, NY	1986 / NAP	96.0%	202	Studio / 1BA 1BR / 1BA 2BR / 1BA 3BR / 2BA 4BR / 2BA	544 678 965 1,434 1,519	$6.52 $6.37 $5.86 $5.64 $4.85	$3,549 $4,317 $5,652 $8,091 $7,362
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll as of November 1, 2022.
(3)	Average Rent per Unit and Average Rent per SF is inclusive of all units at the 114 West 86th Street Property which included 15 rent stabilized units and 3 rent controlled units.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Structural and Collateral Term Sheet	BMO 2023-C4
No. 3 – Gilardian NYC Portfolio

The following table presents certain information relating to comparable multifamily rental properties to the 237 East 34th Street Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
237 East 34th Street Property(2) 237 East 34th Street New York, NY	2015 / NAP	99.0%	105	Studio / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 3BA	465 599 682 948 859	$8.58 $8.48 $6.80 $7.16 $12.31	$3,993 $5,081 $4,634 $6,794 $10,571
The Epic 126-128 West 32nd Street New York, NY	2007 / NAP	96.7%	458	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 2BA 4BR / 3BA	560 961 864 1,350 1,400	$6.59 $4.84 $5.76 $6.71 $6.06	$3,692 $4,656 $4,973 $9,056 $8,485
Murray Hill Marquis 150 East 34th Street New York, NY	2017 / NAP	92.5%	252	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 2BA	491 697 994 1,515	$7.10 $6.01 $5.43 $4.72	$3,486 $4,190 $5,397 $7,149
The Beatrice 105 West 29th Street New York, NY	2010 / NAP	93.0%	302	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 3BA	497 695 1,008 1,738	$9.30 $8.88 $8.86 $10.30	$4,620 $6,173 $8,927 $17,899
The Lewis 411 West 35th Street New York, NY	2015 / NAP	100.0%	186	Studio / 1BA 1BR / 1BA 2BR / 1BA	426 629 903	$7.57 $6.48 $6.61	$3,225 $4,076 $5,971
The Greywood 3-5 West 36th New York, NY	2013 / NAP	100.0%	72	Studio / 1BA 1BR / 1BA 2BR / 1BA	608 722 900	$5.30 $5.39 $5.55	$3,220 $3,893 $4,992
House39 225 East 39th Street New York, NY	2017 / NAP	94.4%	297	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 2BA	501 685 976 1,386	$8.14 $7.41 $7.61 $7.81	$4,077 $5,078 $7,432 $10,828
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll as of November 1, 2022.

The Borrowers. The borrowers are 114 West 86th Street Realty, LLC and Theater House Apartments, LLC, each a Delaware limited liability company and special purpose entity with one independent director for each borrower entity. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Gilardian NYC Portfolio Whole Loan.

The Borrower Sponsors. The borrower sponsors and guarantors are Robert Gilardian and Albert Gilardian.

Property Management. The Gilardian NYC Portfolio Properties are managed by A.J. Clarke Real Estate Corp., a third party property management company founded in 1943 and headquartered in New York, New York.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $395,800 for real estate taxes, (ii) approximately $21,801 for insurance premiums, (iii) $199,183 for deferred maintenance and (iv) $100,000 for the replacement reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Structural and Collateral Term Sheet	BMO 2023-C4
No. 3 – Gilardian NYC Portfolio

Tax Escrows – Upon the occurrence of a Trigger Event (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $197,384.

Insurance Escrows – Monthly payments in the insurance reserve have been waived by the lender due to the borrower carrying a blanket policy so long as (i) no event of default has occurred or is continuing, (ii) the liability and casualty policies maintained by borrower covering the Gilardian NYC Portfolio Properties constitute a blanket or umbrella policy approved by the lender, (iii) the borrower provides evidence of the policy renewal and paid receipts for the payment of the insurance premiums by no later than ten days prior to the expiration of policy and thirty days prior to the delinquency of payment on such policy.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $3,449 for replacement reserves, so long as funds in the replacement reserve do not exceed $90,000. The borrowers will cease monthly deposits until funds in the replacement reserve fall below $30,000, at which point the borrowers will resume monthly deposits.

Lockbox / Cash Management. The Gilardian NYC Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The Gilardian NYC Portfolio Whole Loan requires that during the continuance of a Trigger Event, the borrowers or property managers, as applicable, direct tenants to pay all rents directly into a lockbox account controlled by the borrowers. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the borrowers to be applied and disbursed in accordance with the Gilardian NYC Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Gilardian NYC Portfolio Whole Loan documents are required to disbursed to an excess cash reserve.

A “Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Gilardian NYC Portfolio Whole Loan documents, (ii) the debt service coverage ratio for the Gilardian NYC Portfolio Total Debt is less than 1.05x for two consecutive calendar quarters or (iii) an event of default under each of the mezzanine loans.

A Trigger Event will end: (a) with regard to clause (i) of the prior sentence, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion, (b) with regard to clause (ii) of the prior sentence, upon the debt service coverage ratio for the Gilardian NYC Portfolio Total Debt being greater than or equal to 1.05x for two consecutive calendar quarters and (c) with regard to clause (iii) of the prior sentence, a cure of such event of default under each of the mezzanine loans.

Subordinate Debt. None.

Mezzanine Debt. John Hancock Life Insurance Company (U.S.A.) originated a Mezzanine A Loan in the amount of $26,000,000 secured by the Mezzanine A Loan borrowers’ interests in the mortgage borrower, as collateral for the Mezzanine A Loan (the “Mezzanine A Loan”). The Mezzanine A Loan is coterminous with the Gilardian NYC Portfolio Whole Loan. The Mezzanine A Loan accrues interest at a rate of 7.35000% per annum and requires interest-only payments until its maturity date.

TCM CRE REIT LLC originated a Mezzanine B Loan in the amount of $11,750,000 secured by the Mezzanine B Loan borrowers’ interests in the Mezzanine A Loan borrower, as collateral for the Mezzanine B Loan (the “Mezzanine B Loan”). The Mezzanine B Loan is coterminous with the Gilardian NYC Portfolio Whole Loan. The Mezzanine B Loan accrues interest at a rate of 10.50000% per annum and requires interest-only payments until its maturity date.

Partial Release. After the defeasance lockout period, the borrower may release either of the Gilardian NYC Portfolio Properties from the lien of the Gilardian NYC Portfolio Whole Loan by defeasing 120% of the allocated loan amount with respect to the applicable release property, provided that (a) the post-defeasance debt service coverage ratio for the undefeased note, based on income from the remaining property, will be not less than the greater of 1.10x, and pre-defeasance debt service coverage ratio, and (b) the post-defeasance loan-to-value ratio for the remaining property will not exceed the lesser of (i) 66.3%, and (ii) pre-defeasance loan-to-value ratio that existed immediately preceding such partial defeasance event.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Structural and Collateral Term Sheet	BMO 2023-C4
No. 4 – Weston at Copperfield

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Structural and Collateral Term Sheet	BMO 2023-C4
No. 4 – Weston at Copperfield

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Structural and Collateral Term Sheet	BMO 2023-C4
No. 4 – Weston at Copperfield
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	3.6%	Net Rentable Area (Units):	330
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	CF Weston Multifamily DST	Year Built / Renovated:	1998 / 2018
Borrower Sponsor:	CF Real Estate Holdings, LLC	Occupancy:	90.3%
Interest Rate:	4.29600%	Occupancy Date:	10/31/2022
Note Date:	3/25/2022	4th Most Recent NOI (As of):	$2,197,012 (12/31/2019)
Maturity Date:	4/1/2032	3rd Most Recent NOI (As of):	$2,131,513 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,445,381 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(2):	$3,372,481 (TTM 10/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	86.4%
Amortization Type:	Interest Only	UW Revenues:	$4,920,907
Call Protection:	L(34),D(83),O(3)	UW Expenses:	$2,657,613
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,263,294
Additional Debt:	No	UW NCF:	$2,180,794
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$66,160,000 / $200,485
Additional Debt Type:	N/A	Appraisal Date:	2/28/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$84,848
Taxes:	$515,805	$73,686	N/A	Maturity Date Loan / Unit:	$84,848
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	42.3%
Replacement Reserves:	$20,625	$6,875	N/A	Maturity Date LTV:	42.3%
				UW NCF DSCR:	1.79x
				UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	41.8%	Purchase Price	$66,000,000	98.5%
Borrower Sponsor Equity	38,993,677	58.2	Upfront Reserves	536,430	0.8
			Closing Costs	457,247	0.7
Total Sources	$66,993,677	100.0%	Total Uses	$66,993,677	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Most Recent NOI does not include March 2022 because the borrower acquired the Weston at Copperfield Property (as defined below) in March 2022.

The Loan. The fourth largest mortgage loan (the “Weston at Copperfield Mortgage Loan”) is secured by the borrower’s fee interest in a 330-unit, garden-style multifamily property located in Houston, Texas (the “Weston at Copperfield Property”). The Weston at Copperfield Mortgage Loan was originated on March 25, 2022 by Arbor Private Label, LLC and subsequently acquired by Bank of Montreal on January 6, 2023. The Weston at Copperfield Mortgage Loan accrues interest at an interest rate of 4.29600% per annum. The Weston at Copperfield Mortgage Loan has an original term of 120 months, has a remaining term of 110 months and is interest only for the entire term. The scheduled maturity date of the Weston at Copperfield Mortgage Loan is the due date that occurs on April 1, 2032.

The Property. The Weston at Copperfield Property consists of 12, three-story multifamily buildings, totaling 330 residential units on approximately 12.58 acres. The Weston at Copperfield Property is located in Houston, Texas and is situated on the south side of West Road between Easton Commons Drive and Highway 6. The Weston at Copperfield Property was built in 1998, and features a range of one-bedroom, two-bedroom, and three-bedroom residential units. The Weston at Copperfield Property units all feature ceramic tile and carpet flooring, central air, full stainless steel kitchen appliances, solid surface countertops, oversize walk-in closets and steam showers. Community spaces include an outdoor grill, gated

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Structural and Collateral Term Sheet	BMO 2023-C4
No. 4 – Weston at Copperfield

entrance, clubhouse, playground, and pool. The Weston at Copperfield Property has 54 carports, 60 garages and 439 surface parking spaces, totaling 553 parking spaces and resulting in a ratio of approximately 1.68 parking spaces per unit.

The following table presents detailed information with respect to the unit mix at the Weston at Copperfield Property:

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate	Average Monthly Market Rental Rate per SF
1 Bed / 1 Bath - A1	19	5.8%	643	$995	$1.55	$1,080	$1.68
1 Bed / 1 Bath - A1F	17	5.2	643	$1,052	$1.64	$1,100	$1.71
1 Bed / 1 Bath - A1Q	36	10.9	643	$1,124	$1.75	$1,230	$1.91
1 Bed / 1 Bath - A2	10	3.0	711	$1,051	$1.48	$1,110	$1.56
1 Bed / 1 Bath - A2F	14	4.2	711	$1,049	$1.48	$1,130	$1.59
1 Bed / 1 Bath - A2Q	25	7.6	711	$1,139	$1.60	$1,260	$1.77
1 Bed / 1 Bath - A3	18	5.5	802	$1,153	$1.44	$1,210	$1.51
1 Bed / 1 Bath - A3F	28	8.5	802	$1,185	$1.48	$1,230	$1.53
1 Bed / 1 Bath - A3Q	33	10.0	802	$1,271	$1.58	$1,360	$1.70
2 Bed / 2 Bath - B1	6	1.8	1,040	$1,399	$1.34	$1,470	$1.41
2 Bed / 2 Bath - B1F	18	5.5	1,040	$1,416	$1.36	$1,490	$1.43
2 Bed / 2 Bath - B1Q	25	7.6	1,040	$1,506	$1.45	$1,640	$1.58
2 Bed / 2 Bath - B2	9	2.7	1,095	$1,449	$1.32	$1,490	$1.36
2 Bed / 2 Bath - B2F	20	6.1	1,095	$1,449	$1.32	$1,510	$1.38
2 Bed / 2 Bath - B2Q	18	5.5	1,095	$1,484	$1.36	$1,650	$1.51
2 Bed / 2 Bath - B3	4	1.2	1,099	$1,407	$1.28	$1,520	$1.38
2 Bed / 2 Bath - B3F	11	3.3	1,099	$1,456	$1.33	$1,540	$1.40
2 Bed / 2 Bath - B3Q	8	2.4	1,099	$1,552	$1.41	$1,690	$1.54
3 Bed / 2 Bath - C1	1	0.3	1,295	$0	$0.00	$1,795	$1.39
3 Bed / 2 Bath - C1F	6	1.8	1,295	$1,725	$1.33	$1,815	$1.40
3 Bed / 2 Bath - C1Q	4	1.2	1,295	$1,756	$1.36	$1,945	$1.50
Total/Wtd. Avg.	330	100.0%	868	$1,265	$1.50	$1,364	$1.60
(1)	Based on the underwritten rent roll as of October 31, 2022. Average Monthly Rental Rate and Average Monthly Rental Rate per SF reflect average monthly in-place rent for occupied units.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are inclusive of employee discounts on two separate units.

Environmental. According to the Phase I report dated March 8, 2022, there was no evidence of any recognized environmental conditions at the Weston at Copperfield Property.

The following table presents certain information relating to the historical and current occupancy of the Weston at Copperfield Property:

Historical and Current Multifamily Occupancy(1)
2019	2020	2021	Current(2)
93.0%	95.0%	95.3%	90.3%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current occupancy is as of October 31, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BMO 2023-C4
No. 4 – Weston at Copperfield

The following table presents certain information relating to the operating history and underwritten cash flows of the Weston at Copperfield Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$4,193,238	$4,406,688	$4,625,263	$4,940,251	$5,079,127	$15,391	100.0%
(Vacancy)	(290,030)	(297,542)	(243,434)	(379,273)	(556,440)	(1,686)	(11.0)
(Bad Debt)	(44,901)	(57,363)	(95,048)	(121,832)	(121,832)	(369)	(2.4)
(Concessions)	(42,241)	(82,011)	(58,189)	(10,219)	(10,219)	(31)	(0.2)
(Non-Revenue)	0	0	0	(5,566)	(14,579)	(44)	(0.3)
Net Rental Income	$3,816,067	$3,969,772	$4,228,592	$4,423,361	$4,376,056	$13,261	86.2%
Other Income(3)	411,001	433,927	545,616	544,850	544,850	1,651	10.7
Effective Gross Income	$4,227,068	$4,403,699	$4,774,208	$4,968,211	$4,920,907	$14,912	96.9%

Total Expenses	$2,030,056	$2,272,186	$2,328,827	$1,595,730	$2,657,613	$8,053	54.0%

Net Operating Income	$2,197,012	$2,131,513	$2,445,381	$3,372,481	$2,263,294	$6,858	46.0%

Replacement Reserve	0	0	0	0	82,500	250	1.7

Net Cash Flow	$2,197,012	$2,131,513	$2,445,381	$3,372,481	$2,180,794	$6,608	44.3%
(1)	TTM reflects the trailing 12 months (excluding March 2022) ending October 31, 2022. TTM does not include March 2022 because the borrower acquired the Weston at Copperfield Property in March 2022.
(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes trailing 12-month annualized utility reimbursements and trailing 12 months other income and parking income.

The Market. The Weston at Copperfield Property is located in Houston, Texas, within the Houston-The Woodlands-Sugar Land, TX Metropolitan Statistical Area (the “Houston MSA”). According to the appraisal, the unemployment rate in the Houston MSA as of December 2021 was 4.8% but is expected to decrease to 3.7% by 2026. The leading industries in Houston are manufacturing, wholesale trade, agriculture/mining, finance/insurance/real estate, and retail trade sectors. The largest employer in Houston is Exxon Mobil Corp., which employs 13,000 people. The Weston at Copperfield Property is located in the northwest area of the Houston MSA on West Road, a major thoroughfare connecting to Highway 6 and U.S. 290. The METRO system is located approximately 2.5 miles from the Weston at Copperfield Property. The local area is primarily occupied by retail, industrial, office and multifamily developments.

The Weston at Copperfield Property is situated in the Cypress/Fairbanks multifamily submarket. According to the appraisal, as of the fourth quarter of 2021, the Cypress/Fairbanks multifamily submarket had an overall vacancy rate of 5.3%, with net absorption totaling 830 units. The vacancy rate decreased 1.7% over the past 12 months. Rental rates increased by $65 from the fourth quarter of 2020 to the fourth quarter of 2021 and ended at $1,130 per unit per month.

According to the appraisal, the 2021 population within a one-, three-, and five-mile radius of the Weston at Copperfield Property was 15,996, 134,016, and 332,371, respectively. According to the appraisal, the 2021 median household income within a one-, three-, and five-mile radius of the Weston at Copperfield Property was $70,170, $71,513, and $76,380, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 4 – Weston at Copperfield

The following table presents certain information relating to comparable multifamily rental properties to the Weston at Copperfield Property:

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Weston at Copperfield(2)	1998 / 2018	90.3%	200	1 Bed 1 Bath	722	$1.57	$1,135
15125 West Road			119	2 Bed 2 Bath	1,073	$1.36	$1,464
Houston, TX			11	3 Bed 2 Bath	1,295	$1.34	$1,735
Carrington Place	2004 / NAP	98.0%	110	1 Bed 1 Bath	841	$1.45	$1,223
Houston, TX			172	2 Bed 2 Bath	1,188	$1.30	$1,539
12700 FM 1960 Road West			42	3 Bed 2 Bath	1,487	$1.17	$1,742
Cortland Copper Springs	2003 / NAP	94.0%	180	1 Bed 1 Bath	746	$1.78	$1,326
Houston, TX			160	2 Bed 2 Bath	1,077	$1.49	$1,606
13333 West Road			36	3 Bed 2 Bath	1,337	$1.49	$1,988
Cortland Copperleaf	2003 / 2018	95.0%	126	1 Bed 1 Bath	772	$1.76	$1,355
Houston, TX			78	2 Bed 2 Bath	1,138	$1.48	$1,686
14811 West Road			36	3 Bed 2 Bath	1,414	$1.26	$1,788
Crossroads Ranch	1998 / 2019	94.0%	128	1 Bed 1 Bath	697	$1.60	$1,112
Houston, TX			48	2 Bed 1 Bath	908	$1.43	$1,300
12655 Crossroads Park Drive			48	2 Bed 2 Bath	1,115	$1.33	$1,485
			32	3 Bed 2 Bath	1,250	$1.35	$1,685
Trails at Eldridge Parkway	2003 / 2018	94.0%	240	1 Bed 1 Bath	790	$1.17	$925
Houston, TX			144	2 Bed 2 Bath	1,109	$1.56	$1,726
10000 North Eldridge Parkway			6	3 Bed 2 Bath	1,436	$1.34	$1,923
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of October 31, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.

The Borrower. The borrower under the Weston at Copperfield Mortgage Loan is CF Weston Multifamily DST, a special-purpose entity and Delaware statutory trust with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Weston at Copperfield Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is CF Real Estate Holdings, LLC, (“CF REH”) a Delaware limited liability company. CF REH is an affiliate of Cantor Fitzgerald, L.P. and Cantor Fitzgerald Investors, LLC (collectively, “Cantor Fitzgerald”). Cantor Fitzgerald has invested more than $2 billion in its commercial real estate business infrastructure. In 2020, Cantor Fitzgerald participated in more than $72 billion of total real estate transactions.

Property Management. The Weston at Copperfield Property is managed by CAF Management, LLC (“CAF Management”), a third party property management company headquartered in Frisco, Texas. CAF Management currently manages 75 multifamily properties across Texas, Oklahoma and Arizona.

Escrows and Reserves. At origination of the Weston at Copperfield Mortgage Loan, the borrower deposited (i) approximately $515,805 into a real estate tax reserve account and (ii) $20,625 into a replacement reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, approximately $73,686.

Insurance Escrows – Monthly payments in the insurance reserve have been waived by the lender so long as the borrower is carrying a blanket policy.

Replacement Reserves – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $6,875.

Lockbox / Cash Management. The Weston at Copperfield Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (as defined below), the borrower or property manager will deposit all revenues relating to the Weston at Copperfield Property into a lender-controlled lockbox account within two business days of receipt.

A “Trigger Event” will commence upon (i) the occurrence and continuance of an event of default, or (ii) the debt service coverage ratio of the Weston at Copperfield Mortgage Loan being less than 1.10x and will be cured when (A) with respect

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 4 – Weston at Copperfield

to clause (i) above, no event of default is continuing or (B) with respect to clause (ii) above, the debt service coverage ratio of the Weston at Copperfield Mortgage Loan is greater than 1.10x for two consecutive calendar quarters.

Subordinate Debt. None.

Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan (the “Mezzanine Debt”), subject to the satisfaction of the requirements set forth in the Weston at Copperfield Mortgage Loan documents, which include, but are not limited to: (i) the mortgage lender receives at least 30 days’ prior written notice of the intention to incur Mezzanine Debt (the “Mezzanine Notice”), (ii) the security granted in connection with such Mezzanine Debt consists only of a pledge of all of the membership or partnership interests in the borrower, (iii) the aggregate debt yield based on the Weston at Copperfield Mortgage Loan and the Mezzanine Debt is equal to or greater than 8.14%, (iv) the aggregate loan-to-value ratio based on the Weston at Copperfield Mortgage Loan and the Mezzanine Debt is no greater than 42.32%, (v) the execution of an intercreditor agreement acceptable to the mortgage lender and satisfactory to the rating agencies, (vi) the Mezzanine Debt is subordinate in all respects to the Weston at Copperfield Mortgage Loan pursuant to the intercreditor agreement, (vii) the Mezzanine Debt is not cross-defaulted or cross-collateralized with any other properties or loans and is co-terminus with the Weston at Copperfield Mortgage Loan, (viii) the Mezzanine Debt may only be prepaid after the expiration of the prepayment lockout period of the Weston at Copperfield Mortgage Loan or simultaneously with the defeasance of the Weston at Copperfield Mortgage Loan, (ix) the borrower procures and delivers a mezzanine loan policy for the benefit of the mezzanine lender and facilitates the appropriate updates to the mortgage lender’s title insurance policy as requested by the mortgage lender’s counsel and (x) the borrower pays to the mortgage lender a $10,000 review fee concurrently with its issuance of a Mezzanine Notice to the mortgage lender.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 5 – IPG Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 5 – IPG Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 5 – IPG Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$28,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,000,000	Property Type – Subtype:	Industrial – Various
% of IPB:	3.6%	Net Rentable Area (SF):	1,791,714
Loan Purpose:	Acquisition	Location:	Various
Borrower:	AGNL SEAL, L.P.	Year Built / Renovated(3):	Various / Various
Borrowers Sponsors:	AG Net Lease IV Corp., AG Net	Occupancy:	100.0%
	Lease IV (Q) Corp. and AG Net	Occupancy Date:	2/6/2023
	Lease Realty Fund IV Investments	4th Most Recent NOI (As of)(4):	NAV
	(H-1), L.P.	3rd Most Recent NOI (As of)(4):	NAV
Interest Rate:	6.33000%	2nd Most Recent NOI (As of)(4):	NAV
Note Date:	9/29/2022	Most Recent NOI (As of)(4):	NAV
Maturity Date:	10/6/2032	UW Economic Occupancy:	95.0%
Interest-only Period:	120 months	UW Revenues:	$14,015,432
Original Term:	120 months	UW Expenses:	$2,610,886
Original Amortization Term:	None	UW NOI:	$11,404,546
Amortization Type:	Interest Only	UW NCF:	$10,826,623
Call Protection:	YM4(28),DorYM1(85),O(7)	Appraised Value / Per SF:	$196,800,000 / $110
Lockbox / Cash Management:	Hard / Springing	Appraisal Date(5):	Various
Additional Debt(1):	Yes
Additional Debt Balance(1):	$75,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$57
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$57
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.3%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV:	52.3%
				UW NCF DSCR:	1.64x
				UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$103,000,000	57.3%	Purchase Price	$177,000,000	98.5%
Principal’s New Cash Contribution	73,350,575	40.8	Closing Costs	2,652,115	1.5
Other Sources	3,301,540	1.8
Total Sources	$179,652,115	100.0%	Total Uses	$179,652,115	100.0%
(1)	The IPG Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance of $103.0 million as of the Cut-off Date. The financial information in the chart above is based on such $103.0 million whole loan.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	The IPG Portfolio Whole Loan (as defined below) is secured by the fee interest in eight industrial properties which were built between 1920 and 2016. See “Portfolio Summary” table herein.
(4)	Historical financial information is not available for the IPG Portfolio Properties (as defined below) since the borrower acquired the IPG Portfolio Properties in a sale-leaseback transaction with a single-tenant and leases were not previously in place.
(5)	Appraised values are provided by appraisal reports dated between August 12, 2022 and August 17, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 5 – IPG Portfolio

The Loan. The fifth largest mortgage loan (the “IPG Portfolio Mortgage Loan”) is part of a whole loan (the “IPG Portfolio Whole Loan”) evidenced by four pari passu notes with an aggregate outstanding balance as of the Cut-off Date of $103,000,000 secured by a first mortgage encumbering the borrower’s fee interest in a portfolio of eight industrial properties totaling 1,791,714 SF across Virginia, Michigan, Illinois, Wisconsin, Utah, North Carolina and South Carolina (collectively, the “IPG Portfolio Properties”). The IPG Portfolio Whole Loan was originated on September 29, 2022 by Citi Real Estate Funding Inc. (“CREFI”). The IPG Portfolio Mortgage Loan, which will be included in the BMO 2023-C4 securitization trust, is evidenced by the non-controlling notes A-2-2 and A-3 which have outstanding balances as of the Cut-off Date of $8,000,000 and $20,000,000 respectively. The proceeds of the IPG Portfolio Whole Loan were primarily used to acquire the IPG Portfolio Properties in a sale-leaseback transaction with the sole tenant at each of the IPG Portfolio Properties, Intertape Polymer Group (“IPG”), and to pay origination costs.

The IPG Portfolio Whole Loan has an initial term of 120 months and a remaining term of 116 months as of the Cut-off Date. The IPG Portfolio Whole Loan has a 10-year interest only term and accrues interest at a rate of 6.33000% per annum. The scheduled maturity date of the IPG Portfolio Whole Loan is the due date in October, 2032. Voluntary prepayment of the IPG Portfolio Whole Loan in whole or in part is permitted on or after the due date occurring in April 2032 without the payment of any prepayment premium. In addition, the IPG Portfolio Whole Loan may be voluntarily prepaid in whole or in part at any time beginning on the due date in November 2022 with the payment of a yield maintenance premium. Defeasance of the IPG Portfolio Whole Loan in whole or in part is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note of the IPG Portfolio Whole Loan to be securitized and (ii) September 29, 2025.

The table below summarizes the promissory notes that comprise the IPG Portfolio Whole Loan. The relationship between the holders of the notes evidencing the IPG Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The IPG Portfolio Whole Loan is being serviced pursuant to the BMARK 2022-B37 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BMARK 2022-B37	Yes
A-2-1	$15,000,000	$15,000,000	3650R 2022-PF2	No
A-2-2	$8,000,000	$8,000,000	BMO 2023-C4	No
A-3	$20,000,000	$20,000,000	BMO 2023-C4	No
Whole Loan	$103,000,000	$103,000,000

The Properties. The IPG Portfolio Properties consist of eight single tenant industrial buildings totaling 1,791,714 SF located across seven states: Virginia, Michigan, Illinois, Wisconsin, Utah, North Carolina and South Carolina. Each of the IPG Portfolio Properties is 100.0% occupied by IPG, the sole tenant at the IPG Portfolio Properties with average rents of $6.78 PSF pursuant to leases expiring on September 30, 2042.

The following table presents certain information relating to the IPG Portfolio Properties:

Portfolio Summary
Property	City, State	Allocated Whole Loan Amount	Property Subtype	% of Allocated Loan Amount	Net Rentable Area (SF)(1)	Year Built / Renovated(2)	Appraised Value(2)	UW EGI(1)	% of UW EGI
Eagle Springs	Danville, VA	$21,066,376	Warehouse/Distribution	20.5%	317,670	1987 / 2017	$40,000,000	$2,568,301	18.3%
Danville	Danville, VA	20,989,251	Warehouse/Distribution	20.4	316,507	2004 / NAP	40,000,000	2,543,184	18.1
Blythewood	Blythewood, SC	19,662,098	Manufacturing	19.1	350,563	1999 / 2014	37,600,000	2,442,402	17.4
Menasha	Menasha, WI	9,603,128	Manufacturing	9.3	156,860	1920 / 2004	17,500,000	1,488,208	10.6
Tremonton	Tremonton, UT	8,440,132	Manufacturing	8.2	118,503	1997 / NAP	17,600,000	1,155,469	8.2
Carbondale	Carbondale, IL	8,213,458	Warehouse/Distribution	8.0	193,730	1995 / NAP	16,900,000	1,400,936	10.0
Marysville	Marysville, MI	7,621,886	Manufacturing	7.4	233,264	1943 / 1987	14,400,000	1,396,402	10.0
Midland	Midland, NC	7,403,671	Warehouse/Distribution	7.2	104,617	2016 / NAP	12,800,000	1,020,529	7.3
Total / Wtd. Avg.		$103,000,000		100.0%	1,791,714		$196,800,000	$14,015,432	100.0%
(1)	Based on the underwritten rent rolls dated February 6, 2023.
(2)	Source: Appraisal unless otherwise stated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 5 – IPG Portfolio

Major Tenant. The sole tenant, IPG is a manufacturer of paper and film-based pressure-sensitive and water-activated tapes, stretch and shrink films, protective packaging, woven and non-woven products and packaging machinery for industrial and retail use. IPG also specializes in high performance tape products engineered for demanding aerospace, marine, automotive and industrial applications. Headquartered in Sarasota, Florida, IPG employs approximately 3,800 employees with operations in 34 locations, including 22 manufacturing facilities in North America, five in Asia and two in Europe. IPG was founded in 1981 and based in Sarasota, Florida and Montreal, Canada.

Environmental. According to Phase I environmental reports dated as of September 21, 2022, there are no recognized environmental conditions or recommendations for further action at the IPG Portfolio Properties other than (i) a recognized environmental condition due to prior industrial operations at the Marysville property and (ii) a recognized environmental condition due to prior industrial operations at the Menasha property that resulted in petroleum impacts to soil. The Marysville property was previously used for various industrial purposes, including magnesium processing for the manufacture of shell casings during World War II and production of various adhesive tapes since the late 1950s. These former industrial operations involved the use of chemicals and petroleum products. With respect to the Menasha property, in 1995 and 1996 a limited soil and groundwater investigation was conducted in an area of stained gravel near the rail unloading area on the south side of the site. This investigation included the advancement of a total of sixteen soil borings and installation of one temporary monitoring well. No further investigation or remediation was conducted. In a letter dated February 17, 1997, the Wisconsin Department of Natural Resources granted case closure for the matter subject to no continuing obligations related to management of impacted soils remaining at the time of case closure. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the IPG Portfolio Properties:

Historical and Current Occupancy(1)
2019	2020	2021	2/6/2023(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancies are unavailable due to the acquisition of IPG Portfolio Properties at origination of the IPG Portfolio Whole Loan in a sale-leaseback transaction.
(2)	Based on the underwritten rent rolls dated as of February 6, 2023.

The following table presents certain information relating to the sole tenant at the IPG Portfolio Properties:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Intertape Polymer Group(3)	NR/NR/NR	1,791,714	100.0%	$6.78	$12,142,200	100.0%	9/30/2042
Total Occupied		1,791,714	100.0%	$6.78	$12,142,200	100.0%
Vacant Space		0	0.0
Total / Wtd. Avg.		1,791,714	100.0%
(1)	Based on the underwritten rent rolls dated February 6, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, regardless of whether the parent company guarantees the lease.
(3)	Intertape Polymer Group has one, ten-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 5 – IPG Portfolio

The following table presents certain information relating to the tenant lease expiration dates at the IPG Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of Net Rental Area Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033 & Beyond	8	1,791,714	100.0	12,142,200	100.0		1,791,714	100.0%	$12,142,200	100.0%
Total	8	1,791,714	100.0%	$12,142,200	100.0%
(1)	Based on the underwritten rent rolls dated February 6, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The following table presents certain information relating to the underwritten cash flows of the IPG Portfolio Properties:

Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Rents in Place	$12,142,200	$6.78	82.3%
Rent Steps	0	0.00	0.0
Gross Potential Rent	$12,142,200	$6.78	82.3%
Potential Income from	0	0.00	0.0
Vacant Space	0	0.00	0.0
Total Reimbursements	2,610,886	1.46	17.7
Net Rental Income	$14,753,086	$8.23	100.0%
(Vacancy/Credit Loss)	(737,654)	(0.41)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$14,015,432	$7.82	95.0%
Total Expenses	$2,610,886	$1.46	18.6%
Net Operating Income	$11,404,546	$6.37	81.4%
Total TI/LC, Cap Ex / RR	577,923	0.32	4.1
Net Cash Flow	$10,826,623	$6.04	77.2%
(1)	Based on underwritten rent rolls dated February 6, 2023.
(2)	Historical financial information is unavailable due to the acquisition of IPG Portfolio Properties at origination of the IPG Portfolio Whole Loan in a sale-leaseback transaction.
(3)	% column represents percent of Net Rental Income for all revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Market. The eight properties comprising the IPG Portfolio Properties are located across seven states and have the following state concentrations based on total square footage: Virginia – 35.4%, South Carolina – 19.6%, Michigan – 13.0%, Illinois – 10.8%, Wisconsin – 8.8%, Utah – 6.6% and North Carolina – 5.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 5 – IPG Portfolio

The following table presents certain market information with respect to the IPG Portfolio Properties:

Market Analysis(1)
Property Name	City/State	Market	Submarket	Submarket Inventory (SF)	Submarket Vacancy	Submarket Rent PSF	UW Base Rent PSF(2)
Eagle Springs	Danville, VA	Greensboro NC	Danville	9,598,004	1.5%	$1.90	$7.39
Danville	Danville, VA	Greensboro NC	Danville	9,598,004	1.5%	$1.90	$7.39
Blythewood	Blythewood, SC	Columbia	NE Columbia	8,156,794	8.5%	$4.37	$6.25
Menasha	Menasha, WI	Neenah	Menasha	3,796,944	1.4%	$3.54	$8.17
Tremonton	Tremonton, UT	Ogden-Clearfield MSA	Utah	NAV	NAV	NAV	$8.66
Carbondale	Carbondale, IL	50-Mile radius	Carbondale Marion - MSA	2,840,545	12.9%	NAV	$5.24
Marysville	Marysville, MI	Detroit	St. Clair County	14,059,029	2.1%	$4.66	$4.78
Midland	Midland, NC	Charlotte	Cabarrus County	22,629,581	6.2%	$5.90	$7.89
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated as of February 6, 2023.

The Borrower. The borrower is AGNL SEAL, L.P., a Delaware limited partnership. The borrower is a special purpose bankruptcy-remote entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the IPG Portfolio Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are AG Net Lease IV Corp., AG Net Lease IV (Q) Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P., severally (but not jointly), and each of which is a subsidiary of Angelo Gordon’s Net Lease Realty Fund IV. Angelo Gordon was founded in 1988 and is a privately held alternative investment firm, managing approximately $52 billion across a broad range of credit and real estate strategies. For over 30 years, Angelo Gordon has been investing on behalf of pension funds, corporations, endowments, foundations, sovereign wealth funds and individuals. Over its entire history, Angelo Gordon’s investment approach has consistently relied on disciplined portfolio construction backed by rigorous research and a strong focus on capital preservation. Angelo Gordon’s Net Lease business provides real estate sale-leaseback financing to less-than-investment grade owner-occupiers of corporate real estate.

Property Management. The IPG Portfolio Properties are self-managed.

Escrows and Reserves. At origination of the IPG Portfolio Whole Loan, the borrower was not required to deposit any upfront reserves.

Tax Reserve – On each monthly payment date during a Tax Trigger Period (as defined below), the borrower will be required to deposit into a real estate tax reserve 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months. A “Tax Trigger Period” means each monthly payment date during any period when (i) a Trigger Period (as defined below) is then continuing and (ii) neither the borrower nor the Specified Tenant (as defined below) has (A) timely paid the taxes directly to the appropriate taxing authority and (B) provided evidence of such payment to the lender.

Insurance Reserve – On each monthly payment date during an Insurance Trigger Period (defined below), the borrower will be required to deposit into an insurance reserve 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage. An “Insurance Trigger Period” means any period when (i) a Trigger Period is then continuing and (ii) neither the borrower nor the Specified Tenant has (A) timely paid the insurance premiums due on the insurance policies required under the IPG Portfolio Whole Loan documents to the issuer of such insurance policies and (B) provided evidence of such payment to the lender.

Replacement Reserve – On each monthly payment date during a Replacement Reserve Trigger Period (as defined below), the borrower will be required to deposit approximately $14,958 into a replacement reserve account. A “Replacement Reserve Trigger Period” means each monthly payment date during any period when: (i) a Trigger Period is then continuing and (ii) neither the borrower nor the Specified Tenant has diligently made the replacements and/or alterations to any individual IPG Portfolio Property required pursuant to the IPG Portfolio Whole Loan documents.

Lockbox / Cash Management. The IPG Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At origination of the IPG Portfolio Whole Loan, the borrower was required to deliver a tenant direction letter to the existing tenant at the IPG Portfolio Properties, directing it to remit its rent checks directly to the lender-controlled

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 5 – IPG Portfolio

lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the IPG Portfolio Properties to be immediately deposited into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the IPG Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the IPG Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account and as additional collateral for the IPG Portfolio Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the IPG Portfolio Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) an event of default, (ii) a DSCR Event (as defined below) or (iii) a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters and (z) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, the satisfaction of the Specified Tenant Cure Conditions (as defined below). Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) an event of default by the Specified Tenant under the Specified Tenant lease arising directly as result of the Specified Tenant’s failure to be in actual, physical possession (and not merely constructive possession) of, or abandoning, the Specified Tenant space (or applicable portion thereof), (ii) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) or (iii) any bankruptcy or similar insolvency of the Specified Tenant; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence includes, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to the lender) of the satisfaction of the applicable Specified Tenant Cure Conditions.

The “Specified Tenant Cure Conditions” mean (A) with respect to clause (A)(i) of the definition of Specified Tenant Trigger Period, the lender’s receipt of satisfactory evidence that the event of default by the applicable Specified Tenant under the Specified Tenant lease arising directly as a result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning, the Specified Tenant space (or applicable portion thereof) has been cured, (B) with respect to clause (A)(ii) of the definition of Specified Tenant Trigger Period, the Specified Tenant space has been re-leased pursuant to one or more replacement leases approved by the lender in accordance with the IPG Portfolio Whole Loan documents and the tenant(s) thereunder are in actual physical occupancy of the property and paying full unabated rent, and (C) with respect to clause (A)(iii) of the definition of Specified Tenant Trigger Period, (i) the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (ii) if the Specified Tenant lease is assumed or assigned to a new entity in connection with such proceedings, the bankruptcy court has issued a final order approving the Specified Tenant’s reorganization plan or (iii) if the Specified Tenant lease is rejected or otherwise terminated due to any bankruptcy or insolvency proceedings, the IPG Portfolio Property has been re-leased pursuant to one or more replacement leases approved by the lender in accordance with the IPG Portfolio Whole Loan Documents and the tenants thereunder are in actual physical occupancy of the applicable IPG Portfolio Property and paying full unabated rent.

A “Specified Tenant” means, as applicable, (a) Intertape Polymer Corp., a Delaware corporation, together with its successors and permitted assigns, and any parent or affiliate thereof providing credit support or a guaranty under the Specified Tenant lease or (b) any replacement tenant of IPG approved in accordance with the IPG Portfolio Whole Loan Documents.

A “DSCR Event” means that the debt service coverage ratio is less than 1.20x for two consecutive calendar quarters.

Subordinate Debt. None.

Mezzanine Debt. Provided that no event of default is continuing under the IPG Portfolio Whole Loan documents, at any time from and after the earlier to occur of (i) the date that is two years after the closing date of the securitization that includes the last note of the IPG Portfolio Whole Loan to be securitized and (ii) September 29, 2025, an indirect or direct parent entity

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 5 – IPG Portfolio

of the borrower is permitted to obtain a mezzanine loan secured by the direct or indirect equity interests in the borrower, provided that certain conditions are satisfied, including but not limited to: (i) the principal amount of the mezzanine loan may not be greater than the amount which will yield (x) an aggregate loan-to-value ratio for the IPG Portfolio Whole Loan and such mezzanine loan that does not exceed 56.5%, (y) an aggregate DSCR for the IPG Portfolio Whole Loan and such mezzanine loan that is not less than 1.66x and (z) and an aggregate debt yield for the IPG Portfolio Whole Loan and such mezzanine loan that is not less than 10.51%, (ii) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the mortgage lender and the mezzanine lender, (iii) if required by the mortgage lender, the borrower delivers a rating agency confirmation with respect to the mezzanine loan, and (iv) the maturity of the mezzanine loan is co-terminous with, or longer than, the maturity of the IPG Portfolio Whole Loan.

Partial Release. The borrower is permitted to a release of one or more of the Tremonton mortgaged property, the Carbondale mortgaged property, the Midland mortgaged property or the Marysville mortgaged property from the lien of the IPG Portfolio Whole Loan documents subject to satisfaction of the applicable conditions set forth therein, including, without limitation, that: (i) no event of default has occurred and is continuing under the IPG Portfolio Whole Loan documents, (ii) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to 110% of the allocated loan amount for the individual IPG Portfolio Property to be released, (iii) the borrower has delivered a REMIC opinion, (iv) if requested by the lender, the borrower delivers a rating agency confirmation, (v) the debt service coverage ratio for the IPG Portfolio Whole Loan after any such release is no less than the greater of (x) the debt service coverage ratio immediately prior to such release and (y) 1.66x; (vi) the debt yield for the IPG Portfolio Whole Loan after any such release is no less than the greater of (x) the debt yield immediately prior to such release and (y) 10.51%, and (vii) the loan-to-value ratio for the IPG Portfolio Whole Loan after any such release is no greater than the lesser of (x) the loan-to-value ratio immediately prior to such release and (y) 56.5%.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 6 – Latitude at South Portland

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BMO 2023-C4
No. 6 – Latitude at South Portland

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Structural and Collateral Term Sheet	BMO 2023-C4
No. 6 – Latitude at South Portland
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$27,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$27,000,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	3.4%	Net Rentable Area (Units):	256
Loan Purpose:	Refinance	Location:	Portland, ME
Borrower:	350 Clarks Pond, LLC	Year Built / Renovated:	2020 - 2021 / NAP
Borrower Sponsors:	Christopher Urso and Lisa Urso	Occupancy:	99.2%
Interest Rate:	4.92000%	Occupancy Date:	12/13/2022
Note Date:	5/5/2022	4th Most Recent NOI (As of)(3):	NAP
Maturity Date:	6/1/2032	3rd Most Recent NOI (As of)(3):	NAP
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,563,996 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$3,761,448 (TTM 10/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$6,458,417
Call Protection:	L(32),D(85),O(3)	UW Expenses:	$2,069,832
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$4,388,585
Additional Debt(1):	Yes	UW NCF:	$4,337,385
Additional Debt Balance(1):	$28,192,000	Appraised Value / Per Unit:	$86,400,000 / $337,500
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/31/2022

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$215,594
Taxes:	$152,880	$50,960	N/A	Maturity Date Loan / Unit:	$215,594
Insurance:	$23,683	$7,894	N/A	Cut-off Date LTV:	63.9%
Replacement Reserves:	$16,000	$5,333	N/A	Maturity Date LTV:	63.9%
				UW NCF DSCR:	1.58x
				UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$55,192,000	100.0%	Loan Payoff	$37,190,041	67.4%
			Principal Equity Distribution	16,374,270	29.7
			Closing Costs	1,435,126	2.6
			Upfront Reserves	192,563	0.3
Total Sources	$55,192,000	100.0%	Total Uses	$55,192,000	100.0%
(1)	The Latitude at South Portland Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes in the aggregate original principal amount of $52,192,000. Financial Information in the table above is based on the Latitude at South Portland Whole Loan (as defined below).
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	4th Most Recent NOI (As of) and 3rd Most Recent NOI (As of) are not available because the construction of the Latitude at South Portland Property (as defined below) was completed in January 2022.

The Loan. The sixth largest mortgage loan (the “Latitude at South Portland Mortgage Loan”) is part of a whole loan evidenced by two pari passu promissory notes in the aggregate original principal amount of $52,192,000 (the “Latitude at South Portland Whole Loan”) and is secured by the borrower’s fee interest in a 256-unit, mid rise multifamily property consisting of four buildings located in Portland, Maine (the “Latitude at South Portland Property”). The Latitude at South Portland Whole Loan was originated on May 5, 2022 by Arbor Private Label, LLC and subsequently acquired by Bank of Montreal on January 6, 2023. The Latitude at South Portland Whole Loan accrues interest at an interest rate of 4.92000% per annum. The Latitude at South Portland Whole Loan has an original term of 120 months, has a remaining term of 112 months and is interest only for the entire term. The scheduled maturity date of the Latitude at South Portland Whole Loan is the due date that occurs on June 1, 2032.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 6 – Latitude at South Portland

The non-controlling Note A-1, with an original principal balance of $27,000,000, will be included in the BMO 2023-C4 securitization trust. The remaining note is expected to be contributed to another securitization trust. The Latitude at South Portland Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the controlling note A-2 is securitized, whereupon the Latitude at South Portland Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The relationship between the holders of the notes evidencing the Latitude at South Portland Whole Loan will be governed by a co-lender agreement as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$27,000,000	$27,000,000	BMO 2023-C4	No
A-2(1)	$28,192,000	$28,192,000	BMO	Yes
Whole Loan	$55,192,000	$55,192,000
(1)	Expected to be contributed to a future securitization.

The Property. The Latitude at South Portland Property consists of four, six-story multifamily buildings, totaling 256 residential units on approximately 7.51 acres. The Latitude at South Portland Property was built between 2020 and 2021, and the construction of the Latitude at South Portland Property was completed in January 2022. The Latitude at South Portland Property is located in Portland, Maine and is situated right off of Route 295, a major thoroughfare connecting to Interstate 95. The Latitude at South Portland Property was built between 2020 and 2021, and features a range of studio, one-bedroom, and two-bedroom residential units. The Latitude at South Portland Property units all feature ceramic tile and hardwood flooring, central air, full stainless steel sinks, quartz countertops, and a full kitchen appliance package. Community spaces include an outdoor grill area, an office, clubhouse, package lockers, coffee lounge and fitness center. The Latitude at South Portland Property has 391 parking spaces resulting in a ratio of approximately 1.53 parking spaces per unit.

The following table presents detailed information with respect to the unit mix at the Latitude at South Portland Property:

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
Studio 1	1	0.4%	387	$0	$0.00	$1,600	$4.13
Studio 2	1	0.4	433	$1,570	$3.63	$1,650	$3.81
1 Bed / 1 Bath - Small	36	14.1	663	$1,794	$2.71	$1,800	$2.71
1 Bed / 1 Bath - Medium	48	18.8	728	$1,872	$2.57	$1,900	$2.61
2 Bed / 1 Bath - Small	46	18.0	785	$2,228	$2.84	$2,200	$2.80
2 Bed / 1 Bath – Medium	94	36.7	862	$2,237	$2.60	$2,200	$2.55
2 Bed / 1 Bath – Large	20	7.8	927	$2,317	$2.50	$2,300	$2.48
2 Bed / 1 Bath – X Large	10	3.9	1,036	$2,206	$2.13	$2,400	$2.32
Total/Wtd. Avg.	256	100.0%	803	$2,097	$2.62	$2,099	$2.63
(1)	Based on the underwritten rent roll as of December 13, 2022. Average Monthly Rental Rate and Average Monthly Rental Rate per SF reflect average monthly in-place rent for occupied units. Model units and employee units are considered to be occupied units.
(2)	Average Monthly Rental Rate is inclusive of employee discounts on two separate units.
(3)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated April 5, 2022, there was no evidence of any recognized environmental conditions at the Latitude at South Portland Property.

The following table presents certain information relating to the historical and current occupancy of the Latitude at South Portland Property:

Historical and Current Multifamily Occupancy
2019(1)	2020(1)	2021(2)	Current(3)
NAP	NAP	73.2%	99.2%
(1)	Historical occupancies for 2019 and 2020 were not provided because the construction of the
Latitude at South Portland Property was completed in January 2022.
(2)	Historical occupancy is as of December 31, 2021.
(3)	Current occupancy is based on the underwritten rent roll dated as of December 13, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Structural and Collateral Term Sheet	BMO 2023-C4
No. 6 – Latitude at South Portland

The following table presents certain information relating to the operating history and underwritten cash flows of the Latitude at South Portland Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	TTM(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$5,600,050	$6,034,945	$6,445,272	$25,177	106.2%
(Vacancy)	(3,085,928)	(603,399)	(322,264)	(1,259)	(5.3)
(Bad Debt)	(448)	(19,951)	(19,951)	(78)	(0.3)
(Concessions)	(42,795)	(32,496)	(32,226)	(126)	(0.5)
Net Rental Income	$2,470,879	$5,379,099	$6,070,831	$23,714	100.0%
Other Income(4)	205,116	387,586	387,586	1,514	6.4
Effective Gross Income	$2,675,996	$5,766,685	$6,458,417	$25,228	106.4%

Total Expenses	$1,112,000	$2,005,237	$2,069,832	$8,085	32.0%

Net Operating Income	$1,563,996	$3,761,448	$4,388,585	$17,143	68.0%

Replacement Reserve	0	0	51,200	200	0.8

Net Cash Flow	$1,563,996	$3,761,448	$4,337,385	$16,943	67.2%
(1)	Historical cash flows were not provided for any year prior to 2021 because the construction of the Latitude at South Portland Property was completed in January 2022.
(2)	TTM reflects the trailing 12 months ending October 31, 2022.
(3)	% column represents percent of net rental income for revenue fields and represents percent of effective gross income for the remainder of fields.
(4)	Other Income includes utility reimbursements.

The Market. The Latitude at South Portland Property is located in Portland, Maine, within the Portland Multi-Family market. Portland is known for its brick and cobblestone sidewalks lined with shops and restaurants, and having Mercy Hospital, Maine Medical Center, Maine College of Arts and the University of Maine School of Law all located in proximity to downtown Portland. According to the appraisal, the employment rate in Portland is expected to increase 2.9% by 2025. The leading industries in Portland are finance, real estate, and wholesale and retail industries, with approximately half of Portland’s working population employed within the city. The greatest contribution to employment growth coming from the professional services, education and health sectors. The Latitude at South Portland Property is located in Portland off of Route 295, a major thoroughfare connecting to Interstate 95. The local area is primarily occupied by residential, commercial and retail developments.

The Latitude at South Portland Property is situated in the South Portland submarket. According to the appraisal, as of the fourth quarter of 2021, the South Portland submarket had an overall vacancy rate of approximately 7.3%, with net absorption totaling 92 units. The vacancy rate decreased approximately 1.9% from the third quarter of 2021. Rental rates decreased by $118 from the third quarter of 2021 to the fourth quarter of 2021 and ended at $1,733 per unit per month.

According to the appraisal, the 2022 estimated population within a one-, three-, and five-mile radius of the Latitude at South Portland Property is 5,252, 32,271, and 117,537, respectively. According to the appraisal, the 2022 expected median household income within a one-, three-, and five-mile radius of the Latitude at South Portland Property is $64,048, $78,506, and $74,659, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 6 – Latitude at South Portland

The following table presents certain information relating to comparable multifamily rental properties to the Latitude at South Portland Property:

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
	2020-2021 / NAP	99.2%(2)	1	Studio	387	$0.00	$0
			1	Studio	433	$3.63	$1,570
			36	1 Bed 1 Bath	663	$2.71	$1,794
Latitude at South Portland(2)			48	1 Bed 1 Bath	728	$2.57	$1,872
350 Clarks Pond Parkway			46	2 Bed 1 Bath	785	$2.84	$2,228
Portland, ME			94	2 Bed 1 Bath	862	$2.60	$2,237
			20	2 Bed 1 Bath	927	$2.50	$2,317
			10	2 Bed 1 Bath	1,036	$2.13	$2,206
667 Congress Street	2017 / NAP	95.0%	34	Studio	425	$3.06	$1,300
Portland, ME			97	1 Bed 1 Bath	602	$2.66	$1,600
			8	2 Bed 1 Bath	1,049	$2.19	$2,300
100 Gateway Circle	2018 / NAP	100.0%	30	Studio	645	$2.68	$1,730
Scarborough, ME			12	1 Bed 1 Bath	735	$2.41	$1,770
			10	1 Bed 1 Bath	755	$2.42	$1,825
			44	1 Bed 1 Bath	909	$2.21	$2,005
			36	2 Bed 1 Bath	1,103	$2.04	$2,250
			12	2 Bed 1 Bath	1,105	$2.08	$2,300
			102	2 Bed 1 Bath	1,167	$2.19	$2,550
			42	3 Bed 1 Bath	1,408	$1.95	$2,750
89 Anderson Street	2016 / NAP	100.0%	9	Studio	415	$3.98	$1,650
Portland, ME			35	1 Bed 1 Bath	600	$2.86	$1,800
			9	2 Bed 1 Bath	700	$2.37	$2,200
1 Ari Drive	2020 / NAP	100.0%	36	1 Bed 1 Bath	740	$2.36	$1,750
Westbrook, ME			36	2 Bed 1 Bath	950	$2.11	$2,000
409 Cumberland Avenue	2015 / NAP	92.0%	21	Studio	375	$3.75	$1,500
Portland, ME			32	1 Bed 1 Bath	560	NAV	NAV
			4	2 Bed 1 Bath	881	NAV	NAV
586 Westbrook Street	2021 / NAP	95.0%	15	Studio	600	$2.17	$1,300
South Portland, ME			15	1 Bed 1 Bath	800	$2.31	$1,845
			4	2 Bed 1 Bath	1,000	$2.16	$2,155
			30	3 Bed 1 Bath	1,200	$2.50	$3,000
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of December 13, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.

The Borrower. The borrower under the Latitude at South Portland Whole Loan is 350 Clarks Pond, LLC, a recycled special-purpose entity and Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Latitude at South Portland Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Christopher Urso and Lisa Urso. Christopher Urso founded URS Capital Partners (“URS”) in 2007 as a real estate firm focused on acquiring and managing multifamily properties. Lisa Urso is the wife of Christopher Urso and is chief financial officer of URS and oversees operations for the portfolio owned by URS.

Property Management. The Latitude at South Portland Property is managed by First Communities Management, Inc. (“FCM”), an independent, full-service property management company unaffiliated with the borrower. FCM was founded in 1978 and is headquartered in Atlanta, Georgia. FCM has over 50,000 units under management across over 200 communities, and currently employs over 1,500 people. Among FCM services are acquisition due diligence, financial analysis and reporting, insurance cost control, vendor management and negotiation, market studies, and specialty property services, which include new construction lease-ups, property renovation and repositioning.

Escrows and Reserves. At origination of the Latitude at South Portland Whole Loan, the borrower deposited (i) approximately $152,880 into a real estate tax reserve account, (ii) approximately $23,683 into an insurance reserve account and (iii) $16,000 into a replacement reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 6 – Latitude at South Portland

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $50,960.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $7,894.

Replacement Reserves – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $5,333.

Lockbox / Cash Management. The Latitude at South Portland Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Lockbox Event (as defined below), the borrower will establish, no later than 10 business days from receipt of written notice from the lender that a Lockbox Event has occurred, a lockbox account with an eligible institution acceptable to the lender. Upon an event of default, the borrower or property manager will deposit all revenues relating to the Latitude at South Portland Property into the lender-controlled lockbox account within ten business days of receipt.

A “Lockbox Event” will commence upon (i) the occurrence of an event of default, or (ii) the actual Latitude at South Portland Whole Loan debt service coverage ratio being less than 1.05x for two consecutive calendar quarters and will be cured when (A) with respect to clause (i) above, the cure of such event of default or (B) with respect to clause (ii) above, the actual debt Latitude at South Portland Whole Loan service coverage ratio is 1.05x or greater for two consecutive calendar quarters.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 7 – Orizon Aerostructures

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Structural and Collateral Term Sheet	BMO 2023-C4
No. 7 – Orizon Aerostructures

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 7 – Orizon Aerostructures

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$27,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$27,000,000	Property Type – Subtype:	Industrial – Manufacturing
% of IPB:	3.4%	Net Rentable Area (SF):	785,000
Loan Purpose:	Acquisition	Location:	Various
Borrower:	OZN Chanute (Multi) LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	LCN North American Fund III,	Occupancy:	100.0%
	L.P.	Occupancy Date:	2/6/2023
Interest Rate:	6.80500%	4th Most Recent NOI (As of)(4):	NAV
Note Date:	11/15/2022	3rd Most Recent NOI (As of)(4):	NAV
Maturity Date:	12/6/2032	2nd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization Term:	None	UW Revenues:	$7,718,750
Amortization Type:	Interest Only	UW Expenses:	$0
Call Protection(2):	L(26),DorYM1(89),O(5)	UW NOI:	$7,718,750
Lockbox / Cash Management:	Hard / In Place	UW NCF:	$7,718,750
Additional Debt(1):	Yes	Appraised Value / Per SF(5):	$125,000,000 / $159
Additional Debt Balance(1):	$34,095,000	Appraisal Date:	10/17/2022
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$78
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$78
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	48.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(5):	48.9%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.83x
				UW NOI Debt Yield:	12.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$61,095,000	49.7%	Purchase Price	$122,180,000	99.4%
Borrower Sponsor Equity	61,801,361	50.3	Closing Costs	716,361	0.6
Total Sources	$122,896,361	100.0%	Total Uses	$122,896,361	100.0%
(1)	The Orizon Aerostructures Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $61,095,000 (the “Orizon Aerostructures Whole Loan”). The financial information in the chart above is based on the $61,095,000 Orizon Aerostructures Whole Loan.
(2)	Prepayment of the Orizon Aerostructures Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year and one day period commencing on the closing date of the securitization of the last promissory note representing a portion of the Orizon Aerostructures Whole Loan to be securitized and (b) November 15, 2026. The assumed defeasance and yield maintenance lockout period of 26 payments is based on the closing date of this transaction in February 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The Orizon Aerostructures Properties (as defined below) do not have any operating history as the borrower recently acquired the properties from the prior owner and leased them back to such prior owner in a sale-leaseback transaction, and the related lease commenced on October 13, 2022.
(5)	The Appraised Value / Per SF, Cut-Off Date LTV and Maturity Date LTV is based on the As-Is Portfolio Value of $125,000,000. The combined “as-is” individual appraised value is $124,950,000. The Cut-off Date LTV and Maturity Date LTV based on the combined “as-is” individual appraised value is 48.9% and 48.9%, respectively.

The Loan. The seventh largest mortgage loan (the “Orizon Aerostructures Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 785,000 square foot portfolio of four industrial properties located in Kansas and Oklahoma (the “Orizon Aerostructures Properties”). The Orizon Aerostructures Whole Loan was originated on November 15, 2022 by Bank of Montreal. The Orizon Aerostructures Whole Loan consists of five pari passu notes and accrues interest at a rate of 6.80500% per annum. The Orizon Aerostructures Whole Loan has a 10-year term and is interest only for the entire term. The non-controlling Note A-1, with an original principal balance of $27,000,000, will be included in the BMO 2023-C4 securitization trust. The remaining notes are expected to be contributed to other securitization trusts. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 7 – Orizon Aerostructures

Orizon Aerostructures Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the controlling Note A-5 is securitized, whereupon the Orizon Aerostructures Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The relationship between the holders of the notes evidencing the Orizon Aerostructures Whole Loan will be governed by a co-lender agreement as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$27,000,000	$27,000,000	BMO 2023-C4	No
A-2(1)	$8,000,000	$8,000,000	BMO	No
A-3(1)	$11,500,000	$11,500,000	BMO	No
A-4(1)	$8,500,000	$8,500,000	BMO	No
A-5(1)	$6,095,000	$6,095,000	BMO	Yes
Whole Loan	$61,095,000	$61,095,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Orizon Aerostructures Properties consist of four industrial manufacturing buildings, totaling 785,000 square feet. On October 13, 2022, the borrower acquired the Orizon Aerostructures Properties from Orizon Aerostructures, LLC (“Orizon Aerostructures”) for $122,180,000 and leased 100% of the Orizon Aerostructures Properties to Orizon Aerostructures in a sale-leaseback transaction.

2522 and 2526 W. 21st Street, Chanute, KS – The “2522 West 21st Street Property” was built in 1992, 2017 and 2020, and is comprised of one, two-story manufacturing building occupied by a single tenant. The 2522 West 21st Street Property has a total of 300 surface parking spaces, resulting in a ratio equal to 1.00 space per 1,000 square feet, and is situated on approximately 19.21 acres in Chanute, Kansas.

500 Industrial Road A, Grove, OK – The “500 Industrial Road A Property” consists of one, two-story manufacturing building built between 1969 and 2014, with renovations completed in 2012, 2017 and 2018. The 500 Industrial Road A Property is occupied by a single tenant. The 500 Industrial Road A Property has a total of 185 surface parking spaces, resulting in a ratio of approximately 0.84 spaces per 1,000 square feet, and is situated on approximately 18.17 acres in Grove, Oklahoma.

801 W. Old 56 Hwy, Olathe, KS – The “801 West Old 56 Highway Property” was built in 2016 and is comprised of one, two-story manufacturing building occupied by a single tenant. The 801 West Old 56 Highway Property has a total of 199 surface parking spaces, resulting in a ratio of approximately 0.97 spaces per 1,000 square feet, and is situated on approximately 17.13 acres in Olathe, Kansas.

615 W. Cherry Street, Chanute, KS – The “615 West Cherry Street Property” was built in 1968 with planned renovation by the tenant for 2023, and is comprised of one, one-story manufacturing building occupied by a single tenant. The 615 West Cherry Street Property has a total of 64 surface parking spaces, resulting in a ratio of approximately 1.07 spaces per 1,000 square feet, and is situated on approximately 2.66 acres in Chanute, Kansas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 7 – Orizon Aerostructures

The following table presents certain information relating to the Orizon Aerostructures Properties:

Portfolio Summary(1)
Property	Subtype	Net Rentable Area (SF)(2)	Parking Spaces	% NOI(2)	ALA	% of ALA	“As-Is” Appraised Value	Clear Heights (ft.)	Dock Doors	Drive- In Doors
2522 West 21st Street Property	Manufacturing	300,000	300	NAV	$23,513,213	38.5%	$47,800,000	20 - 46	5	7
500 Industrial Road A Property	Manufacturing	220,000	185	NAV	17,216,787	28.2	35,000,000	16 - 38	2	9
801 West Old 56 Highway Property	Manufacturing	205,000	199	NAV	16,036,208	26.2	32,600,000	32	19	0
615 West Cherry Street Property	Manufacturing	60,000	64	NAV	4,328,792	7.1	9,550,000	18	10	1
Total/Wtd. Avg.		785,000	748		$61,095,000	100.0%	$125,000,000(3)		36	17
(1)	Source: Appraisals unless otherwise indicated.
(2)	Based on the underwritten rent roll dated November 30, 2022. Individual property cashflows were not provided by the borrower.
(3)	The appraised value of $125,000,000 is an “as-portfolio” value. The combined “as-is” individual appraised value of the Orizon Aerostructures Properties is $124,950,000.

Major Tenant.

Orizon Aerostructures, LLC (785,000 square feet; 100.0% of the NRA; 100.0% of underwritten base rent): Orizon Aerostructures is an aerospace and defense manufacturer founded in 2016, capable of major aircraft subassembly manufacturing, complex monolithic machining (milling/casting/turning) and processing (non-destructive testing/metal processing/paint). Orizon Aerostructures has a total of 750 employees with 1,348,319 items delivered between 2020-2022. Orizon Aerostructures sold the Orizon Aerostructures Properties to the borrower and leased Orizon Aerostructures Properties back from the borrower under a master lease that is a triple net lease with a commencement date of October 13, 2022, and a scheduled expiration date of December 31, 2047. The tenant under the master lease has a 25 year term and has four, 10-year renewal options. Under the master lease, Orizon Aerostructures has no contraction or early termination option with respect to any individual Orizon Aerostructures Property but has the right to sublease any individual Orizon Aerostructures property upon at least thirty days written notice to the landlord under the master lease or cease production operations, whether temporarily or permanently, at any individual Orizon Aerostructures property without any penalty so long as Orizon Aerostructures continues to occupy the Orizon Aerostructures property and conduct business therefrom.

Environmental. According to the Phase I environmental assessments dated August 23, 2022, and August 24, 2022, there was no evidence of any recognized environmental conditions at the Orizon Aerostructures Properties.

The following table presents certain information relating to the historical and current occupancy of the Orizon Aerostructures Properties:

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of February 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 7 – Orizon Aerostructures

The following table presents certain information relating to the sole tenant for the Orizon Aerostructures Properties:

Tenant Summary(1)
Tenant	Ratings Moody’s /S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Orizon Aerostructures, LLC	NR/NR/NR	785,000	100.0%	$10.35	$8,125,000	100.0%	12/31/2047
Occupied Collateral Total / Wtd. Avg.		785,000	100.0%	$10.35	$8,125,000	100.0%

Vacant Space		0	0.0%

Collateral Total		785,000	100.0%

(1)	Based on the underwritten rent roll dated November 30, 2022. The first annual rent payment date under the related lease was January 1, 2023 and will be paid in quarterly installments.

The following table presents certain information relating to the tenant lease expiration date of the master lease for the Orizon Aerostructures Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	1	785,000	100.0	8,125,000	100.0	785,000	100.0%	$8,125,000	100.0%
Total	1	785,000	100.0%	$8,125,000	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 7 – Orizon Aerostructures

The following table presents certain information relating to the underwritten cash flows of the Orizon Aerostructures Properties:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$8,125,000	$10.35	100.0%
Rent Steps	0	0.00	0.0
Gross Potential Rent	$8,125,000	$10.35	100.0%
Other Income	0	0.00	0.0
Net Rental Income	$8,125,000	$10.35	100.0%
(Vacancy)	(406,250)	(0.52)	(5.0)
Effective Gross Income	$7,718,750	$9.83	95.0%
Total Expenses	0	0.00	0.0
Net Operating Income	$7,718,750	$9.83	100.0%
Capital Expenditures	0	0.00	0.0
Rollover Reserve	0	0.00	0.0
Net Cash Flow	$7,718,750	$9.83	100.0%
(1)	The borrower acquired the Orizon Aerostructures Properties from, and leased them back to, Orizon Aerostructures under a master lease that is a triple net lease with the commencement date on October 13, 2022, in a sale-leaseback transaction.
(2)	% column represents percent of net rental income for all revenue lines and represents percent of effective gross income for the remainder of fields.

The Market. The Orizon Aerostructures Properties are located in Chanute, Kansas, Olathe, Kansas, and Grove, Oklahoma.

The following table presents certain market information with respect to the Orizon Aerostructures Properties:

Market Overview(1)
Property	Year Built / Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	UW Base Rent PSF(2)	Submarket Rent PSF
2522 West 21st Street Property	1992, 2017, 2020 / NAP	300,000	City of Chanute	0.0%	0.0%	0.0%	605,631	$10.35	NAV
500 Industrial Road A Property	1969, 2001, 2011, 2014 / 2012, 2017, 2018	220,000	Delaware County	0.0%	0.0%	0.0%	495,512	$10.35	NAV
801 West Old 56 Highway Property	2016 / NAP	205,000	Johnson County	0.0%	5.5%	0.0%	84,827,602	$10.35	$5.13
615 West Cherry Street Property	1968 / 2023	60,000	City of Chanute	0.0%	0.0%	0.0%	605,631	$10.35	NAV
Total/Wtd. Avg.		785,000
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated November 30, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 7 – Orizon Aerostructures

The following table presents certain demographic information with respect to the Orizon Aerostructures Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW NCF(1)	% of UW NCF(1)	Estimated 2022 Population (5-mile Radius)(2)	Estimated 2022 Average Household Income (5-mile Radius)(2)
2522 West 21st Street Property	300,000	$10,391,305	38.5%	NAV	NAV	9,736	$66,323
500 Industrial Road A Property	220,000	7,608,695	28.2	NAV	NAV	13,025	$69,533
801 West Old 56 Highway Property	205,000	7,086,957	26.2	NAV	NAV	136,827	$121,172
615 West Cherry Street Property	60,000	1,913,043	7.1	NAV	NAV	9,736	$66,323
Total/Wtd. Avg.	785,000	$27,000,000	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2022. The Orizon Aerostructures Properties are leased to the tenant under a master lease and no individual rent for each building is provided for in the master lease, and the tenant is not permitted to terminate the master lease with respect to any individual property. Accordingly, individual property cashflows are not available.
(2)	Source: Appraisal.

The following table presents certain information relating to comparable industrial leases to the Orizon Aerostructures Properties:

Comparable Industrial Leases(1)
Property Location	Year Built / Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
2522 West 21st Street Chanute, KS	1992, 2017, 2020 / NAP	300,000(2)	Orizon Aerostructures, LLC	300,000(2)	$10.35(2)	Oct-2022(2)	25.2(2)	Triple Net(2)
500 Industrial Road A Grove, OK	1969, 2001, 2011, 2014 / 2012, 2017, 2018	220,000(2)	Orizon Aerostructures, LLC	220,000(2)	$10.35(2)	Oct-2022(2)	25.2(2)	Triple Net(2)
801 West Old 56 Highway Olathe, KS	2016 / NAP	205,000(2)	Orizon Aerostructures, LLC	205,000(2)	$10.35(2)	Oct-2022(2)	25.2(2)	Triple Net(2)
615 West Cherry Street Chanute, KS	1968 / 2023	60,000(2)	Orizon Aerostructures, LLC	60,000(2)	$10.35(2)	Oct-2022(2)	25.2(2)	Triple Net(2)
CrossMar North Bentonville, AR	2022 / NAV	286,000	Canoo Technologies	286,000	$7.90	Dec-2022	15.0	Triple Net
Centergate Business Park Building II Lowell, AR	2022 / NAV	100,000	UL, LLC	100,000	$7.85	Oct-2022	10.3	Triple Net
Unison Industries Beavercreek, OH	2022 / NAV	280,000	Unison Industries, LLC	280,000	$11.36	Jun-2022	15.5	Triple Net
Warren Industrial Building Warren, MI	2006 / NAV	144,281	Syncreon	144,281	$8.50	Mar-2022	7.0	Triple Net
Industrial Building Wentzville, MO	2021 / NAV	210,995	Lear Corporation	210,995	$7.75	Jan-2022	10.0	Triple Net
Oakland Park VI Highland Park, MI	2002 / 2017	114,000	Valeo Front End	114,000	$8.63	Dec-2021	0.5	Triple Net
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated November 30, 2022.

The Borrower. The borrower is OZN Chanute (Multi) LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Orizon Aerostructures Whole Loan.

The Borrower Sponsor. The borrower sponsor for the Orizon Aerostructures Whole Loan is LCN North American Fund III, L.P., a Delaware limited partnership (“LCN”), a real estate private equity firm that pursues a single strategy of corporate credit-focused, commercial real estate sale-leaseback and build-to-suit investments. With offices in New York, Luxembourg, Amsterdam, and London, LCN currently has over $5 billion in assets under management. LCN’s institutional investors include insurance companies, corporate and public pension funds, as well as several other highly regarded, well known professional investors. The non-recourse carveout guarantor for the Orizon Aerostructures Whole Loan is LCN North American Fund III REIT, a Maryland real estate investment trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 7 – Orizon Aerostructures

Property Management. The Orizon Aerostructures Properties are self-managed.

Escrows and Reserves. At loan origination, there was no requirement for any upfront reserve.

Tax Reserve – On each due date, the borrower will be required to deposit an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12-months, provided such tax reserve will be conditionally waived so long as (i) the borrower has provided the lender with evidence that the master tenant is required to pay such taxes when due with respect to the Orizon Aerostructures Properties directly to the applicable governmental taxing authority, (ii) no event of default has occurred or is continuing, and (iii) no Trigger Period (as defined below) is continuing.

Insurance Reserve – On each due date, the borrower will be required to deposit an amount equal to 1/12th of the annual insurance premiums that the lender estimates will be payable for the renewal of coverage if the borrower does not maintain an approved blanket or umbrella policy, provided such insurance reserve will be conditionally waived so long as (i) the borrower pays all insurance premiums when due and payable, (ii) no event of default has occurred or is continuing, and (iii) no Trigger Period is continuing.

Replacement Reserve – On a monthly basis until the Orizon Aerostructures Whole Loan is either paid or defeased in full, the borrower is required to escrow an amount equal to approximately $13,083 for capital expenditures, provided such replacement reserve will be conditionally waived so long as (i) no event of default has occurred or is continuing, (ii) no Trigger Period is continuing, and (iii) the Trigger Lease (as defined below) is in full force and effect, there are no defaults thereunder and Trigger Tenant (as defined below) is directly paying the costs necessary to maintain each individual Orizon Aerostructures property in a good and safe condition and repair.

Rollover Reserve – On a monthly basis until the Orizon Aerostructures Whole Loan is either paid or defeased in full, the borrower is required to escrow an amount equal to approximately $65,417 for rollover reserves, provided such rollover reserve will be conditionally waived so long as (i) no event of default has occurred or is continuing, (ii) no Trigger Period is continuing, and (iii) the Trigger Lease is in full force and effect and there are no defaults thereunder.

Lockbox / Cash Management. The Orizon Aerostructures Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. The Orizon Aerostructures Whole Loan documents also require that all rents be directly transferred to the cash management account and applied on each payment date (i) to make deposits into the tax and insurance reserves, (ii) to pay debt service on the Orizon Aerostructures Whole Loan, (iii) to make deposits into the replacement reserves, (iv) to make deposits into the rollover reserves, (v) to pay any other amounts then due and payable under the Orizon Aerostructures Whole Loan documents (including, without limitation, to the cash management bank and servicer for fees and expenses incurred in connection with the Orizon Aerostructures Whole Loan documents), and (vi) to fund an amount equal to the monthly operating expense budgeted amount and any then-current lender-approved extraordinary expenses, if any, with any excess cash after such application (A) during a Trigger Period, retained by the lender as additional cash collateral for the Orizon Aerostructures Whole Loan, and (B) so long as no Trigger Period is in effect, required to be deposited into borrower’s operating account. All excess cash then on deposit with the lender shall be released to borrower when the Trigger Period is cured and no event of default then exists.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the Orizon Aerostructures Whole Loan, (ii) the Orizon Aerostructures Whole Loan debt yield being less than 9.5% determined pursuant to the Orizon Aerostructures Whole Loan documents or (iii) the commencement of a Trigger Lease Event (as defined below), and will end upon (A) with respect to a Trigger Period continuing pursuant to clause (i), (x) the event of default commencing the Trigger Period having been cured and such cure having been accepted by the lender, (y) defeasance of the Orizon Aerostructures Whole Loan, or (z) payment in full of the Orizon Aerostructures Whole Loan, (B) with respect to a Trigger Period continuing due to clause (ii), the date that the Orizon Aerostructures Whole Loan debt yield is at least 9.5% for two consecutive calendar quarters, or (C) with respect to a Trigger Period continuing due to clause (iii), termination of the Trigger Lease Event.

A “Trigger Lease Event” will commence on the first due date following the occurrence of any of the following: (i) the date that the master lease is terminated prior to its then current expiration date; (ii) the master lease tenant vacates over 50% of its leased space or discontinues its business (i.e., “goes dark”) for a period in excess of 90 consecutive days; (iii) the master

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 7 – Orizon Aerostructures

lease tenant is the subject of a legal proceeding under one or more laws as further described in the Orizon Aerostructures Whole Loan documents.

A Trigger Lease Event will end when (A) with respect to a Trigger Lease Event continuing pursuant to clause (i), the Trigger Tenant has found a replacement tenant, (B) with respect to a Trigger Period continuing due to clause (ii), the Trigger Tenant is open for business and operating in more than 75% of its leased space and utilizing more than 85% of its leased space, for no less than 60 consecutive days, or (C) with respect to a Trigger Period continuing due to clause (iii), the legal proceeding that the Trigger Tenant is subject to has ended as further described in the Orizon Aerostructures Whole Loan documents.

The “Trigger Lease” is the lease with the Trigger Tenant, as such lease may be amended, modified, restated, renewed, extended or assigned from time to time, collectively with any guaranty or similar instrument furnished thereunder.

The “Trigger Tenant” is the mater lease tenant, Orizon Aerostructures, LLC, and any replacement tenant occupying all or any portion of the space at the Orizon Aerostructures Properties leased as of November 15, 2022 to such tenant (and any parent company thereof or guarantor of such replacement tenant’s lease, as applicable).

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Structural and Collateral Term Sheet	BMO 2023-C4
No. 8 – Park West Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Structural and Collateral Term Sheet	BMO 2023-C4
No. 8 – Park West Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Structural and Collateral Term Sheet	BMO 2023-C4
No. 8 – Park West Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$26,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	3.3%	Net Rentable Area (Units):	850
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	CF PWV LLC and SM PWV LLC	Year Built / Renovated:	1950, 1958, 1963 / 2014
Borrower Sponsors:	Meyer Chetrit and	Occupancy:	94.7%
	Amended and Restated 2013	Occupancy Date:	7/22/2022
	LG Revocable Trust	4th Most Recent NOI (As of):	$16,725,571 (12/31/2019)
Interest Rate:	4.65000%	3rd Most Recent NOI (As of):	$14,592,031 (12/31/2020)
Note Date:	8/3/2022	2nd Most Recent NOI (As of):	$13,357,008 (12/31/2021)
Maturity Date:	8/6/2027	Most Recent NOI (As of)(4):	$15,491,417 (TTM 5/31/2022)
Interest-only Period:	60 months	UW Economic Occupancy:	91.3%
Original Term:	60 months	UW Revenues:	$32,787,176
Original Amortization Term:	None	UW Expenses:	$9,786,898
Amortization Type:	Interest Only	UW NOI(4):	$23,000,278
Call Protection:	L(30),D(25),O(5)	UW NCF(4):	$23,000,278
Lockbox / Cash Management:	Soft (Residential); Hard	Appraised Value / Per Unit:	$575,000,000 / $676,471
	(Commercial) / In Place	Appraisal Date:	1/20/2022
Additional Debt(1):	Yes
Additional Debt Balance(1)(2):	$161,500,000 / $177,500,000
Additional Debt Type(1)(2):	Pari Passu / Subordinate

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$919,476	$459,738	N/A	Cut-off Date Loan / Unit:	$220,588	$429,412
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$220,588	$429,412
Replacement Reserves:	$850,000	$0	N/A	Cut-off Date LTV:	32.6%	63.5%
Other Reserves:	$12,778,500	Springing	N/A	Maturity Date LTV:	32.6%	63.5%
				UW NCF DSCR(4):	2.60x	1.34x
				UW NOI Debt Yield(4):	12.3%	6.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$187,500,000	49.2%	Loan Payoff	$321,864,741	84.5%
Subordinate Notes	177,500,000	46.6	Closing Costs	44,400,316	11.7
Sponsor Equity	15,813,033	4.2	Upfront Reserves	14,547,976	3.8
Total Sources	$380,813,033	100.0%	Total Uses	$380,813,033	100.0%
(1)	The Park West Village Mortgage Loan (as defined below) is part of the Park West Village Senior Loan (as defined below), with an original aggregate principal balance of $187,500,000. The Park West Village Senior Loan is part of the Park West Village Whole Loan (as defined below), with an original aggregate principal balance of $365,000,000. The Financial Information in the chart above reflects the Park West Village Senior Loan and the Park West Village Whole Loan. For additional information, see “The Loan” below.
(2)	The subordinate notes consist of (i) the B-A Note with an original principal balance of $66,500,000 and (ii) the B-B Note with an original principal balance of $111,000,000, which is junior to the B-A Note in right of payment. The B-A Note was contributed to the BBCMS 2022-C17 trust and backs only the related loan-specific certificates issued by the BBCMS 2022-C17 trust. For additional information, see “The Loan” below.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	UW NOI is greater than Most Recent NOI due in part to the borrower sponsors recently renovating 29 units, which has increased rents at the Park West Village Property (as defined below). Additionally, the UW NOI and UW NCF include disbursements from a Supplemental Income Reserve (as defined below) of $4,920,000. The Park West Village Senior Loan UW NCF DSCR and Park West Village Whole Loan UW NCF DSCR excluding credit for the upfront Supplemental Income Reserve are 2.05x and 1.05x respectively. The Park West Village Senior Loan UW NOI Debt Yield and Park West Village Whole Loan UW NOI Debt Yield excluding credit for the upfront Supplemental Income Reserve are 9.6% and 5.0%, respectively. Please refer to “Escrows and Reserves” below.

The Loan. The eighth largest mortgage loan (the “Park West Village Mortgage Loan”) is part of a whole loan (the “Park West Village Whole Loan”) that is evidenced by 13 pari passu senior promissory notes in the aggregate original principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 8 – Park West Village

amount of $187,500,000 (collectively, the “Park West Village Senior Loan”), one subordinate promissory Note B-A in the original principal amount of $66,500,000 (the “Park West Village Note B-A” or the “Park West Village Note B-A Subordinate Companion Loan”) and one further subordinate promissory Note B-B in the original principal amount of $111,000,000 (the “Park West Village Note B-B” or the “Park West Village Note B-B Subordinate Companion Loan” and together with the Park West Village Note B-A, the “Park West Village Subordinate Companion Notes” or “Park West Village Subordinate Companion Loans”). The Park West Village Senior Loan was co-originated on August 3, 2022 by Bank of Montreal (“BMO”), Starwood Mortgage Capital LLC (“SMC”) and Citi Real Estate Funding Inc. (“CREFI”). The Park West Village Note B-A Subordinate Companion Loan was originated on August 3, 2022 by BMO. The Park West Village Note B-B Subordinate Companion Loan was originated on August 3, 2022 by Park West Village Grand Avenue Partners, LLC, an affiliate of Oaktree Capital Management, L.P. (“PWV Grand Avenue”). The Park West Village Whole Loan is secured by a first lien mortgage on the borrowers’ fee simple interest in two, 16-story multifamily buildings and one, 16 story mixed use building, consisting of 850 residential units and one commercial unit located in the Upper West Side neighborhood of New York, New York (collectively, the “Park West Village Property”).

The Park West Village Mortgage Loan is evidenced by the non-controlling Note A-2-1, with a principal balance as of the Cut-off Date of $26,000,000. The remaining Park West Village pari passu senior promissory notes and the Park West Village Note B-A were contributed to other securitization trusts, as set forth in the table below, and the Park West Village Note B-B is currently held by PWV Grand Avenue. The Park West Village Senior Loan is senior in right of payment to the Park West Village Subordinate Companion Loans, and the Park West Village Note B-A Subordinate Companion Loan is senior in right of payment to the Park West Village Note B-B Subordinate Companion Loan. The Park West Village Note B-B will be the initial controlling note and PWV Grand Avenue, as the holder of such initial controlling note, will be entitled to exercise certain control rights with respect to the Park West Village Whole Loan under the related co-lender agreement. The Park West Village Note B-A will become the controlling note if the Note B-B Control Appraisal Period (as defined in the related co-lender agreement) has occurred and is continuing, and the Note A-1 will become the controlling note if both the Note B-B Control Appraisal Period and the Note B-A Control Appraisal Period (as defined in the related co-lender agreement) have occurred and are continuing, as further described in the table below. The Park West Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 securitization into which the Note A-1, which is the lead note, was contributed. For additional information, see “Subordinate Debt” below. The relationship between the holders of the notes evidencing the Park West Village Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Park West Village Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$17,500,000	$17,500,000	BBCMS 2022-C17	Yes
A-2-1	$26,000,000	$26,000,000	BMO 2023-C4	No
A-2-2	$6,500,000	$6,500,000	BMO	No
A-3	$7,500,000	$7,500,000	BBCMS 2022-C18	No
A-4	$5,000,000	$5,000,000	BMO 2022-C3	No
A-5	$17,500,000	$17,500,000	Benchmark 2022-B37	No
A-6	$15,000,000	$15,000,000	Benchmark 2022-B37	No
A-7	$15,000,000	$15,000,000	Benchmark 2022-B37	No
A-8	$15,000,000	$15,000,000	Benchmark 2022-B37	No
A-9	$17,500,000	$17,500,000	BMO 2022-C3	No
A-10	$15,000,000	$15,000,000	BMO 2022-C3	No
A-11	$15,000,000	$15,000,000	BBCMS 2022-C17	No
A-12	$15,000,000	$15,000,000	BBCMS 2022-C17	No
Total Senior Loan	$187,500,000	$187,500,000
B-A(1)	$66,500,000	$66,500,000	BBCMS 2022-C17 (Loan Specific)	Yes
B-B(1)	$111,000,000	$111,000,000	PWV Grand Avenue	Yes
Whole Loan	$365,000,000	$365,000,000
(1)	The initial controlling note is Note B-B, but if a Note B-B Control Appraisal Period for the Park West Village Whole Loan is continuing, the controlling note will be Note B-A. If a Note B-A Control Appraisal Period and a Note B-B Control Appraisal Period are continuing, the controlling note will be Note A-1. Note B-A was contributed to the BBCMS 2022-C17 securitization trust and backs only the related loan-specific certificates issued by the BBCMS 2022-C17 securitization trust. The loan-specific controlling class representative designated pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 securitization will be entitled to exercise the rights of the controlling note if Note B-A becomes the controlling note, and the directing certificate holder for the pooled certificates issued by the BBCMS 2022-C17 securitization trust will be entitled to exercise the rights of the controlling note if Note A-1 becomes the controlling note, in each case to the extent provided in the related co-lender agreement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 8 – Park West Village

and the pooling and servicing agreement for the BBCMS 2022-C17 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Park West Village Pari Passu-A/B Whole Loan” in the Preliminary Prospectus.

The Property. The Park West Village Property consists of two, 16-story multifamily buildings and one, 16-story mixed use building, comprised of 850 residential units totaling 643,708 square feet and one commercial unit totaling 1,039 square feet. The commercial tenant at the Park West Village Property has a remaining weighted average lease term of approximately 0.4 years. The Park West Village Property is located in the Upper West Side neighborhood and is situated near the 96th Street and 103rd Street subway stations with access to the A, B, and C subway lines. The Park West Village Property was built in 1950, 1958, and 1963 and renovated in 2014, and features a range of studio, one-bedroom, two-bedroom, three-bedroom, and four-bedroom residential units. Of the 850 residential units, 418 of the units are rent-stabilized. The Park West Village Property units all feature hardwood flooring, nearly nine-foot ceiling heights, full kitchen appliances, and certain units include a private balcony. Renovated units feature granite or marble countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. Community spaces include an outdoor children’s playground, dog run, valet services, and onsite surface parking.

The sole commercial tenant, Carol Maryan Architect, P.C. (“Carol Maryan Architect”), occupies 1,039 square feet (100.0% of the commercial NRA and 0.2% of the total NRA, 100.0% of the underwritten commercial base rent and 0.3% of the total underwritten base rent) with a lease expiration of July 31, 2023. Carol Maryan Architect is a boutique architectural firm founded by Carol Maryan in 1983. Carol Maryan Architect provides architectural and interior designs to an array of clients, including private individuals, corporations, developers, creative services firms, and public entities.

Borrower Sponsors’ Renovation Plan. The information set forth below regarding the borrower sponsors’ renovation plans reflects forward-looking statements and certain projections provided by the borrower sponsors, assuming, among other things, that the borrowers will complete certain projected renovations by December 1, 2024 and that all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rental rates. We cannot assure you that such assumptions and projections provided by the borrower sponsors will materialize in the future as expected or at all.

The borrower sponsors have identified 325 units that will be renovated, which consist of 270 units that are projected to receive a light renovation and 55 units that are projected to receive a major renovation. The 55 major renovation units will be combined into 27 units post-renovation. Of the 55 units projected to receive major renovations, 28 units are rent-stabilized, all of which are currently vacant. Major renovations will feature the combination of two or three units into one larger unit or a significant floor plan alteration and are expected to take approximately four to six months to complete. Light renovation units will feature aesthetic and systems upgrades, such as new appliances, countertops, lighting upgrades and removal of carpeting. At origination, the borrowers deposited $7,858,500 into a unit upgrade reserve with the lender, to be disbursed to pay or reimburse the borrowers for unit renovation costs pursuant to the Park West Village Whole Loan documents. See “Escrows and Reserves” below.

The major renovation units are projected to receive an average renovation of approximately $48,109 per unit and are anticipated to increase rent from $46.18 per square foot in-place to $81.00 per square foot. The borrower sponsors have completed 12 major renovations to date, which have been combined into a total of seven units. These major renovations have achieved average annual rent increases from $29.39 per square foot to $72.82 per square foot.

The light renovation units are projected to receive an average renovation of $19,306 per unit and are anticipated to increase rent from $65.31 per square foot in-place to $81.00 per square foot. The borrower sponsors have completed 17 light renovations to date. These light renovations have achieved average annual rent increases from $38.24 per square foot to $85.59 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 8 – Park West Village

The following table presents detailed information with respect to the current market rate units at the Park West Village Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	166	38.4%	464	$2,869	$6.19	$3,243	$5.85
1 Bedroom	164	38.0	836	$4,505	$5.39	$4,768	$5.08
2 Bedroom	89	20.6	918	$5,140	$5.62	$5,355	$5.39
3 Bedroom	12	2.8	1,264	$7,708	$6.05	$8,977	$5.74
4 Bedroom	1	0.2	1,832	$7,500	$4.09	$7,500	$4.09
Total/Wtd. Avg.	432	100.0%	724	$4,091	$5.67	$4,477	$5.37
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the current rent-stabilized units at the Park West Village Property:

As Is Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	115	27.5%	469	$1,175	$2.52	$1,318	$2.49
1 Bedroom	225	53.8	842	$1,337	$1.58	$1,417	$1.59
2 Bedroom	77	18.4	1,119	$1,779	$1.58	$1,843	$1.51
3 Bedroom	1	0.2	1,153	$3,000	$2.60	$3,000	$2.60
Total/Wtd. Avg.	418	100.0%	791	$1,378	$1.73	$1,473	$1.72
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation market rate units at the Park West Village Property:

Projected Post-Renovation Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	155	38.3%	464	$3,085	$6.66	$3,243	$5.85
1 Bedroom	153	37.8	837	$5,450	$6.51	$4,768	$5.08
2 Bedroom	85	21.0	910	$6,108	$6.71	$5,355	$5.39
3 Bedroom	11	2.7	1,298	$8,835	$6.80	$8,977	$5.74
4 Bedroom	1	0.2	1,832	$12,366	$6.75	$7,500	$4.09
5 Bedroom	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	405	100.0%	724	$4,792	$6.62	$4,477	$5.37
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 8 – Park West Village

The following table presents detailed information with respect to the projected post-renovation rent-stabilized units at the Park West Village Property:

Projected Post-Renovation Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	105	25.2%	465	$1,292	$2.78	$1,318	$2.49
1 Bedroom	212	50.8	847	$1,468	$1.73	$1,417	$1.59
2 Bedroom	88	21.1	1,163	$3,241	$2.79	$1,843	$1.51
3 Bedroom	10	2.4	1,529	$9,872	$6.46	$3,000	$2.60
4 Bedroom	1	0.2	1,700	$11,473	$6.75	NAP	NAP
5 Bedroom	1	0.2	2,642	$17,831	$6.75	NAP	NAP
Total/Wtd. Avg.	417	100.0%	840	$2,063	$2.46	$1,473	$1.72
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

Environmental. According to the Phase I report dated January 20, 2022, there was no evidence of any recognized environmental conditions at the Park West Village Property. The Phase I environmental assessment, however, identified historical recognized environmental conditions at the Park West Village Property.

The following table presents certain information relating to the historical and current occupancy of the Park West Village Property:

Historical and Current Multifamily Occupancy(1)
2019	2020	2021	Current(2)
94.2%	91.2%	87.9%	94.7%
(1)	Historical occupancies are as of July 31 of each respective year.
(2)	Current occupancy is as of July 22, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Structural and Collateral Term Sheet	BMO 2023-C4
No. 8 – Park West Village

The following table presents certain information relating to the operating history and underwritten cash flows of the Park West Village Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Residential Base Rent	$24,956,720	$22,792,744	$22,129,703	$24,536,542	$28,419,283	$33,434	83.9%
Commercial Base Rent	71,777	70,353	75,268	74,908	79,852	94	0.2
Gross Potential Rent	$25,028,497	$22,863,097	$22,204,971	$24,611,451	$28,499,136	$33,528	84.2%
Total Reimbursements	2,945	17,850	0	0	11,355	13	0.0
Supplemental Income Reserve(3)	0	0	0	0	4,919,913	5,788	14.5
Total Other Income	567,004	760,807	477,438	424,187	424,187	499	1.3
Net Rental Income	$25,598,446	$23,641,754	$22,682,409	$25,035,638	$33,854,591	$39,829	100.0%
(Vacancy/Credit Loss)	(2,062)	(2,942)	0	0	(1,067,415)	(1,256)	(3.2)
Effective Gross Income	$25,596,385	$23,638,812	$22,682,409	$25,035,638	$32,787,176	$38,573	96.8%
Total Expenses	$8,870,813	$9,046,781	$9,325,401	$9,544,221	$9,786,898	$11,514	29.8%
Net Operating Income(3)	$16,725,571	$14,592,031	$13,357,008	$15,491,417	$23,000,278	$27,059	70.2%
Total Capex/RR(4)	0	0	0	0	0	0	0
Net Cash Flow	$16,725,571	$14,592,031	$13,357,008	$15,491,417	$23,000,278	$27,059	70.2%
(1)	TTM represents the trailing 12 months ending May 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The Underwritten Net Operating Income is greater than the TTM Net Operating Income due in part to (i) the borrower sponsors recently renovating 29 units, which has increased rents at the Park West Village Property and (ii) disbursements from the Supplemental Income Reserve. Please refer to “Escrows and Reserves” below.
(4)	The borrower sponsors funded five years’ worth of Capex/RR at origination.

The Market. The Park West Village Property is located in New York, New York, within the New York, NY-NJ-PA Core Based Statistical Area. According to the appraisal, the unemployment rate from 2011 through 2021 in New York City increased at an average annual rate of 0.3% and is expected to decrease at an average annual rate of 4.7% between 2022 and 2026. The estimated 2021 median annual household income in New York City was $68,261. The leading industries in New York City are education and health, professional and business, government, and trade, transportation and utilities. The largest employer in New York City is Northwell Health, which employs 68,088 people. The Park West Village Property is located on the blocks bound by Columbus Avenue, Amsterdam Avenue, West 97th Street and West 100th Street. The buildings at 784 Columbus Avenue and 792 Columbus Avenue have street frontage on West 97th and 100th Streets, respectively. The building at 788 Columbus Avenue does not have street frontage; however, all three of the Park West Village Property buildings are accessible from Columbus Avenue via a breezeway through the development to the east of the subject buildings, which comprises the entire blockfront of Columbus Avenue from West 97th Street to West 100th Street. The Upper West Side is primarily residential in nature, with adequate retail to support the area. Manhattan’s central business district is located to the southeast of the Upper West Side. Immediately to the south is the Clinton area, which is characterized by a wide range of uses including residential, office buildings and the Theater District. The neighborhood bordering the Upper West Side to the north is known as Morningside Heights, which is primarily residential and home to Columbia University. The Park West Village Property benefits from its proximity to Columbus Avenue, as well as Broadway, which is dense with prime retail and commercial space.

The Park West Village Property is situated in the Upper West Side multifamily submarket. According to a third party commercial real estate information and analytics provider, as of February 2022, the Upper West Side multifamily submarket had an overall vacancy rate of 2.2%, with net absorption totaling 11 units. The vacancy rate decreased 1.7% over the past 12 months. Rental rates increased by 5.9% for the past 12 months and ended at $4,760 per unit per month. A total of 336 units are still under construction at the end of the first quarter of 2022.

According to the appraisal, the 2021 population for New York City was approximately 8,305,600 and is forecasted to grow to approximately 8,317,700 in 2022, and approximately 8,335,900 in 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Structural and Collateral Term Sheet	BMO 2023-C4
No. 8 – Park West Village

The following table presents certain information relating to comparable multifamily rental properties to the Park West Village Property:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Park West Village(2)	1950, 1958, 1963	94.7%	850	Studio	466	$4.79	$2,226
784, 788 and 792 Columbus				1 Bed	840	$3.22	$2,711
Avenue				2 Bed	1,011	$3.63	$3,663
New York, NY				3 Bed	1,255	$5.79	$7,316
				4 Bed	1,832	$4.09	$7,500
West 96th Apartments	1987	95.2%	207	1 Bed	733	$6.28	$4,606
750 Columbus Avenue				2 Bed	1,006	$6.25	$6,287
New York, NY				3 Bed	1,421	$6.23	$8,853
The Westmont Apartments	1986	100.0%	163	Studio	610	$5.75	$3,509
730 Columbus Avenue				1 Bed	802	$5.59	$4,479
New York, NY				2 Bed	1095	$5.81	$6,360
				3 Bed	1,403	$5.67	$7,951
Stonehenge Village	1930	94.5%	414	Studio	515	$5.92	$3,050
160 West 97th Street				1 Bed	686	$6.41	$4,400
New York, NY				2 Bed	951	$5.96	$5,667
				3 Bed	1,123	$5.79	$6,500
The Greystone	1923	98.6%	366	Studio	321	$9.14	$2,938
212 West 91st Street				1 Bed	583	$6.53	$3,809
New York, NY				2 Bed	955	$6.13	$5,850
Columbus Square	2009	93.7%	710	Studio	445	$8.13	$3,616
808 Columbus Avenue				1 Bed	649	$7.67	$4,979
New York, NY				2 Bed	970	$7.46	$7,235
				3 Bed	1,376	$6.28	$8,640
The Paris New York	1931	98.9%	176	Studio	516	$6.19	$3,195
752 West End Avenue				1 Bed	501	$6.13	$3,070
New York, NY				2 Bed	1,065	$5.97	$6,362
				3 Bed	1,894	$5.33	$10,095
The Lyric	1996	98.6%	285	Studio	527	$6.86	$3,618
255 West 94th Street				1 Bed	677	$6.95	$4,701
New York, NY				2 Bed	1,077	$6.80	$7,320
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of July 22, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.

The Borrowers. The borrowers under the Park West Village Whole Loan are CF PWV LLC and SM PWV LLC, as tenants-in-common, each a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Park West Village Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Meyer Chetrit and Amended and Restated 2013 LG Revocable Trust, a trust established by Laurance Gluck. Meyer Chetrit is one of the controllers of The Chetrit Group. The Chetrit Group is an experienced, privately held New York City real estate development firm controlled by two brothers: Joseph and Meyer Chetrit. The Chetrit Group, which is headquartered in Manhattan, has ownership interests in over 14 million square feet of commercial and residential real estate across the United States, including New York, Chicago, Miami, and Los Angeles, as well as internationally.

Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 13,000 apartments in 100 buildings located across New York City and over three million square feet of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendelsohn and later as a partner at Dreyer & Traub. Laurence Gluck also formerly served as a member of the Board of Governors of the Real Estate Board of New York.

Property Management. The Park West Village Property is managed by PWV Management LLC, an affiliate of the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 8 – Park West Village

Escrows and Reserves. At origination of the Park West Village Whole Loan, the borrowers deposited approximately (i) $919,476 into a real estate tax reserve account, (ii) $850,000 into a replacement reserve account, (iii) $7,858,500 into a unit upgrade reserve account and (iv) $4,920,000 into a supplemental income reserve account.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $459,738).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as (i) no event of default under the Park West Village Whole Loan is continuing, (ii) the borrowers maintain a blanket policy meeting the requirements of the Park West Village Whole Loan documents and (iii) evidence of renewal and payment within 10 days. The borrowers are currently maintaining a blanket policy.

Supplemental Income Reserve – The borrowers deposited $4,920,000 into a supplemental income reserve account (the “Supplemental Income Reserve”) at origination of the Park West Village Whole Loan. Unless and until the Park West Village Property (excluding the amount on deposit in the Supplemental Income Reserve) achieves a 6.25% “transient” Park West Village Whole Loan debt yield (calculated on the basis of annualized net cash flow for a three-month period ending with the most recently completed month), the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis after July 6, 2023 during the Park West Village Whole Loan term, that additional supplemental income reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the Park West Village Property) a 6.25% transient Park West Village Whole Loan debt yield for the following 12, 9, 6 or 3 months (such applicable 12-, 9-, 6- or 3- month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for any period until the Park West Village Property achieves a 6.25% transient Park West Village Whole Loan debt yield (excluding the amount on deposit in the Supplemental Income Reserve). The obligations of the guarantors under such carry guaranty are limited to the additional Supplemental Income Reserve deposit amounts as and when due.

So long as no event of default under the Park West Village Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined below) from the Supplemental Income Reserve to the cash management account. Such funds deposited into the cash management account will be required to be applied with all other funds then on deposit in the cash management account in the order of priority set forth in the Park West Village Whole Loan documents, as described under “Lockbox / Cash Management” below. So long as no event of default under the Park West Village Whole Loan is continuing, upon such time as the lender has reasonably determined that the Park West Village Property (excluding the amount on deposit in the Supplemental Income Reserve) has achieved for one calendar quarter a 6.25% or higher “transient” Park West Village Whole Loan debt yield (calculated on the basis of annualized net cash flow for a three-month period ending with the most recently completed month), then upon the borrowers’ written request, all of the funds in the Supplemental Income Reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined below) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be deposited into the excess cash reserve account, to be applied in accordance with the terms of the Park West Village Whole Loan documents.

“Monthly Supplemental Income Reserve Disbursement Amount” means 1/12th of (x) the initial Supplemental Income Reserve deposit with respect to the first 12 payment dates occurring during the term of the Park West Village Whole Loan, and (y) each Supplemental Income Reserve additional deposit amount with respect to the 12 payment dates following the date that the borrowers are required to deposit such Supplemental Income Reserve additional deposit amount pursuant to the terms of the Park West Village Whole Loan documents; provided that, if at any time the lender reassesses the Supplemental Income Reserve additional deposit amount in accordance with the terms of the Park West Village Whole Loan documents, the Monthly Supplemental Income Reserve Disbursement Amount will be adjusted so that all of the funds in the Supplemental Income Reserve will be disbursed in equal monthly installments ending on such Supplemental Income Reserve reassessment date (i.e., so that there will be no funds in the Supplemental Income Reserve on deposit on such Supplemental Income Reserve reassessment date).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 8 – Park West Village

Lockbox / Cash Management. The Park West Village Whole Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants, and in place cash management. The borrowers are required to deposit all rents collected from residential tenants into the lockbox account within three business days of receipt. The borrowers are required to deliver a tenant direction letter to commercial tenants to deposit all rents directly to the lockbox account. The borrowers are required to cause all amounts deposited into the lockbox account to be transferred on each business day to a cash management account controlled by the lender. Absent an event of default under the Park West Village Whole Loan documents, funds on deposit in the cash management account are applied on each monthly payment date in amounts and in the order of priority set forth in the Park West Village Whole Loan Documents, including any required tax and insurance reserve deposits, deposit account bank fees, monthly debt service on the Park West Village Whole Loan, other amounts payable to the lender under the Park West Village Whole Loan, operating expenses and extraordinary expenses reflected in the annual budget or otherwise approved by lender, with the remaining funds in the cash management account to be disbursed to the borrowers unless a Cash Trap Period is then continuing, in which event the remaining funds will be deposited into an excess cash reserve account under the lender’s control, and released to the borrower when the Cash Trap Period ends. Upon an event of default under the Park West Village Whole Loan documents, the lender will apply funds in such priority as it may determine.

A “Cash Trap Period” means a period commencing upon the earliest to occur of (i) an event of default; (ii) any bankruptcy action of the borrowers, principal, guarantor or manager has occurred; and (iii) the failure by the borrowers, after stabilization (i.e. until a Park West Village Whole Loan debt yield of at least 6.25% has been achieved (without taking into account any disbursement of Supplemental Income Reserve funds) for one calendar quarter, provided no event of default then exists), to maintain a Park West Village Whole Loan debt service coverage ratio of at least 1.20x and will be cured when (a) with respect to clause (i) above, the lender accepts a cure of the event of default; (b) in the case of a bankruptcy action by or against manager only, the borrowers replace the manager with a qualified replacement as defined in the Park West Village Whole Loan documents; or (c) with respect to clause (iii) above, the Park West Village Whole Loan debt service coverage ratio is equal to or greater than 1.25x for one calendar quarter.

Subordinate Debt. The Park West Village Property also secures the Park West Village Note B-A Subordinate Companion Loan, which has a Cut-off Date principal balance of $66,500,000, and the Park West Village Note B-B Subordinate Companion Loan, which has a Cut-off Date principal balance of $111,000,000. The Park West Village Subordinate Companion Loans accrue interest at 4.65000% per annum. The Park West Village Senior Loan is senior in right of payment to the Park West Village Note B-A Subordinate Companion Loan and the Park West Village Note B-B Subordinate Companion Loan, and the Park West Village Note B-A Subordinate Companion Loan is senior in right of payment to the Park West Village Note B-B Subordinate Companion Loan.

Whole Loan Metrics
	% of Whole Loan	Cumulative Cut-off Date LTV	Cumulative UW NOI Debt Yield(1)	Cumulative UW NCF DSCR(1)
A Notes	51.4%	32.6%	12.3%	2.60x
B-A Note	18.2%	44.2%	9.1%	1.92x
B-B Note	30.4%	63.5%	6.3%	1.34x
(1)	The UW NOI and UW NCF include disbursements from a Supplemental Income Reserve of $4,920,000. Please refer to “Escrows and Reserves” above.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Structural and Collateral Term Sheet	BMO 2023-C4
No. 9 – Green Acres

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Structural and Collateral Term Sheet	BMO 2023-C4
No. 9 – Green Acres

Green Acres
2034 Green Acres Road
Valley Stream, NY 11581
QUEENS
Queens Village
Bellerose
North New Hyde Park
New Hyde Park
Garden City
Floral Park
Belmont Park
Elmont
Franklin Square
West Hempstead
NASSAU COUNTY
Jamaica
Hollis
St. Albans Community Living Ctr.
QUEENS COUNTY
Laurelton
Baisley Pond Park
North Valley Stream
Malverne
Lakeview
Valley Stream
Airport Office Park
South Valley Stream
Lynbrook
Rockville Centre
Brookville Park
Rosedale
John F. Kennedy International Airport
Five Towns Shopping Center
Woodmere
Hewlett
East Rockaway
Oceanside
Cedarhurst
Inwood
Lawrence
Jamaica Bay
Far Rockaway
St. John's Episcopal Hospital
Fresh Meadow Shopping Center
St John's University
Adelphi University
Grand Central Pkwy
Cross Island Pkwy
Southern State Pkwy
Laurelton Pkwy
Belt Pkwy
Hempstead Tpke.
Jamaica Ave.
Merrick Blvd.
Farmers Blvd.
Francis Lewis Blvd.
115th Ave.
Linden Blvd.
Dutch Broadway
Merrick Rd.
Mill Rd.
Peninsula Blvd.
Rockaway Blvd
Rockaway Rd.
JFK Expwy
Seagirt Blvd.
Beach Channel Dr.
Hillside Ave.
Union Tpke.
Jericho Tpke.
Stewart Ave.
Nassau Blvd.
Meacham Ave.
Ocean Ave.
Guy R. Brewer Blvd.
Plainfield Ave.
Belt Blvd.
LIRR Long Beach Line
LIRR Hempstead Line
LIRR Port Jefferson Line
LIRR Far Rockaway Line
West Hempstead Line
Atlantic Ocean
Long Island Sound
LONG ISLAND
NEW YORK CITY
BROOKLYN
MANHATTAN
BRONX
QUEENS
YONKERS
NEW JERSEY
White Plains
STAMFORD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 9 – Green Acres

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,000,000	Title:	Fee and Leasehold
Cut-off Date Principal Balance(1):	$26,000,000	Property Type – Subtype:	Retail – Regional Mall
% of IPB:	3.3%	Net Rentable Area (SF):	2,081,286
Loan Purpose:	Refinance	Location:	Valley Stream, NY
Borrowers:	Valley Stream Green Acres LLC and Green Acres Adjacent LLC	Year Built / Renovated:	1956 / 1982, 2006, 2007
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy:	97.7%
Interest Rate:	5.89900%	Occupancy Date:	12/12/2022
Note Date:	1/3/2023	4th Most Recent NOI (As of):	$53,314,510 (12/31/2019)
Maturity Date:	1/6/2028	3rd Most Recent NOI (As of):	$41,001,586 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$46,618,790 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of):	$45,174,388 (TTM 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	96.2%
Amortization Type:	Interest Only	UW Revenues:	$83,514,884
Call Protection:	L(25),YM1(30),O(5)	UW Expenses:	$35,580,356
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$47,934,528
Additional Debt(1):	Yes	UW NCF:	$46,364,767
Additional Debt Balance(1):	$344,000,000	Appraised Value / Per SF(3):	$679,000,000 / $326
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/30/2022

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$178
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$178
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	54.5%
Replacement Reserves:	$0	Springing	$619,997	Maturity Date LTV(3):	54.5%
TI/LC:	$4,068,135	Springing	N/A	UW NCF DSCR:	2.10x
Rollover Reserve:	$0	Springing	$2,094,342	UW NOI Debt Yield:	13.0%
Other Reserve:	$743,644	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$370,000,000	96.9%	Loan Payoff	$364,192,834	95.4%
Equity Contribution	11,744,495	3.1	Rate Buydown	11,100,000	2.9
			Upfront Reserves	4,811,779	1.3
			Closing Costs	1,639,883	0.4
Total Sources	$381,744,495	100.0%	Total Uses	$381,744,495	100.0%
(1)	The Green Acres Mortgage Loan (as defined below) is part of a whole loan evidenced by 16 pari passu notes with an aggregate original principal balance of $370,000,000. Financial Information in the chart above reflects the Green Acres Whole Loan (as defined below). For additional information, see “The Loan” below.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	The as-is appraised value for the property is based on the assumption that the PILOT documents will be extended to 2031 and $119.1 million was included in the total concluded as-is value of $679.0 million as the present value of the PILOT benefits through 2031. However, in the absence of the PILOT tax benefits beyond 2026, the as-is value of the property would be reduced by $61.1 million resulting an implied value of $621.0 million. The Cut-off Date LTV and Maturity Date LTV based on the implied value of $621.0 million would be 59.6%.

The Loan. The ninth largest mortgage loan (the “Green Acres Mortgage Loan”) is part of a whole loan (the “Green Acres Whole Loan”) evidenced by 16 pari passu promissory notes issued by Green Acres Adjacent LLC and Valley Stream Green Acres LLC in the aggregate original principal amount of $370,000,000. The Green Acres Mortgage Loan is evidenced by the non-controlling Notes A-6 and A-8, which have an aggregate outstanding principal balance as of the Cut-off Date of $26,000,000. The Green Acres Mortgage Loan will be included in the BMO 2023-C4 securitization trust and represent approximately 3.3% of the Initial Pool Balance. The Green Acres Whole Loan was co-originated on January 3, 2023 by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS”), Morgan Stanley Bank, N.A. (“MS”), and DBR Investments Co. Limited (“DBRI”). The Green Acres Whole Loan is secured by (i) the applicable borrower’s fee interest in a retail regional enclosed mall and a retail strip center that are adjacent with each other and located in Valley Stream, New York (other than a 9.08 acre portion of such regional mall (representing approximately 8.3% of the net rentable area of the Green Acres

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 9 – Green Acres

Property (as defined below)), the fee interest in which is owned by Walmart, an anchor tenant (such portion of the regional mall owned by Walmart, the “Walmart Parcel”)) and (ii) the applicable borrower’s ground leasehold interest in the Walmart Parcel that is leased back to Walmart. As used in this term sheet, the term “Green Acres Property” collectively refers to the regional enclosed mall and the retail strip center (including the Walmart Parcel) but does not include any portion of the regional mall that is occupied by Home Depot and Target (which own their own parcels), except as otherwise expressly indicated herein. The Green Acres Whole Loan proceeds were used to refinance the existing debt on the Green Acres Property, fund upfront reserves, pay the lenders a rate buydown fee and pay origination costs. The Green Acres Whole Loan accrues interest at a fixed rate of 5.89900% per annum. The table below summarizes the promissory notes that comprise the Green Acres Whole Loan. The relationship between the holders of the Green Acres Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the controlling Note A-1 is securitized, whereupon the Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$50,000,000	$50,000,000	GS	Yes
A-2(1)	$30,000,000	$30,000,000	GS	No
A-3(1)	$20,000,000	$20,000,000	GS	No
A-4(1)	$24,000,000	$24,000,000	BMO	No
A-5(1)	$22,000,000	$22,000,000	BMO	No
A-6	$20,000,000	$20,000,000	BMO 2023-C4	No
A-7(1)	$18,000,000	$18,000,000	BMO	No
A-8	$6,000,000	$6,000,000	BMO 2023-C4	No
A-9(1)	$50,000,000	$50,000,000	MS	No
A-10(1)	$20,000,000	$20,000,000	MS	No
A-11(1)	$10,000,000	$10,000,000	MS	No
A-12(1)	$10,000,000	$10,000,000	MS	No
A-13(1)	$30,000,000	$30,000,000	DBRI	No
A-14(1)	$25,000,000	$25,000,000	DBRI	No
A-15(1)	$20,000,000	$20,000,000	DBRI	No
A-16(1)	$15,000,000	$15,000,000	DBRI	No
Whole Loan	$370,000,000	$370,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Green Acres Property is comprised of a two story regional enclosed mall known as “Green Acres Mall” and a two story retail strip center known as “Green Acres Commons”, totaling 2,081,286 square feet on an approximately 107.7-acre site in Valley Stream, New York. The Green Acres Property was built in 1956 and renovated in 1982, 2006 and 2007. The Green Acres Property provides parking via 6,847 surface parking spaces, resulting in a parking ratio of approximately 3.3 spaces per 1,000 square feet of net rentable area. As of December 12, 2022, the Green Acres Property was 97.7% occupied by over 150 tenants (including temporary tenants, which make up approximately 1.7% of net rentable area), of which 61.8% of net rentable area is occupied by 12 anchor tenants. A portion of the Green Acres Property is currently occupied by certain temporary tenants and no underwritten base rent is attributable to those temporary tenants. Green Acres Adjacent LLC owns Green Acres Commons and Valley Stream Green Acres LLC owns Green Acres Mall and the leasehold interest in the Walmart Parcel. The fee interests in the Green Acres Property owned by the applicable borrower represents approximately 91.7% of the net rentable area, and the leasehold interest in the Walmart Parcel owned by the applicable borrower represents approximately 8.3% of the net rentable area. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant and is ground leased to the applicable borrower. See “Ground Lease” below. The Green Acres Property is shadow anchored by Home Depot and Target, and the space occupied by Home Depot and Target is not part of the collateral securing the Green Acres Whole Loan. The information relating to the Green Acres Property in this term sheet does not include any space occupied by Home Depot or Target, unless otherwise expressly stated herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Major Tenants. The three largest tenants based on underwritten base rent are BJ’s Wholesale Club, Walmart and DICK’s Sporting Goods, each of which is an anchor tenant.

BJ’s Wholesale Club (127,750 square feet; 6.1% of NRA, 7.1% of underwritten base rent, Moody’s/S&P/Fitch: NR/BB/NR): Founded in 1984 and headquartered in Marlborough, Massachusetts, BJ’s Wholesale Club (“BJ’s”) is a warehouse club operator and retailer with 235 clubs and 164 gas stations, located primarily in the eastern United States. BJ’s is a membership only retailer and as of October 2022, has over 6.5 million members and received approximately $16.7 billion in annual total revenues as of 2022. BJ’s has been a tenant at the Green Acres Property since 2007, with its lease expiration date in January 2027.

Walmart (173,450 square feet; 8.3% of NRA, 6.3% of underwritten base rent, Moody’s/S&P/Fitch: Aa2/AA/AA): Founded in 1962 and headquartered in Bentonville, Arkansas, Walmart is an international supermarket chain operating approximately 10,500 stores under 46 different banners in 24 countries. Walmart employs approximately 2.3 million people worldwide. Walmart has been a tenant at the Walmart Parcel since 2003 under a lease (representing approximately $3,463,189 in underwritten base rent) expiring on August 31, 2028. Walmart is also temporarily occupying certain temporary space under a lease with an original commencement date of February 1, 2022 and a lease expiration date of January 31, 2023. No underwritten base rent is attributable to such temporary lease. Walmart owns the fee interest in the Walmart Parcel and ground leases such interest to the applicable borrower, which in turn leases the Walmart Parcel to Walmart as described above. See “Ground Lease” below.

DICK’s Sporting Goods (70,714 square feet; 3.4% of NRA, 4.5% of underwritten base rent, Moody’s/S&P/Fitch: Baa3/BBB/NR): Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, DICK’s Sporting Goods (“Dick’s”) is a sporting goods retail chain with 850 stores including Dick’s, Golf Galaxy, Field & Stream, Public Lands, Going Going Gone! and Warehouse Sale stores. Dick’s has been a tenant at the Green Acres Property since July 2016 under a lease expiring in January 2027.

Environmental. The Phase I environmental assessment at the Green Acres Property dated December 20, 2022 identified six recognized environmental conditions related to the following: (i) historical auto repair operations and an associated oil/water separator used at the Green Acres Property and reportedly removed, but for which no closure documentation is available, (ii) free product observed in a monitoring well at an adjacent property, (iii) three cases of petroleum impacts to soil and groundwater at adjacent properties, and (iv) a vapor migration concern identified in connection with the Green Acres Property’s long-term historic use of hazardous chemicals. See “Preliminary Prospectus—Description of the Mortgage Pool—Environmental Considerations”.

The following table presents certain information relating to the historical occupancy of the Green Acres Property:

Historical and Current Occupancy
2020(1)	2021(1)	Current(2)
89.8%	93.2%	97.7%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of December 12, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the largest tenants based on underwritten base rent of the Green Acres Property:

Top 10 Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Sales PSF/Year(4)	Occ. Costs	Lease Exp. Date
Macy's and Macy’s Men’s and Furniture(5)	Ba2/BB/BBB-	390,503	18.8%	$2.62	$1,024,993	1.9%	$188	7.6%	Various(6)
Walmart(5)	Aa2/AA/AA	173,450	8.3	$19.97	3,463,189	6.3%	NAV	NAV	Various(7)
SEARS(5)(8)	NR/NR/NR	144,537	6.9	$0.86	125,000	0.2%	NAV	NAV	10/31/2028
BJ's Wholesale Club(5)	NR/BB/NR	127,750	6.1	$30.38	3,881,310	7.1%	$863	5.1%	1/31/2027
KOHL'S(5)(8)	Baa2/BB+/BBB-	116,392	5.6	$17.61	2,049,642	3.8%	NAV	NAV	1/31/2031
DICK'S Sporting Goods(5)	Baa3/BBB/NR	70,714	3.4	$34.65	2,450,240	4.5%	$173	29.4%	1/31/2027
Burlington(5)	NR/BB+/NR	61,837	3.0	$24.25	1,499,547	2.7%	$398	9.9%	1/31/2032
Best Buy(5)	A3/BBB+/A-	44,400	2.1	$45.81	2,033,802	3.7%	NAV	NAV	1/31/2027
24 HOUR FITNESS(5)	NR/NR/NR	40,262	1.9	$33.00	1,328,646	2.4%	NAV	NAV	12/31/2031
Raymour & Flanigan	NR/NR/NR	38,903	1.9	$47.23	1,837,502	3.4%	$507	9.3%	7/31/2026
Major Tenants		1,208,748	58.1%	$16.29	$19,693,871	36.1%
Other Tenants		824,076	39.6%	$42.34	$34,889,912	63.9%
Occupied Collateral Total / Wtd. Avg.		2,032,824	97.7%	$26.85	$54,583,783	100.0%
Vacant Space		48,462	2.3%
Collateral Total		2,081,286	100.0%

(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of UW Base Rent and UW Base Rent PSF include contractual rent steps through February 2024.
(4)	Sales PSF are as of the trailing 12-month period ending September 30, 2022 as provided by the borrowers.
(5)	The Green Acres Property has 12 anchor tenants (10 of which are shown in the table above). The 12 anchor tenants (including Primark and Shopper’s World, which are not shown in the table above) represent approximately 61.8% of Net Rentable Area and approximately 34.7% of Total UW Base Rent.
(6)	Macy’s occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s Men’s & Furniture occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. For purposes of the number of tenants shown in this term sheet, Macy’s and Macy’s Men’s & Furniture are treated as a single tenant.
(7)	Walmart occupies 173,450 square feet of the Walmart Parcel under a lease that has an original commencement date of March 10, 2003 and a lease expiration date of August 31, 2028. Walmart is also currently occupying certain temporary space under a lease that has an original commencement date of February 1, 2022 and a lease expiration date of January 31, 2023, and no underwritten base rent is attributable to such temporary lease.
(8)	The tenants KOHL’s and SEARS have gone dark. Both tenants are currently paying rent as required under the related lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the tenant lease expirations at the Green Acres Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
Vacant	NAP	48,462	2.3%	NAP	NAP	48,462	2.3%	NAP	NAP
2023 & MTM	110	167,027	8.0	5,791,098	10.6%	215,489	10.4%	$5,791,098	10.6%
2024	21	59,279	2.8	3,334,751	6.1	274,768	13.2%	$9,125,849	16.7%
2025	26	103,199	5.0	4,421,344	8.1	377,967	18.2%	$13,547,193	24.8%
2026	19	474,521	22.8	8,833,644	16.2	852,488	41.0%	$22,380,837	41.0%
2027	22	317,183	15.2	14,275,570	26.2	1,169,671	56.2%	$36,656,407	67.2%
2028	7	329,772	15.8	4,510,131	8.3	1,499,443	72.0%	$41,166,538	75.4%
2029	7	18,831	0.9	937,351	1.7	1,518,274	72.9%	$42,103,889	77.1%
2030	5	14,437	0.7	1,257,971	2.3	1,532,711	73.6%	$43,361,860	79.4%
2031	6	165,348	7.9	4,001,519	7.3	1,698,059	81.6%	$47,363,379	86.8%
2032	5	94,565	4.5	2,304,890	4.2	1,792,624	86.1%	$49,668,269	91.0%
2033	3	24,165	1.2	508,680	0.9	1,816,789	87.3%	$50,176,949	91.9%
2034 & Beyond	7	264,497	12.7	4,406,833	8.1	2,081,286	100.0%	$54,583,783	100.0%
Total	238	2,081,286	100.0%	$54,583,783	100.0%
(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Macy’s occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s Men’s & Furniture occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Walmart occupies 173,450 square feet of the Walmart Parcel under a lease that has an original commencement date of March 10, 2003 and a lease expiration date of August 31, 2028. Walmart is also currently occupying certain temporary space under a lease that has an original commencement date of February 1, 2022 and a lease expiration date of January 31, 2023, and no underwritten base rent is attributable to such temporary lease. The number of leases shown above include (i) two leases delivered by Macy’s and Macy’s Men’s & Furniture, (ii) two leases signed by Walmart (including a temporary parking space) and (iii) 16 temporary parking leases (including one signed by Walmart) as to which no underwritten base rent is attributable.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through February 2024. The tenants, KOHL’s and SEAR’s, have gone dark. Both tenants are currently paying rents as required under the related lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the operating history and underwritten cash flows of the Green Acres Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	9/30/2022 TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$53,971,643	$48,503,241	$48,173,142	$48,128,825	$53,419,627	$25.67	60.8%
Vacant Income(3)	0	0	0	0	3,360,780	$1.61	3.8
Gross Potential Rent	$53,971,643	$48,503,241	$48,173,142	$48,128,825	$56,780,407	$27.28	64.7%
Other Commercial Income(4)	3,384,900	3,484,449	5,184,474	5,552,677	5,203,454	$2.50	5.9
Total Reimbursements	22,054,115	21,108,945	22,240,864	23,011,578	25,461,533	$12.2	29.0
UW Adjustments	0	0	0	0	339,465	$0.16	0.4
Other Revenue(5)	769,425	102,602	95,907	180,781	23,686	$0.01	0.0
Net Rental Income	$80,180,083	$73,199,237	$75,694,387	$76,873,861	$87,808,544	$42.19	100.0%
(Vacancy/Credit Loss)(6)	(233,163)	(4,190,515)	1,209,488	112,688	(4,293,661)	($2.06	(4.9)
Effective Gross Income	$79,946,920	$69,008,722	$76,903,875	$76,986,549	$83,514,884	$40.13	95.1%
Total Expenses(7)	26,632,410	28,007,136	30,285,085	31,812,161	35,580,356	$17.10	42.6
Net Operating Income	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$47,934,528	$23.03	57.4%
Capital Expenditures	0	0	0	0	455,855	$0.22	0.5
TI/LC	0	0	0	0	1,113,906	$0.54	1.3
Net Cash Flow	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$46,364,767	$22.28	55.5%
(1)	TTM reflects the trailing 12-month period ending September 30, 2022. Underwritten rents are higher than TTM Rents due to the inclusion of rent steps underwritten to the maximum increase per the tenants' contractual lease terms. Contractual rent steps are through February 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Vacant Income reflects the gross up of vacancy at average in-place rents.
(4)	Other Commercial Income includes overage / percentage rent, percent in lieu, kiosk revenue, temporary revenue, specialty revenue and business development income.
(5)	Other Revenue reflects the borrowers’ in-place miscellaneous income.
(6)	The underwritten economic occupancy is 96.2%. The Green Acres Property was 97.7% physically occupied as of December 12, 2022.
(7)	The management fee is underwritten to reflect 3.0% of Effective Gross Income. Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Green Acres Property (including the Walmart Parcel), inclusive of any tax reimbursements or expenses payable by the tenants and payment-in-lieu of taxes (“PILOT”) payable by the borrowers for 2022 under the related PILOT documents that are scheduled to expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA (as defined below) approval. According to the appraisal, the tax benefits for 2023 under the PILOT documents are expected to be $15,365,892, and if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027. See “Payment in Lieu of Taxes” below.

The Market. The Green Acres Property is located in Valley Stream, New York, within the Nassau-Suffolk metropolitan division (the “Nassau-Suffolk MSA”).The Nassau-Suffolk MSA economy is driven by the education and health services, transportation and utilities, trade and government sectors. The Nassau-Suffolk MSA’s largest employers include Northwell Health, Inc., Catholic Health System of Long Island, Inc., the County of Nassau, the United States Federal Government and the County of Suffolk.

The Green Acres Property is located in a densely populated commercial area on the border of Queens along the major arterial Sunrise Highway, and approximately 5 miles from John F. Kennedy airport. The local area is composed of retail and commercial buildings to the north, south and east, with industrial uses located to the west. Outside of local commercial districts, the area is developed with multifamily residential uses. The local area is accessed by Sunrise Highway, the Belt Parkway, and the Cross Island Parkway, all of which are arterials leading east to west. The Long Island Railroad has two stations within walking distance: the Rosedale and Valley Stream stations, which can be reached via the Jamaica, Far Rockaway, Long Beach, West Hempstead, and Babylon branches. According to the appraisal, approximately 60,000 cars pass the Green Acres Property daily.

According to the appraisal, the trade area for a retail center is between 5.0-25.0 miles in radius and consists of its top competitors, of which the primary trade area makes up between 55.0-60.0% of its sales and the secondary trade area makes up between 20.0-25.0%. According to the appraisal, the 2021 population in the primary-, secondary- and total trade area of the Green Acres Property was 438,195, 480,549 and 918,745, respectively. Additionally, for the same period, the average household income within the same areas was $108,258, $104,108 and $106,034, respectively.

According to the appraisal, the Green Acres Property is located within the Long Island retail market and the Hempstead retail submarket. As of the second quarter of 2022, the Long Island retail market contained approximately 24.1 million square feet of retail space inventory with a vacancy rate of 8.6% and an average asking rental rate of $28.70 per square foot. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Hempstead retail submarket contained approximately 4.8 million square feet of retail space with a vacancy rate of 6.2% and an average asking rental rate of $32.43 per square foot as of the second quarter 2022.

The following table presents certain information relating to comparable retail centers for the Green Acres Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Green Acres 2034 Green Acres Road Valley Stream, NY	1956 / 1982, 2006, 2007	2,081,286(2)	97.7%(2)	NAP	$232.90(2)	Macy’s Macy’s Mens & Furniture KOHL’s SEARS
Roosevelt Field Mall 630 Old Country Road Garden City, NY	1956 / 1993, 1997	2,372,053	98.0%	7.7 miles	$1,165.00	Bloomingdale’s Dick’s Sporting Goods JC Penney Macy’s Neiman Marcus Nordstrom Primark
Queens Center Mall(3) 90-15 Queens Boulevard Queens, NY	1973 / 2004	962,798	98.0%	9.1 miles	$1,721.00	H&M J.C. Penney Macy’s XXI Forever
Kings Plaza Shopping Center(3) 5100 Kings Plaza Brooklyn, NY	1969 / 2000	1,212,000	99.0%	11.1 miles	$804.00	Best Buy Burlington H&M Lowe’s Macy’s Primark Target XXI Forever Zara
Broadway Commons 358 Broadway Mall Hicksville, NY	1956 / 1995, 1999	1,234,450	89.0%	12.4 miles	$436	H&M IKEA Round One Target Showcase
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated December 12, 2022.
(3)	The Queens Center Mall and Kings Plaza Shopping Center properties are both owned by the borrower sponsor of the Green Acres Whole Loan.

The Borrowers. The borrowers for the Green Acres Whole Loan are Valley Stream Green Acres LLC and Green Acres Adjacent LLC, each a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Green Acres Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is The Macerich Partnership, L.P., a Delaware limited partnership headquartered in Santa Monica, California and a provider of real estate investment services. The Macerich Partnership, L.P. acquires, leases, manages, develops, and redevelops malls and community centers.

Property Management. The Green Acres Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $4,068,135 for a reserve (the “TI/LC Reserve”) with respect to outstanding tenant improvement allowances and leasing commissions identified in a schedule to the related loan agreement and (ii) $743,644 for a gap rent reserve (of which $227,767 is earmarked for the fourth largest tenant, BJ’s Wholesale Club).

Tax Escrows – During the continuance of a Trigger Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments and, without duplication, PILOT payments on a monthly basis.

Insurance Escrows – During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Green Acres Property is insured under a blanket policy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Green Acres

meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Period.

Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage (as defined below) of any tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, and the following tenants: (i) Advantage Toyota, (ii) Aldi, (iii) BJ’s Restaurant, (iv) BJ’s Wholesale Club, (v) Buffalo Wild Wings, (vi) Capital One, (vii) Citizen’s Bank, (viii) Hook & Reel, (ix) Olive Garden, (x) Red Lobster, (xi) Sears, (xii) Sonic Drive-In, (xiii) South Shore Hyundai, (xiv) Vitamin Shoppe, (xv) Macy’s and (xvi) Walmart) multiplied by $0.25 and divided by 12 months. The current monthly replacement reserve amount is estimated to be approximately $25,833. The borrowers are permitted to cease monthly deposits when the replacement reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $619,997. The tenants listed in clause (i) through (xvi) above collectively represent 40.2% of the NRA of and 18.6% of UW Base Rent).

Rollover Reserve – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage and, to the extent not causing or contributing to the cause of the applicable Trigger Period (including by way of paying reduced rent), Macy’s, Macy’s Mens & Furniture, Burlington, BJ’s Wholesale, Primark, Walmart, Kohl’s, Dick’s and Best Buy) multiplied by $1.00 and divided by 12 months. The current monthly rollover reserve amount is estimated to be approximately $87,264. The borrowers are not required to make any monthly deposits when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $2,094,342.

TI/LC Reserve– On each monthly payment date during the continuance of a Tenant Trigger Event (as defined below), all excess cash flow after payment of debt service, operating expenses and other required escrows is required to be deposited in the TI/LC reserve until the amount in the reserve is equal to 12 months of the base rent payable under any applicable leases causing such Tenant Trigger Event. The borrowers have the right to deliver a letter of credit meeting the requirements of the Green Acres Whole Loan Agreement in lieu of depositing funds into the TI/LC Reserve.

“Non-Collateral Square Footage” means the square footage occupied by Target and Home Depot.

Lockbox / Cash Management. The Green Acres Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on a weekly basis and on the second business day before each payment date to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds to be deposited into the TI/LC Reserve, if the Trigger Period is caused by a Tenant Trigger Event, or into an excess cash flow reserve account held by the lender as cash collateral for the Green Acres Whole Loan, if the Trigger Period is not solely caused by a Tenant Trigger Event (funds in the excess cash flow collateral account are available to the borrowers for certain purposes set forth in the related loan agreement).

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a Low Debt Service Period (as defined below), or (iii) a Tenant Trigger Event (as defined below). A Trigger Period will end (a) with respect to the matters described in clause (i) above, if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, if a cure of the Low Debt Service Period occurs or the borrowers deliver additional collateral causing the debt service coverage ratio to equal 1.55x, or (c) with respect to matters described in clause (iii) above, a cure of the Tenant Trigger Event occurs.

A “Low Debt Service Period” will commence on any calculation date when the Green Acres Whole Loan debt service coverage ratio is less than 1.50x and end when the Green Acres Whole Loan debt service coverage ratio is at least 1.55x for two consecutive calendar quarters; provided that the borrowers may deliver cash, cash equivalent or a letter of credit as additional collateral for the Green Acres Whole Loan such that when such additional collateral is added to the adjusted net cash flow used in the calculation of the debt service coverage ratio, there would be an actual debt service coverage ratio of at least 1.55x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Structural and Collateral Term Sheet	BMO 2023-C4
No. 9 – Green Acres

A “Tenant Trigger Event” will occur if (i) two or more of BJ’s Wholesale Club, Dick’s Sporting Goods and Best Buy are subject to any Tenant Trigger Condition (as defined below), or (ii) Walmart is subject to any Tenant Trigger Condition. For purposes of determining whether a Tenant Trigger Event has occurred, (i) a tenant shall not have “gone dark”, where the subject Tenant has ceased business in the subject space but has subleased all or a material portion of its premises to another operator that does not operate the premises for certain prohibited uses, (ii) pronouncements, press releases and similar “corporate statements” by a tenant of its intention with respect to operations at a particular store shall not constitute a basis for asserting that a Tenant Trigger Event has occurred, and (iii) a change in use, the days or hours of operation, or the configuration of its store by a tenant shall not, in and of itself, constitute “going dark” or ceasing to operate.

A “Tenant Trigger Condition” is if any applicable tenant (i) does not maintain an investment grade rating and goes dark for a period in excess of 120 consecutive days (excluding temporary vacancies for the purpose of repair, restoration or permitted alteration), (ii) provides written notice of its intent to not renew its lease, or (iii) does not provide notice of renewal prior to the required date.

Subordinate Debt. None. However, the borrowers are permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $10 million without the consent of the lender.

Mezzanine Debt. None.

Partial Release. The borrowers may obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrowers pay to the lender a processing fee in the amount of $15,000, (iii) the remaining property constitutes a separate tax lot (or the borrowers shall have filed an application for a separate tax lot and the borrower sponsor guarantees the payment of taxes on the Release Parcel pending the final issuance of such separate tax lot), (iv) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer, be in violation of certain reciprocal easement agreements, the Walmart Ground Lease (as defined below), the PILOT Lease (as defined below) or any then applicable law, statute, rule or regulation, (v) satisfaction of any REMIC release conditions and (vi) if required by the lender, delivery of a rating agency confirmation with respect to such release.

A ”Release Parcel” is a parcel on the Green Acres Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect.

Ground Lease. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant at the Walmart Parcel. Valley Stream Green Acres LLC (“Valley Stream”), a borrower, owns the leasehold interest in the Walmart Parcel pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart. The term of the Ground Lease commenced on August 30, 1990 and expires August 12, 2026, with two additional six-year extension options. According to the estoppel delivered by Walmart (the “Ground Lease Estoppel”) and Valley Stream, the base rent under the Walmart Ground Lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term of the Walmart Ground Lease as determined in accordance with the terms of the Walmart Ground Lease and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms. The Walmart Ground Lease contains standard leasehold mortgagee protections including notice and cure rights and the right to enter into a new ground lease in the event of termination of the Walmart Ground Lease (including rejection of the Walmart Ground Lease in bankruptcy). Pursuant to the Ground Lease Estoppel, Walmart agreed not to amend or modify the ground lease without the lender’s consent.

Payment in Lieu of Taxes. Both Green Acres Mall (excluding the Walmart Parcel) and Green Acres Commons benefit from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and The Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA approval. In connection with the PILOT Agreements, the borrowers lease the Green Acres Property (excluding the Walmart Parcel) to the Hempstead IDA pursuant to the master leases, and the Hempstead IDA subleases the Green Acres Property (excluding the Walmart Parcel) back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Structural and Collateral Term Sheet	BMO 2023-C4
No. 9 – Green Acres

on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the first five tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the PILOT Agreement in 2023 assuming that the borrowers comply with the terms of the PILOT Agreements and the leases.  Taxes were underwritten to the 2022 actual tax bills for the Green Acres Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Structural and Collateral Term Sheet	BMO 2023-C4
No. 10 – 575 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Structural and Collateral Term Sheet	BMO 2023-C4
No. 10 – 575 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Structural and Collateral Term Sheet	BMO 2023-C4
No. 10 – 575 Broadway
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$25,951,292	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	3.3%	Net Rentable Area (SF):	176,648
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	575 Broadway Associates L.P.	Year Built / Renovated:	1882 / 2015
Borrower Sponsor:	Peter M. Brant	Occupancy:	88.1%
Interest Rate:	7.49000%	Occupancy Date:	7/1/2022
Note Date:	11/29/2022	4th Most Recent NOI (As of):	$22,728,286 (12/31/2019)
Maturity Date:	12/6/2027	3rd Most Recent NOI (As of):	$19,367,711 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$21,718,364 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of)(4):	$23,741,393 (TTM 6/30/2022)
Original Amortization Term:	300 months	UW Economic Occupancy:	93.4%
Amortization Type:	Amortizing Balloon	UW Revenues:	$27,803,795
Call Protection(2):	L(26),D(28),O(6)	UW Expenses:	$11,776,167
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$16,027,627
Additional Debt(1):	Yes	UW NCF:	$15,550,678
Additional Debt Balance(1):	$101,210,038	Appraised Value / Per SF:	$215,000,000 / $1,217
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/7/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$720
Taxes:	$276,774	$276,774	N/A	Maturity Date Loan / SF:	$666
Insurance:	$62,040	$20,680	N/A	Cut-off Date LTV:	59.1%
Replacement Reserves:	$0	$2,944	N/A	Maturity Date LTV:	54.7%
TI/LC:	$0	$36,802	N/A	UW NCF DSCR:	1.38x
Ground Rent:	$424,093	Springing	N/A	UW NOI Debt Yield:	12.6%
Outstanding Obligations:	$4,231,492	$0	N/A
Façade Work	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$127,400,000	95.8%	Payoff Existing Debt	$123,945,221	93.2%
Borrower Sponsor Equity	5,592,260	4.2	Upfront Reserves	4,994,399	3.8
			Closing Costs	4,052,640	3.0
Total Sources	$132,992,260	100.0%	Total Uses	$132,992,260	100.0%
(1)	The 575 Broadway Mortgage Loan (as defined below) is part of the 575 Broadway Whole Loan (as defined below), which is comprised of six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $127.2 million. The Financial Information in the chart above reflects the 575 Broadway Whole Loan. The 575 Broadway Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Societe Generale Financial Corporation (“SGFC”).
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on January 6, 2023. Defeasance of the 575 Broadway Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 29, 2025. The assumed lockout period of 26 payments is based on the expected BMO 2023-C4 securitization closing date in February 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The decrease from Most Recent NOI to Underwritten NOI is primarily attributable to (i) Prada’s (as defined below) January 2022 lease renewal at market rent and (ii) the recent decrease in occupancy at the 575 Broadway Property (as defined below) from 100.0% to 88.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Structural and Collateral Term Sheet	BMO 2023-C4
No. 10 – 575 Broadway

The Loan. The tenth largest mortgage loan (the “575 Broadway Mortgage Loan”) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $127.2 million (the “575 Broadway Whole Loan”) secured by a first mortgage encumbering the borrower’s leasehold interests in a 176,648 square foot retail and office property located in New York, New York (the “575 Broadway Property”). The 575 Broadway Whole Loan was originated on November 29, 2022 by CREFI and SGFC and has a five-year term that amortizes on a 25-year amortization schedule and accrues interest at a fixed rate of 7.49000% per annum. The scheduled maturity date of the 575 Broadway Whole Loan is the due date that occurs December 6, 2027. The 575 Broadway Mortgage Loan is evidenced by the non-controlling Note A-1-1 with an outstanding principal balance as of the Cut-off Date of $25,951,292. The 575 Broadway Mortgage Loan is being contributed to the BMO 2023-C4 trust. The 575 Broadway Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 securitization until the securitization of the controlling Note A-2, after which point it will be serviced pursuant to the pooling and servicing agreement for such securitization. The table below summarizes the promissory notes that comprise the 575 Broadway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The borrower’s leasehold interest in the 575 Broadway Property is governed by a ground lease (the “Ground Lease”) between 575 Broadway LLC, a New York limited liability company, as the lessor, and the borrower, as the lessee, with a term expiring on June 30, 2060. The current annual base ground rent as of the Cut-off Date is $5,089,118 with CPI increases each January 1 with a minimum increase of 3.5% and a maximum increase of 5.5%. On the date of origination of the 575 Broadway Whole Loan, the borrower was required to deliver a letter of credit to the lender in an amount equal to $5,750,000 to cover potential increases in the security deposit payable pursuant to the Ground Lease (as described below) and which serves as additional collateral for the 575 Broadway Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$26,000,000	$25,951,292	BMO 2023-C4	No
A-1-2(1)	$14,000,000	$13,973,772	CREFI	No
A-2(1)	$23,700,000	$23,655,601	CREFI	Yes
A-3(1)	$28,700,000	$28,646,234	SGFC	No
A-4(1)	$20,000,000	$19,962,532	SGFC	No
A-5(1)	$15,000,000	$14,971,899	SGFC	No
Whole Loan	$127,400,000	$127,161,330
(1)	Expected to be contributed to one or more securitization trust(s).

The Property. The 575 Broadway Property consists of a six-story, 176,648 square foot retail and office building comprised of the entire northern block-front of Prince Street between Broadway and Mercer Streets in the SoHo neighborhood of Manhattan, New York. The retail component, split between the ground level, a mezzanine level and sub-basement storage space, totals 50,959 square feet (28.8% of NRA) and generates 68.6% of total underwritten base rent. The office component, located on floors two through six with sub-basement storage space, totals 125,689 square feet (71.2% of NRA), and generates 31.4% of total underwritten base rent. As of July 1, 2022, the 575 Broadway Property was 88.1% occupied by three retail tenants and five office tenants. The 575 Broadway Property was built in 1882 and renovated in 2015. Since 2016, the borrower has invested approximately $1.8 million in upgrades to the elevator, gas service and fire alarm and to install a new roof.

Major Tenants.

Estee Lauder (64,122 square feet; 36.3% NRA; 18.0% of underwritten base rent): Estee Lauder is a multinational cosmetics company, manufacturer and marketer of makeup, skincare, fragrance and hair care products founded in 1946. Estee Lauder products are sold in approximately 150 countries and territories under a number of brand names including: Estée Lauder, Clinique, Origins, M·A·C, Bobbi Brown, La Mer, Aveda, Jo Malone London, Too Faced, Dr. Jart+, and The Ordinary. Estee Lauder is also the global licensee of brand names for fragrances and/or cosmetics, including Tom Ford and AERIN. Estee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Structural and Collateral Term Sheet	BMO 2023-C4
No. 10 – 575 Broadway

Lauder has been a tenant at the 575 Broadway Property since 2000 under a lease with an expiration date of March 31, 2025, and two, five-year renewal options remaining with no termination options.

Prada USA Corp. (30,079 square feet; 17.0% NRA; 46.4% of underwritten base rent): Prada USA Corp. (“Prada”) is an Italian luxury fashion house that was founded in 1913 by Mario Prada. Prada specializes in designing leather handbags, travel accessories, shoes, ready-to-wear, perfumes and other fashion accessories. As of December 31, 2021, Prada operated 635 stores across Europe, the Americas, Asia, Japan and the Middle East with approximately 12,572 employees. Prada has been a tenant at the 575 Broadway Property since 1999 under a lease with an expiration date of January 31, 2035, and one, five-year renewal option remaining with no termination options.

H&M (11,049 square feet; 6.3% NRA; 16.2% of underwritten base rent): H&M Hennes & Mauritz (“H&M”) is a global retailer offering affordable apparel for men, women, and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of November 30, 2021, H&M operated approximately 4,801 stores across 75 markets with approximately 155,000 employees. H&M has been a tenant at the 575 Broadway Property since 2014 under a lease with an expiration date of January 31, 2030 and two, five-year renewal options remaining with no termination options.

Environmental. According to a Phase I environmental assessment dated September 14, 2022, there was no evidence of any recognized environmental conditions at the 575 Broadway Property.

The following table presents certain information relating to the historical and current occupancy of the 575 Broadway Property:

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
100.0%	100.0%	100.0%	88.1%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Current Occupancy is as of July 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Structural and Collateral Term Sheet	BMO 2023-C4
No. 10 – 575 Broadway

The following table presents certain information relating to the largest tenants based on underwritten base rent of the 575 Broadway Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Retail
Prada USA Corp.(4)(5)	NR/NR/NR	30,079	17.0%	$398.95	12,000,000	46.4%	1/31/2035
H&M(6)(7)	NR/BBB/NR	11,049	6.3	$378.49	4,181,909	16.2	1/31/2030
Lure Fishbar(8)(9)	NR/NR/NR	9,831	5.6	$157.66	1,550,000	6.0	9/30/2024
Total Retail		50,959	28.8%	$347.96	$17,731,909	68.6%
Office
Estee Lauder(10)(11)	A1/A+/NR	64,122	36.3%	$72.58	$4,653,663	18.0%	3/31/2025
Valor Management LLC(12)(13)	NR/NR/NR	12,990	7.4	$86.00	1,117,140	4.3	8/31/2033
Union Editorial NY, LLC	NR/NR/NR	11,500	6.5	$94.76	1,089,776	4.2	5/31/2023
20th Century Acquisitions	NRNR/NR	9,077	5.1	$77.33	701,960	2.7	5/31/2025
Manifold Capital Partners	NR/NR/NR	7,000	4.0	$80.00	560,000	2.2	8/31/2027
Total Office		104,689	59.3%	$77.59	$8,122,540	31.4%

Occupied Collateral Total		155,648	88.1%	$166.11	$25,854,449	100.0%

Vacant Space		21,000	11.9%

Collateral Total		176,648	100.0%

(1)	Based on the underwritten rent roll as of July 1, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $306,432 through November 2023 and the average rent steps over the lease term for Estee Lauder.
(4)	Prada has one, five-year renewal option remaining.
(5)	Prada occupies 25,000 square feet of retail space and 5,079 square feet of basement storage space. The UW Base Rent PSF for Prada’s retail space is $470.00.
(6)	H&M has two, five-year renewal options remaining.
(7)	H&M occupies 7,215 square feet of retail space and 3,834 square feet of basement storage space. The UW Base Rent PSF for H&M’s retail space is $552.45.
(8)	Lure Fishbar has one, five-year renewal option remaining.
(9)	Lure Fishbar occupies 5,831 square feet of retail space and 4,000 square feet of basement storage space. The UW Base Rent PSF for Lure Fishbar’s retail space is $224.54.
(10)	Estee Lauder has two, five-year renewal options remaining.
(11)	Estee Lauder occupies 62,122 square feet of office space and 2,000 square feet of basement storage space. The UW Base Rent PSF for Estee Lauder’s office space is $73.56.
(12)	Valor Management LLC is expected to take occupancy on February 1, 2023. At origination, approximately $744,760 was escrowed for free rent. Valor Management LLC has a one-time right to terminate its lease effective on August 31, 2029 with one-year written notice, payment of three months base rent and tax due, plus unamortized Leasing Commissions, landlord's work, and free rent.
(13)	Valor Management LLC has one, five-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Structural and Collateral Term Sheet	BMO 2023-C4
No. 10 – 575 Broadway

The following table presents certain information relating to tenant lease expirations at the 575 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	21,000	11.9%	NAP	NAP	21,000	11.9%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	21,000	11.9%	$0	0.0%
2023	1	11,500	6.5	1,089,776	4.2	32,500	18.4%	$1,089,776	4.2%
2024	1	9,831	5.6	1,550,000	6.0	42,331	24.0%	$2,639,776	10.2%
2025	2	73,199	41.4	5,355,623	20.7	115,530	65.4%	$7,995,400	30.9%
2026	0	0	0.0	$0	0.0	115,530	65.4%	$7,995,400	30.9%
2027	1	7,000	4.0	560,000	2.2	122,530	69.4%	$8,555,400	33.1%
2028	0	0	0.0	0	0.0	122,530	69.4%	$8,555,400	33.1%
2029	0	0	0.0	0	0.0	122,530	69.4%	$8,555,400	33.1%
2030	1	11,049	6.3	4,181,909	16.2	133,579	75.6%	$12,737,309	49.3%
2031	0	0	0.0	0	0.0	133,579	75.6%	$12,737,309	49.3%
2032	0	0	0.0	0	0.0	133,579	75.6%	$12,737,309	49.3%
2033	1	12,990	7.4	1,117,140	4.3	146,569	83.0%	$13,854,449	53.6%
2034 & Beyond	1	30,079	17.0	12,000,000	46.4	176,648	100.0%	$25,854,449	100.0%
Total	8	176,648	100.0%	$25,854,449	100.0%
(1)	Based on the underwritten rent roll as of July 1, 2022.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent includes rent steps totaling $306,432 through November 2023 and the average rent over the lease term for Estee Lauder.

The following table presents certain information relating to operating history and underwritten cash flows at the 575 Broadway Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$29,667,889	$26,400,156	$29,005,849	$31,914,767	$25,548,016	$144.63	89.7%
Contractual Rent Steps	0	0	0	0	306,432	1.73	1.1
Vacant Income	0	0	0	0	1,890,000	10.70	6.6
Gross Potential Rent	$29,667,889	$26,400,156	$29,005,849	$31,914,767	$27,744,449	$157.06	97.4%
Total Reimbursements	1,982,596	2,392,210	2,352,445	1,682,876	740,598	4.19	2.6
Net Rental Income	$31,650,485	$28,792,366	$31,358,294	$33,597,643	$28,485,047	$161.25	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,890,000)	(10.70)	(6.6)
Other Income(4)	1,184,517	883,666	1,168,922	1,194,408	1,208,748	6.84	4.2
Effective Gross Income	$32,835,002	$29,676,032	$32,527,216	$34,792,051	$27,803,795	$157.40	97.6%
Total Expenses	10,106,716	10,308,321	10,808,852	11,050,658	11,776,167	$66.66	42.4
Net Operating Income(5)	$22,728,286	$19,367,711	$21,718,364	$23,741,393	$16,027,627	$90.73	57.6%
Capital Expenditures	0	0	0	0	35,330	0.20	0.1
TI/LC	0	0	0	0	441,620	2.50	1.6
Net Cash Flow	$22,728,286	$19,367,711	$21,718,364	$23,741,393	$15,550,678	$88.03	55.9%
(1)	TTM reflects the trailing 12-month period ending June 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rents in Place for the reported periods include CPI escalations.
(4)	Other Income is comprised of electric income and water/HVAC income for tenants.
(5)	The decrease from Most Recent NOI to Underwritten NOI is primarily attributable to (i) Prada’s January 2022 lease renewal at market rent and (ii) the recent decrease in occupancy at the 575 Broadway Property from 100.0% to 88.1%.

The Market. The 575 Broadway Property is located in the SoHo neighborhood within the New York core based statistical area in the borough of Manhattan. Manhattan forms the political, financial, and cultural core of the city and is the economic

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 10 – 575 Broadway

growth engine of the Greater New York Region. The city’s other boroughs are Brooklyn, Queens, Staten Island, and the Bronx, otherwise known as Kings, Queens, Richmond, and Bronx counties, respectively. The area’s mass transit infrastructure connects the five boroughs as well as the surrounding suburban areas, forming the Greater New York Region. The Greater New York Region covers 21 counties in the southeastern section of New York State, southwestern corner of Connecticut, and Central and Northern New Jersey.

The SoHo neighborhood is a 26-block area bounded by Houston Street, Crosby Street, Canal Street and West Broadway. According to the appraisal, in 1973 SoHo was designated as a historic district known as the SoHo Cast Iron Preservation District. The SoHo Cast Iron Preservation District has the largest concentration of full and partial cast-iron façade buildings anywhere in the world. The district comprises about 500 buildings, many of which are characterized by their cast-iron façades. Over the last decade the SoHo neighborhood has exhibited an increase in residential development. The neighborhood surrounding the 575 Broadway Property contains retailers, galleries, offices and shops, as well as numerous restaurants. The 575 Broadway Property is accessible via several Manhattan commuter transportation hubs including the entrance to the Broadway/Lafayette subway stop located on the ground floor of the 575 Broadway Property.

According to the appraisal, the 575 Broadway Property is located in the SoHo office submarket of Midtown South Manhattan. As of the second quarter of 2022, the SoHo office submarket contained approximately 4.5 million square feet of inventory with an overall vacancy rate of 17.3% (which is lower than the weighted average Midtown South overall office market vacancy rate of 21.3%) The weighted average class B asking rental rate of the SoHo office submarket is $72.20 per square foot. The SoHo office submarket reported 174,591 square feet under construction, no completions and positive absorption of 6,564 square feet.

According to the appraisal, the 575 Broadway Property is located in the SoHo retail submarket. Within the submarket, the 575 Broadway Property comprises the entire northern block-front of Prince Street between Broadway and Mercer Street with corner retail storefront property facing Broadway Street. As of the second quarter of 2022, the SoHo retail submarket contained approximately 635 retail units with a total availability rate of 17.8% compared to a total availability rate of 26.6% within the SoHo retail submarket as of the second quarter of 2021. The average ground floor asking rental rate within the SoHo retail submarket is $310.00 per square foot which represents a 13.0% increase over the average ground floor asking rental rate as of the second quarter of 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 10 – 575 Broadway

The following table presents certain information relating to comparable office leases to the 575 Broadway Property:

Comparable Office Lease Summary(1)
Property Name/Location	Year Built / Renovated	Size (SF)	Tenant	Suite Size (SF)		Rent PSF		Commencement	Lease Term (Months)
575 Broadway New York, NY	1882 / 2015	176,648(2)	Estee Lauder(2) Valor Management LLC(2) Union Editorial NY, LLC(2) 20th Century Acquisitions(2) Manifold Capital Partners(2)	62,122(2) 12,990(2) 11,500(2) 9,077(2) 7,000(2)	(3)	$73.56(2) $86.00(2) $94.76(2) $77.33(2) $80.00(2)	(3)	Various(2)	Various(2)
434 Broadway New York, NY	1910	61,500	Modern Post	14,640		$96.00		Jun-2022	120
72-76 Greene Street New York, NY	1900	45,000	Town Hall Ventures	3,940		$90.00		Jun-2022	66
141 E. Houston Street New York, NY	2021	59,857	Solana Labs	21,738		$125.00		May-2022	120
490 Broadway New York, NY	1857 / 2010	37,483	Paige	11,594		$71.00		May-2022	90
817 Broadway New York, NY	1895 / 2019	147,000	25 Madison	9,943		$91.00		Apr-2022	78
446 Broadway New York, NY	1915 / 2021	40,147	Bay City Projects Rally Cabin	7,462 7,462 7,462		$111.00 $95.00 $112.00		March-2022 Dec-2021 Sept-2021	72 132 120
200 Lafayette Street New York, NY	1900 / 2014	100,386	A16Z	33,560		$87.00		Dec-2021	127
71 Fifth Avenue New York, NY	1907	165,000	Adyen	30,415		$90.00		Sept-2021	84
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 1, 2022.
(3)	Suite Size (SF) and Rent PSF for Estee Lauder is based on adjusted base rent and the associated net rentable area (SF) from office units only.

The following table presents certain information relating to the appraiser’s conclusion of retail market rents within the SoHo retail submarket:

CONCLUSION OF RETAIL MARKET RENTS(1)
FLOORS	RENT/SF ($/SF)
Retail -Corner:	$875
Retail - Inline:	$400
Retail-Lower Level:	$200
Retail/Restaurant Lower Level	$225
Storage-Sub-basement	$50
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 10 – 575 Broadway

The following table presents certain information relating to comparable retail leases to the 575 Broadway Property:

Comparable Retail Lease Summary(1)
Property Name/Location	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
575 Broadway New York, NY	Prada USA Corp.(2) H&M(2) Lure Fishbar(2)	25,000(2)(3) 7,215(2)(4) 5,831(2)(4)	$470.00(2)(3) $552.45(2)(4) $224.54(2)(4)	Various(2)	Various(2)
537 Broadway New York, NY	Guess	6,000(5)	$400.00(5)	Aug-2022	120
490 Broadway New York, NY	MINISO	4,769(5)	$500.00(5)	Aug-2022	120
523 Broadway New York, NY	Sunglass Hut	2,124(5)	$300.00(5)	Jul-2022	120
550 Broadway New York, NY	Vans	2,500	$360.00	Jun-2022	120
536 Broadway New York, NY	Armani Exchange	5,447(5)	$385.00(5)	May-2022	84
542 Broadway New York, NY	Kick Essentials	1,672	$287.00	Apr-2022	120
446 Broadway New York, NY	Rally Rumi	2,449(5) 2,950(5)	$275.00(5) $233.05(5)	Feb-2022 Dec-2021	132 120
581 Broadway New York, NY	Verizon	4,300	$372.00	Jun-2021	120
462 Broadway New York, NY	Wells Fargo	5,085	$408.28	Sept-2020	120
555 Broadway New York, NY	Offering	8,775	$550.00	Sept-2022	120
486 Broadway New York, NY	Offering	1,654(5)	$750.00(5)	Sept-2022	120
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 1, 2022.
(3)	Suite Size (SF) and Rent PSF for Prada are based on adjusted base rent and the associated net rentable area (SF) from Prada’s retail space units.
(4)	Suite Size (SF) and Rent PSF for H&M and Lure Fishbar are based on adjusted based rent and the associated net rentable area (SF) from retail units only.
(5)	The comparable tenant Suite Size (SF) and Rent PSF reflects only the tenant’s ground unit suite and associated rent.

The Borrower. The borrower for the 575 Broadway Whole Loan is 575 Broadway Associates L.P., a Delaware limited partnership and special purpose entity. The general partner of the borrower, 575 Broadway GP LLC, a Delaware limited liability company, is a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 575 Broadway Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the 575 Broadway Whole Loan is Peter M. Brant. Mr. Brant is an entrepreneur, manufacturing executive, publisher, philanthropist and chief executive officer of White Birch Paper Company (“White Birch”). White Birch was co-founded by Mr. Brant’s father in 1941 and is one of the largest newsprint manufacturers in North America. As a real estate developer, Mr. Brant was involved in establishing Conyers Farm, a 1,500-acre residential community located in Greenwich, Connecticut and North Castle, New York. Mr. Brant has previously had ownership interests in entities that were subject to bankruptcies. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The 575 Broadway Property is managed by A.R.I. Investors Inc., a third-party management company.

Escrows and Reserves. At origination of the 575 Broadway Whole Loan, the borrower deposited (i) approximately $276,774 into a real estate tax reserve account, (ii) approximately $62,040 into an insurance reserve account, (iii) approximately $424,093 into a ground rent reserve account, and (iv) approximately $4,231,492 into an outstanding obligation reserve account, which includes $1,354,785 for rent credits for Prada, $1,324,405 for tenant improvements, $1,177,295 for free rent, and $375,007 for leasing commissions.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that lender estimates will be payable during the next 12 months, which currently equates to approximately $276,774.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 10 – 575 Broadway

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $20,680).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $2,944.

TI/LC Reserve – The borrower is required to deposit into a TI/LC Reserve, on a monthly basis, an amount equal to approximately $36,802; provided, however upon the first monthly due date following the date that Estee Lauder renews it lease in accordance with the 575 Broadway Whole Loan documents for a term extending at least two years beyond the 575 Broadway Whole Loan maturity date, the monthly deposits for the TI/LC Reserve will be reduced to approximately $14,721.

Ground Rent Reserve – During the continuance of a Trigger Period (as defined below), the borrower will be required to deposit on a monthly basis an amount equal to (i) all base rent, (ii) additional rent and (iii) other amounts due and payable pursuant to the Ground Lease during the one-month period following the applicable date of deposit.

Façade Work Reserve – In the event that a preservation architect conducts an inspection of the 575 Broadway Property and determines that any work is required to preserve the exterior of the 575 Broadway Property, and such work is reasonably likely to cost in excess of $100,000, the borrower will be required to deposit into a reserve with the lender an amount equal to 100% of the cost required to complete the applicable work, as determined by the lender in its reasonable discretion. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans— Zoning and Use Restrictions”.

Lockbox / Cash Management. The 575 Broadway Whole Loan documents is structured with a hard lockbox with springing cash management. At origination of the 575 Broadway Whole Loan, the borrower was required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the borrower or the property manager are required to be immediately deposited in such lockbox account. All funds deposited into the lockbox are required to be released to borrower on each business day as borrower elects unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, if lender elects (in its sole and absolute discretion) to deliver a restricted account notice, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 575 Broadway Whole Loan documents. All excess funds on deposit in the cash management account after the application of such funds in accordance with the 575 Broadway Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 575 Broadway Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 575 Broadway Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (a) commencing upon the earliest of the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than 1.15x, and (iii) a Specified Tenant Trigger Period (as defined below); and (b) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default, (y) with respect to clause (ii) above, the date the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters and (z) with respect to clause (iii) above, a Specified Tenant Trigger Period no longer exists.

A “Specified Tenant Trigger Period” means a period: (a) commencing upon the earlier to occur of (i) a Specified Tenant (as defined below) being in monetary or material non-monetary default beyond applicable notice and cure periods under the applicable Specified Tenant Lease (as defined below), (ii) the Specified Tenant failing to be in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) (as defined below), (iii) other than in connection with a permitted dark event as described within the 575 Broadway Whole Loan documents, the Specified Tenant failing to be open for business during the customary hours and/or going dark in more than 30% of the applicable Specified Tenant Space, (iv) the Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant Space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceedings) and/or any Specified Tenant’s Lease failing to otherwise be in full force and effect, (vi) any bankruptcy or insolvency of a Specified Tenant, (vii) a Specified Tenant failing to extend or renew the applicable Specified Tenant Lease on or prior to the applicable Specified Tenant Extension Deadline (as defined below), (for the avoidance of doubt, as of the origination date, (A) the Specified Tenant Extension Deadline with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 10 – 575 Broadway

respect to the lease in place with Estee Lauder will occur on the monthly payment date in March 2024, (B) the Specified Tenant Extension Deadline with respect to the lease in place with H&M will occur on the monthly payment date in January 2030, and (C) the Specified Tenant Extension Deadline with respect to the lease in place with Prada will occur on the monthly payment date in January 2035), each in accordance with the applicable terms and conditions for the applicable extension as stated within the Specified Tenant Lease and the 575 Broadway Whole Loan documents for the Specified Tenant Renewal Term (as defined below); and (b) expiring upon the earlier to occur of the lender’s receipt of evidence acceptable to the lender (which such evidence will include a duly executed estoppel certificate for the applicable Specified Tenant in form and substance acceptable to the lender) of (1) satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), (2) the borrower leasing the entire Specified Tenant Space (or applicable portion thereof) pursuant to one or more leases in accordance with the terms and conditions of the 575 Broadway Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of each such lease having expired or been satisfied, each such lease has commenced and a rent commencement date having been established (without possibility of delay) and in the lender’s judgement, the applicable Specified Tenant Excess Cash Flow Condition (as defined below) being satisfied or (3) with respect to clause (iii) above, the satisfaction of the ST Cap Condition (as defined below) is satisfied with respect to the applicable Specified Tenant Space, provided, however (x) this clause will only effectively cure a Specified Tenant Trigger Period until the date that is two years prior to the stated maturity date (the “Measuring Date”) and (y) any Specified Tenant Trigger Period which has been cured pursuant to clause (3) would be ongoing as of the Measuring Date if the ST Cap Condition has not been satisfied.

A “Specified Tenant Cure Conditions” means, as applicable, (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease and no other default beyond applicable notice and cure periods under such Specified Tenant Lease occurs for a period of three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) and, unless a permitted dark event is ongoing with respect to the applicable Specified Tenant, the Specified Tenant is open for business during customary hours and not “dark” in the Specified Tenant Space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) with respect to clause (a)(vii) of the definition of Specified Tenant Trigger Period above, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Renewal Term and in the lender’s judgement, the applicable Specified Tenant Excess Cash Flow Condition is satisfied, (v) with respect to any applicable bankruptcy or insolvency proceedings involving a Specified Tenant, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

A “Specified Tenant” means, as applicable (i) Estee Lauder, Prada or H&M, (each related lease, the “Specified Tenant Lease” and the portion of the 575 Broadway Property demised to each Specified Tenant pursuant to the Specified Tenant Lease, the “Specified Tenant Space”), (ii) any other person that, individually or when aggregated with all other leases at the 575 Broadway Property with the same person or its affiliates, either (x) accounts for 15% or more of the rental income for the 575 Broadway Property, or (y) demises 15% or more of the 575 Broadway Property’s gross leasable area (it being acknowledged that in no event will any Specified Tenant pursuant to clause (ii) cease to be a Specified Tenant due to any reduction in the Specified Tenant Space demised pursuant to the applicable Specified Tenant Lease), and (iii) any guarantor(s) of the applicable related Specified Tenant Lease(s).

A “Specified Tenant Extension Deadline” means the earlier to occur of (i) the date occurring twelve months prior to the expiration of the term of the applicable Specified Tenant Lease and (ii) the deadline for the applicable Specified Tenant to renew the applicable Specified Tenant Lease as set forth within the leases.

A “ST Cap Condition” means the Measuring Date has not occurred and the amount in the excess cash flow subaccount (without duplication of any amounts then on deposit to satisfy the Specified Tenant Excess Cash Flow Condition with respect to any other Specified Tenant Trigger Period) is equal to or greater than two years of unabated base rent payable pursuant to the applicable Specified Tenant Lease with respect to which the applicable Specified Tenant Trigger Period has occurred.

A “Specified Tenant Renewal Term” means a term extending at least three years beyond the then applicable expiration date under the applicable Specified Tenant Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C4
No. 10 – 575 Broadway

A “Specified Tenant Excess Cash Flow Condition” means (a) with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant Space, sufficient funds have been accumulated in the excess cash flow subaccount (during the continuance of a Specified Tenant Trigger Period) to cover all reasonably anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with such re-tenanting and (b) with respect to curing any Specified Tenant Trigger Period by renewal/extension of any Specified Tenant Lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of a Specified Tenant Trigger Period) to cover all reasonably anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with such renewal/extension. For the avoidance of doubt, in no event will any excess cash flow funds which are being utilized to satisfy the Specified Tenant Excess Cash Flow Condition with respect to the cure of any Specified Tenant Trigger Period be available, credited, or otherwise considered in satisfying (x) the Specified Tenant Excess Cash Flow Condition with respect to any other Specified Tenant Trigger Period and/or (y) the ST Cap Condition with respect to any Specified Tenant Trigger Period.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. The 575 Broadway Property is subject to a ground lease that expires on June 30, 2060. The current annual ground lease rent as of the Cut-off Date is equal to $5,089,118. Base rent for each subsequent lease year will be an amount equal to the sum of (a) the percentage by which the applicable price index for such lease year exceeds the base index, multiplied by $4,140,000 and (b) $4,140,000. The annual ground lease rent increase is subject to a floor of 3.5% and a ceiling of 5.5% on any adjustment date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104